As filed with the Securities and Exchange Commission on July 22, 1997
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------


                      HOSPITALITY WORLDWIDE SERVICES, INC.
                 (Name of small business issuer in its charter)

       New York                           1522                   11-3096379
---------------------------     --------------------------   --------------------
(State or Jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization) Classification Code Number)   Identification Number)

              -----------------------------------------------------

                                 450 Park Avenue
                                   Suite 2603
                            New York, New York 10022
                                 (212) 223-0699
              -----------------------------------------------------
          (Address and telephone number of Principal Executive Offices)

                   Howard G. Anders, Executive Vice President
                      Hospitality Worldwide Services, Inc.
                                 450 Park Avenue
                                   Suite 2603
                            New York, New York 10022
                                 (212) 223-0699
              -----------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)

              -----------------------------------------------------

                          Copies of communications to:


       ROBERT H. FRIEDMAN, ESQ.                       TRACY EDMONSON, ESQ.
OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP                  LATHAM & WATKINS
           505 PARK AVENUE                            505 MONTGOMERY STREET
       NEW YORK, NEW YORK 10022                            SUITE 1900
                                                 SAN FRANCISCO, CALIFORNIA 94111

                      ------------------------------------

                APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
                TO THE PUBLIC: As soon as practicable after this
                    registration statement becomes effective.
                      ------------------------------------


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
       Title of each Class of Securities to be                 Proposed Maximum Aggregate              Amount of Registration
                     Registered                                      Offering Price(1)                          Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value ("Common                                $24,527,344.00                          $7,432.53
Stock")(2)
-----------------------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants to purchase Common                                  --                                     --
Stock(3)
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                $24,527,344.00                          $7,432.53
===================================================================================================================================

___________________
(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) of the Securities Act based on $8.53125, the average of the high and low sale prices of the Common Stock on July 16, 1997.
(2) Includes up to 375,000 shares of Common Stock issuable upon exercise of the over-allotment option granted to the Underwriters.
(3)      To be issued to Jefferies & Company, Inc. at Closing.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 22, 1997

PROSPECTUS
                                2,500,000 SHARES
                                     [LOGO]

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                  COMMON STOCK

         ALL OF THE 2,500,000 SHARES (THE "SHARES") OF COMMON STOCK, $.01 PAR VALUE (THE "COMMON STOCK") OFFERED HEREBY (THE "OFFERING") ARE BEING SOLD BY HOSPITALITY WORLDWIDE SERVICES, INC. (THE "COMPANY"). THE COMMON STOCK IS CURRENTLY QUOTED ON THE NASDAQ SMALLCAP MARKET ("NASDAQ") UNDER THE SYMBOL "ROOM." ON JULY 21, 1997, THE LAST REPORTED SALE PRICE OF THE COMMON STOCK ON NASDAQ WAS $8.625. SEE "PRICE RANGE OF COMMON STOCK." APPLICATION HAS BEEN MADE TO HAVE THE COMMON STOCK APPROVED FOR QUOTATION ON THE NASDAQ NATIONAL MARKET ("NASDAQ NMS") UNDER THE SYMBOL "ROOM."

            SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION
     OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   Price to              Underwriting
                                    Public               Discount(1)           Proceeds to Company(2)
                             ------------------      ------------------     -------------------------
Per Share.................   $                       $                      $
Total (3).................   $                       $                      $

-------------------------
(1) The Company has agreed to indemnify the several underwriters identified elsewhere herein (the "Underwriters") against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2)      Before deducting expenses payable by the Company estimated at $450,000.

(3) The Company has granted to the Underwriters a 30-day option to purchase up to 375,000 additional shares of Common Stock on the same terms and conditions set forth above, solely to cover over-allotments, if any. If all such shares are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company will be $______, $______ and $_____, respectively. See "Underwriting."

         THE SHARES OF COMMON STOCK ARE OFFERED BY THE UNDERWRITERS, SUBJECT TO PRIOR SALE, WHEN, AS AND IF ISSUED TO AND ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL FOR THE UNDERWRITERS. IT IS EXPECTED THAT DELIVERY OF THE COMMON STOCK WILL BE MADE AGAINST PAYMENT THEREFOR ON OR ABOUT __________, 1997, IN NEW YORK, NEW YORK.



                            JEFFERIES & COMPANY, INC.


_____________, 1997

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING AND MAY BID FOR, AND PURCHASE SHARES OF COMMON STOCK IN THE OPEN MARKET. IN ADDITION, UNDERWRITERS MAY ENGAGE IN PASSIVE MARKET MAKING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 UNDER REGULATION M. SEE "UNDERWRITING."






































IT SHOULD BE NOTED THAT SMITH TRAVEL RESEARCH HAS NOT PROVIDED ANY FORM OF CONSULTATION, ADVICE OR COUNSEL REGARDING ANY ASPECTS OF, AND IS IN NO WAY WHATSOEVER ASSOCIATED WITH, THE PROPOSED OFFERING.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS, EACH INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS
PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION HEREIN ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER- ALLOTMENT OPTION. THE TERM "COMPANY" MEANS, UNLESS THE CONTEXT REQUIRES OTHERWISE, HOSPITALITY WORLDWIDE SERVICES, INC. AND ITS SUBSIDIARIES. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                   THE COMPANY

         Hospitality Worldwide Services, Inc. has evolved over the past two years from a narrowly focused lighting fixture design, manufacturing and installation company formerly known as Light Savers U.S.A., Inc., into one of the leading providers of a broad range of outsourcing services to the hospitality industry. These services include hotel renovation, procuring hotel furniture, fixtures and equipment ("FF&E") and reordering hotel operating supplies and equipment ("OS&E"). This rapid evolution resulted from two primary factors: (i) the acquisition of the assets comprising the business of Hospitality Restoration and Builders, Inc. ("HRB") and the acquisition of The Leonard Parker Company ("LPC"), including its then subsidiary, Parker Reorder Corporation ("Parker Reorder") and (ii) the Company's disposition of its lighting business. The Company's pro forma total revenues increased from $52.3 million in 1995 to $83.1 million in 1996 while pro forma earnings increased from a net loss applicable to common shareholders of $2.4 million to net income applicable to common shareholders of $1.4 million over the same period. See " -- Summary Historical and Pro Forma Financial Information" and "Selected Historical and Pro Forma Financial Data."

         HRB  has  performed  a wide  variety  of  renovation  services  for the hospitality industry for over 18 years. Founded in 1969, LPC provides procurement services to hotel owners, operators and developers in over 40 countries and over 40 states. The original founders of both HRB and LPC continue to manage these businesses. Parker Reorder offers hotel properties the ability to order, on an as needed basis, any and all OS&E products used by such properties. The Company is enhancing its reorder business with a new proprietary software product ("Parker FIRST"), which allows clients to reorder OS&E and other products on-line and will provide such clients with access to forecasting and product evaluation capabilities. Headquartered in New York, New York and with offices in Coral Gables, Florida; Los Angeles, California; Singapore; Dubai, United Arab Emirates and Sandton, South Africa, the Company is well-situated to meet client needs around the globe.

                                LINES OF BUSINESS

         RENOVATION. The Company provides a complete package of high quality renovation services to the hotel industry ranging from pre-planning, value-engineering and scope preparation of a project to performing the renovation and delivering furnished rooms. For more than 18 years, the Company's renovation division has been delivering high quality renovations on time and within budget and is currently working on third- and fourth- generation projects for a number of its clients. The Company distinguishes itself from its competitors by striving to keep a hotel fully operational as renovations are performed, with minimal inconvenience to guests or interruptions to hotel operations. Almost all of the Company's renovation projects involve interior cosmetic improvements such as new paint, vinyl and carpeting. According to a recent industry report, approximately 55 percent of hotel executives placed upgrading existing facilities as a top priority. The Company's renovation clients include FelCor Suite Hotels, Inc., Chartwell Leisure, The Griffin Group, Prime Hospitality Group and The Getty's Group.

         PROCUREMENT. The Company procures FF&E products for hotel owners, operators and developers, including carpeting, bedding, casegoods, wallcovering, artwork and decorative lighting, as well as OS&E products, including china, glassware, kitchen supplies, linens, flatware, uniforms and guestroom amenities, to meet initial hotel operating requirements. As part of this service, the Company prepares budgets, negotiates pricing and payment terms with manufacturers, issues purchase orders and oversees shipping, delivery and installation services in connection with both new hotels and major renovations. Worldwide contacts with over 3,500 vendors and the Company's substantial buying power enable it to offer its customers exceptional quality and competitive pricing. LPC purchased approximately $305.0 million of products for its clients in 1996, making it the second largest purchasing agent for the hospitality industry in the United States ranked by sales volume. Recently completed projects include The Grand Hyatt and The New York Palace in New York, New York; The Loews Hotel in Miami Beach, Florida; The Atlantis Resort in Paradise Island, Bahamas; The Hilton International in Sandton, South Africa and The Windsor Hotel & Casino in Ontario, Canada.

         REORDER. The Company acts as purchasing agent for hotels in connection with recurring orders of OS&E products, paper and stationery, chemicals and engineering supplies . The Company has developed, is planning to initiate beta testing and is currently marketing Parker FIRST, an automated reorder software package. Parker FIRST provides a single hotel property or group of related hotel properties with a streamlined on-line ordering, forecasting and product evaluation system. In addition, Parker Reorder, through Parker FIRST, provides information regarding existing and new products, order processing, status of orders, receipt of merchandise, invoicing and associated financial data. Parker FIRST will simplify the ordering process and provide detailed daily and historical patterns of use. The Company believes that as Parker FIRST achieves commercial success, the Company's reorder business will represent a growing percentage of the Company's overall earnings. See "Risk Factors - Risks Associated with Development of Parker FIRST."

                                INDUSTRY DYNAMICS

         According to recently published data, the United States hospitality industry alone consists of approximately 45,000 properties offering approximately 3.4 million rooms for daily rental. The hospitality industry as a whole has experienced five consecutive years of growth in which the demand for rooms has outpaced the growth in the supply of rooms. Industry analysts predict that this growth will continue in the near future. According to Smith Travel Research, the combination of increasing revenues, resulting from both higher occupancies and higher average daily rates, and improving operating efficiencies at the property level have resulted in dramatic increases in industry profitability. The forecasted continued high demand for hotel rooms resulting from the strong business climate coupled with recent record industry profits and availability of capital to the hospitality industry is expected to continue to fuel the demand for the Company's services.

         Based upon the Company's experience, hotels generally require refurbishing every five to seven years. In addition, it is common practice in the hospitality industry for operating entities to allocate funds annually for ongoing maintenance and renovation. The Company believes that the need for renovation services, combined with record profits in the hospitality industry, will continue to provide numerous renovation opportunities. In addition, as a result of the downturn in the hospitality industry in the late 1980's, many corporate hotel chains downsized, eliminating significant numbers of technical personnel. As a result, hotels are finding it necessary to outsource more of their renovation and procurement needs.

                                BUSINESS STRATEGY

          It is the Company's goal to further its position as one of the leading providers of renovation and procurement services for the hospitality industry on a global basis. To that end, the Company intends to:

         o leverage the synergies that exist between its procurement, renovation and reorder businesses by cross selling its services and pursuing referrals. For example, the Company obtained renovation projects at The Grand Hyatt Hotel and The Roosevelt Hotel in New York, New York directly as a result of its performance on procurement projects for the same hotels;

         o take advantage of the recent consolidation in the hospitality industry by forming additional strategic alliances with both domestic and international chains and franchised hotels, as well as major management companies with a global presence;

         o seek additional opportunities to complement and expand its existing businesses, including (i) entering into joint venture projects that allow the Company to leverage its broad range of services and (ii) achieving market penetration of Parker FIRST. The Company is also considering entering into hotel development; and

         o take advantage of the fragmentation in the industry by acquiring and consolidating hospitality related businesses throughout the country. Many of these businesses are small, closely-held or family owned operations which would benefit from the Company's resources, experience and substantial customer base.

                              APOLLO JOINT VENTURE

         In May 1997, the Company entered into a joint venture (the "Apollo Joint Venture") with Apollo Real Estate Advisors II, L.P. ("Apollo") and Watermark Limited LLC ("Watermark LLC") to identify, acquire, renovate, refurbish and sell hotel properties. The Company will perform all of the renovation and procurement services for each of the properties purchased by the Apollo Joint Venture. In addition, the Company will receive a five percent equity interest in each of the entities formed to purchase such properties in exchange for its contribution of five percent of the total equity required to acquire, renovate and sell such properties. The Apollo Joint Venture has identified three hotel properties and is actively negotiating for their acquisition.

         The Company's headquarters are located at 450 Park Avenue, Suite 2603, New York, New York 10022, and its telephone number is (212) 223-0699.

                                  THE OFFERING

Common Stock offered
 by the Company............................ 2,500,000 shares

Common Stock to be
 outstanding after
 the Offering.............................. 10,312,239 shares(1)

Use of Proceeds............................ For     repayment     of     certain
                                            indebtedness,  additional investment
                                            in  Parker  FIRST,  funding  of  the
                                            Company's  capital  contribution  to
                                            the projects  that may be undertaken
                                            in  respect  of  the  Apollo   Joint
                                            Venture   and   general    corporate
                                            purposes,     including    potential
                                            acquisitions     and     development
                                            activities, and working capital. See
                                            "Use of Proceeds."

Risk Factors............................... The  purchase of the Shares  offered hereby  involves  a high  degree  of
                                            risk.  Prospective  investors should
                                            review  carefully  and  consider the
                                            information  set forth  under  "Risk
                                            Factors."

Nasdaq Symbol.............................. ROOM


(1) Does not include: (i) as of March 31, 1997 (a) 50,000 shares of Common Stock issuable upon exercise of outstanding options granted to an executive officer of the Company; (b) 50,000 shares of Common Stock issuable upon exercise of options outstanding under the Company's 1994 Non-Statutory Stock Option Plan (the "1994 Plan"); (c) 1,688,000 shares of Common Stock issuable upon exercise of outstanding options under the Company's 1996 Stock Option Plan (the "Employee Plan") (1,189,000 of which have been granted); (d) 250,000 shares of Common Stock issuable upon exercise of options outstanding under the Company's 1996 Outside Directors' Stock Option Plan (the "Directors' Plan") (100,000 of which have been granted); (e) 41,666 shares of Common Stock issuable upon exercise of outstanding warrants granted to the underwriter in connection with the Company's initial public offering; and (f) 300,000 shares of Common Stock issuable upon exercise of an outstanding option granted to Resource Holdings Associates, L.P. ("Resource Holdings"); (ii) 750,000 shares of Common Stock issuable upon exercise of an outstanding warrant granted to Apollo in connection with the Apollo Joint Venture (which is currently exercisable as to 250,000 shares); (iii) 1,000,000 shares of Common Stock (subject to upward adjustment to a maximum of 5,000,000 shares in the event that the market price of the Common Stock is below $5.00 at the time of conversion) issuable upon conversion of the LPC Preferred (as hereinafter defined); and (iv) shares of Common Stock in an amount equal to 2.5% of the outstanding Common Stock on a fully diluted basis after the completion of the Offering issuable upon exercise of warrants to be granted to Jefferies & Company, Inc. (the "Jefferies' Warrants").

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

    The summary historical and pro forma financial information set forth below is derived from the consolidated financial statements appearing elsewhere in this Prospectus. The consolidated financial statements of Hospitality Worldwide Services, Inc. and Subsidiary as of December 31, 1995 and 1996 and for the years then ended have been audited by BDO Seidman, LLP, independent certified public accountants. The information as at and for the three-month periods ended March 31, 1996 and 1997 is unaudited and, in the opinion of management, contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations at such dates and for such periods. The results for the three months ended March 31, 1997 are not necessarily indicative of the results for the full year. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations and financial position that would have been obtained had the transaction reflected therein been consummated on the dates indicated. During the periods presented below, the Company consummated the acquisition of its renovation, purchasing and reorder businesses and disposed of its lighting business. Consequently, the summary historical and pro forma financial information presented below may not be comparable for the periods presented. The summary historical and pro forma financial information should be read in conjunction with such financial statements, including the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                            Year Ended December 31,                       Three Months Ended March 31,
                            -------------------------------------------------        ----------------------------------
                                           Pro Forma                    Pro Forma                  Pro Forma
                                   1995        1995(1)         1996         1996(1)      1996        1996(1)       1997
                                   ----        ----            ----         ----         ----          ----        ----
                                          (unaudited)                    (unaudited)   (unaudited)  (unaudited)  (unaudited)

STATEMENT OF OPERATIONS DATA:
  Net revenues............       $4,980,291   $52,302,770    $24,367,112   $83,067,724   $1,993,321  $12,604,793   $18,195,826
  Cost of revenues........        3,823,779    46,579,067     18,289,924    70,171,807    1,676,801   10,444,807    14,737,150
  Selling, general and
    administrative expenses       1,619,189     8,008,716      3,218,520    10,309,525      440,431    1,914,425     2,642,864
  Other income (expense)..          107,250       211,074        (24,960)      215,719        2,708        2,708       (28,990)
  Income (loss) from continuing
    operations............         (380,427)   (2,076,220)     1,907,383     1,735,165     (121,203)     116,269       397,456
  Loss from discontinued
    operations............         (735,542)        --           (64,705)        --            --           --            --
  Dividends on preferred shares       --          300,000           --         300,000         --         75,000        75,000
  Net income (loss) applicable
    common shareholders...       (1,115,969)   (2,376,220)     1,842,678     1,435,165     (121,203)      41,269       322,456
  Net income (loss) per share
    from continuing operations       $(0.07)       $(0.28)         $0.27         $0.17       $(0.02)       $0.01         $0.04
  Loss per share from discontinued
    operations ...........            (0.13)        --             (0.01)          --           --           --            --
  Net income (loss) per share        $(0.20)       $(0.28)         $0.26         $0.17       $(0.02)       $0.01         $0.04
  Weighted average number of
    common equivalent shares
    outstanding...........        5,653,052     8,375,655      7,192,361     8,442,361    6,949,556    8,199,556     9,031,214


                                                                  March 31, 1997
                                                ------------------------------------------------------

BALANCE SHEET DATA:                              ACTUAL      AS ADJUSTED(2)     AS FURTHER ADJUSTED(3)

    Current assets...........................   $16,162,717     $16,162,717         $31,465,842
    Total assets.............................   35,946,914       35,946,914          51,250,039
    Working capital (deficit)................   1,177,840       (1,022,160)          18,580,965
    Total current liabilities................   14,984,877       17,184,877          12,884,877
    Total shareholders' equity...............   20,811,248       18,611,248          38,214,373


(1) Gives effect to the acquisitions of LPC and the assets comprising the business of HRB by the Company as if such acquisitions had occurred on January 1, 1995 for the years ended December 31, 1995 and 1996 and to the acquisition of LPC as if such acquisition had occurred on January 1, 1996 for the quarter ended March 31, 1996. The amounts in the pro forma columns reflect adjustments for amortization of goodwill, officers' compensation, interest income, taxes and dividends on preferred shares.

(2) As adjusted to reflect the $2.2 million the Company borrowed from Findim Investments S.A. in May 1997 for a period of six months at an interest rate of 12% per annum in order to exercise an option to purchase 500,000 shares of Common Stock from Tova Schwartz, the Company's former President and Chief Executive Officer, as if the transaction occurred on March 31, 1997. The Company repurchased such shares from Ms. Schwartz in May 1997.

(3) As further adjusted to reflect the issuance of 2,500,000 shares of Common Stock offered by the Company hereby at an assumed public offering price of $8.625, including 1,000,000 shares from the Company's treasury, and the application of the net proceeds therefrom. See "Use of Proceeds."

                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS. SEE "DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS."

RECENT CHANGE OF BUSINESS FOCUS

         The Company's historical results of operations do not reflect combined operations relating to its current lines of business for a significant period of time and such results may not be indicative of the Company's future results of operations. In August 1995, the Company acquired substantially all of the assets and business and assumed certain liabilities of AGF Interior Services, Inc., doing business as Hospitality Restoration and Builders ("AGF"), a company that provided renovation services to the hospitality industry. In February 1996, the Company disposed of its lighting business, which prior to the acquisition of the assets of AGF, was its only operating business. In January 1997, the Company acquired 100% of the outstanding capital stock of LPC. In May 1997, the Company entered into the Apollo Joint Venture. These businesses represent a substantial change from the Company's original line of business, designing, manufacturing and installing energy-efficient lighting fixtures for the hospitality industry. Management and other key personnel may not have the depth of expertise required to manage such a substantial change in business focus. If the Company's efforts are not successful, the Company's results of operations could be materially adversely affected. See "Selected Historical and Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

MANAGEMENT OF GROWTH

         The Company has recently experienced and is expected to continue to experience growth in the scope of its operations. The Company will need to hire additional financial, human resources and sales and marketing personnel. This growth will result in increased responsibilities for management and may place a strain on the Company's operational, financial and other resources. There can be no assurance that the Company will be able to achieve or manage any such growth effectively. Failure to do so could have a material adverse effect on the Company. See "Business."

HISTORY OF LOSSES

         For the year ended December 31, 1996, the Company had net income applicable to common shareholders of $1,842,678 and pro forma net income applicable to common shareholders of $1,435,165, compared to a net loss of $1,115,969 and a pro forma net loss of $2,376,220 for the year ended December 31, 1995. While the historical results for the year ended December 31, 1996 are reflective of a portion of the Company's current business, there can be no assurance that the Company's operations will continue to be profitable or that any positive cash flow generated by the Company's operations will be sufficient to meet the Company's future cash and operational requirements. See "Selected Historical and Pro Forma Financial Information."

COMPETITION

         Servicing the hospitality industry is a highly competitive business, with competition based largely on price and quality of service. In its renovation business, the Company primarily competes with small, closely-held or family owned businesses. In its purchasing and reorder businesses, the Company competes with other independent procurement companies, hotel purchasing companies and food service distribution companies. With respect to Parker FIRST, the Company expects competition from a number of hotel management companies, hotel companies, franchise operators and other entities who are pursuing the development of software systems that attempt to provide on-line procurement services. There is no single competitor or small number of competitors that is or are dominant in the Company's business areas. However, some of the Company's competitors and potential competitors possess substantially greater financial, personnel, marketing and other resources than the Company. There can be no assurance that the Company will be able to compete successfully. See "Business -- Competition."

NEED FOR ADDITIONAL FINANCING

         Management believes that the Company's current cash, cash equivalents and lines of credit, together with the proceeds from this Offering, will be sufficient to enable the Company to carry out its business objectives for the next 18 months. Thereafter, the Company will be dependent upon its ability to generate cash flows from operations sufficient to meet its obligations as they become due, to fund its working capital needs and to fund any acquisitions or investments in joint ventures. Unless the Company can generate cash flows from operations sufficient to fund these requirements, the Company will be required to obtain additional financing to continue to implement its business strategies. As part of its business strategy, the Company plans to pursue acquisitions of renovation businesses and make additional investments in connection with the Apollo Joint Venture. To the extent the Company consummates any such acquisitions in the next 18 months or must contribute funds to joint venture projects in excess of the amount contemplated by "Use of Proceeds", the Company will need to raise additional capital. There can be no assurance that any additional financing will be available to the Company on acceptable terms, if at all. Any inability by the Company to obtain additional financing, if required, will have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

RISK OF JOINT INVESTMENT

         Apollo will have complete discretion over the approval and the terms of each project presented to the Apollo Joint Venture. Each project will be governed by a separate operating agreement. Each operating agreement in respect of the development companies formed to purchase, renovate and sell hotel properties pursuant to the Apollo Joint Venture will provide that Apollo, as the majority in interest member, may request that each member provide additional capital for a specific project. In the event that the Company is unable to meet such capital request, its interest in such project will be decreased by the amount which Apollo contributes pursuant to such capital request, as well as an additional penalty amount. Further, if the Company were to pursue the opportunity to acquire a hotel during the next five years, it would be required to first present such opportunity to Apollo.

         In addition to Apollo's discretion over projects in which the Apollo Joint Venture will participate, the operating companies formed in respect of each project will be controlled by Apollo as the majority member in interest and Watermark LLC as manager. The risk is present in this joint venture, and in other joint ventures in which the Company may subsequently determine to participate, that the other joint venture partners may at any time have economic, business or legal interests or goals that are inconsistent with those of the joint venture or the Company. Moreover, if Apollo were unable to meet its economic or other obligations to the venture, the Company could be required to fulfill those obligations. In light of the substantial limitations on the Company's discretion with respect to the Apollo Joint Venture, there can be no assurance that it will prove to be a successful joint venture for the Company. See "Business -- Apollo Joint Venture."

RISKS ASSOCIATED WITH DEVELOPMENT OF PARKER FIRST

         The future success of the Company's reorder business depends largely on the successful introduction and subsequent market penetration of Parker FIRST. The Company plans to initiate beta testing this software in August 1997 and there can be no assurance that the product will be successfully implemented on the Company's proposed timetable or that, once introduced, Parker FIRST will be commercially successful. Significant flaws in the software or delays in implementation would have a material adverse effect on the Company. In addition, there can be no assurance that the Company's competitors will not develop software products that are substantially equivalent or superior to Parker FIRST.

LIMITED INTELLECTUAL PROPERTY PROTECTION

         The Company believes that the proprietary nature of Parker FIRST is critical to the success of such software. There can be no assurance that the steps taken by the Company to deter misappropriation of its proprietary information will be adequate or that the Company will be able to take appropriate steps to enforce intellectual property rights. Further, the laws of many foreign countries do not protect the Company's intellectual property rights to the same extent as the laws of the United States. The failure of the Company to protect its proprietary information could have a material adverse effect on the Company.

HOTEL RENOVATION RISKS

         The Company provides renovation services to its clients on a fixed price basis. As a result, the Company is exposed to certain risks, including the possibility of unforeseen construction costs and delays due to various factors such as the inability to obtain regulatory approvals, inclement weather, fires, acts of nature and labor or material shortages. Such unanticipated delays and expenses, should they materialize, could affect the Company's results of operations and its reputation and impair its ability to obtain additional renovation work and could have a material adverse effect on the Company.

DEPENDENCE UPON AVAILABILITY OF QUALIFIED LABOR

         The Company's ability to provide renovation services successfully to the hospitality industry depends upon its ability to hire local contractors and laborers in the areas where it provides such renovation services. The Company is dependent upon the availability of a local labor force, which is affected by prevailing wages, weather and local economic conditions and there can be no assurance that such supply will be adequate to meet the Company's requirements or that such supply can be obtained at wage levels satisfactory to the Company.

         Parker FIRST will require substantial software development and technical support to complete the development and the deployment of the product and to support it once it is in place. The Company faces intense competition for software development and technical support personnel from other entities. There can be no assurance that the Company will be successful in hiring and retaining such key personnel.

SUPPLIER RELATIONSHIPS

         The Company's purchasing arrangements with suppliers of hospitality-related products are by purchase order and terminable at will by either party. There can be no assurance that any of the Company's supplier relationships will not be terminated in the future. While the Company has been able to obtain products on a timely basis in the past, the Company is subject to the risk that it will be unable to purchase sufficient products to meet its clients' requirements. Any shortages or delays in obtaining these products could have a material adverse effect on the Company.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

         A portion of the Company's revenues is derived from international sales and the Company's business strategy involves expanding its international operations. There are certain risks inherent in conducting business internationally, such as unexpected changes in regulatory requirements, export restrictions, tariff and other trade barriers, difficulties in staffing and managing foreign operations, different employment laws and practices in foreign countries, longer payment cycles, political instability, exposure to currency fluctuations, exchange rates, imposition of currency exchange controls, potentially adverse tax consequences and country-specific product requirements, any of which could adversely effect the success of the Company's international operations. There can be no assurance that one or more of these factors will not have a material adverse effect on the Company's international operations and, consequently, on the Company.

CONTROL BY CERTAIN SHAREHOLDERS

         Upon completion of the Offering, Watertone Holdings, L.P. ("Watertone") will beneficially own 1,800,000 shares or 17.5% of the outstanding Common Stock. See "Principal Shareholders." Robert Berman, the President and Chief Executive Officer of the Company, is a director of Watermark LLC, the general partner of Watertone. The Parker family controls 1,250,000 shares or 12.1% of the outstanding Common Stock and 200,000 shares of LPC Preferred, each of which are entitled to 4.17 votes. The Parker family, as holders of LPC Preferred are entitled to (i) vote on all matters submitted to the holders of the Common Stock and/or directors; and (ii) elect two directors to the Company's Board of Directors at any time that any of the LPC Preferred is outstanding. Accordingly, each of Watertone, Watermark

LLC, Mr. Berman and the Parker family will be able to influence (in addition to Mr. Berman's, Leonard Parker's and Douglas Parker's influence as officers and/or directors) the affairs of the Company, including the election of directors and other matters requiring shareholder approval.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the Offering, the Company will have 10,312,239 shares of Common Stock issued and outstanding. Of these shares, a total of 5,655,168 shares of Common Stock (including the 2,500,000 shares offered hereby) will be freely tradable without restriction or registration under the Securities Act by persons other than "affiliates" of the Company, as defined in the Securities Act (who would be required to sell under Rule 144 under the Securities Act). The remaining 4,657,071 shares of Common Stock outstanding upon completion of the Offering will be "restricted securities" as that term is defined by Rule 144 (the "Restricted Shares").

         The Company, its officers, directors and Watertone, who beneficially own 2,799,458 shares of Common Stock (together with an aggregate of 1,250,000 shares of Common Stock underlying outstanding options), have agreed that, without the prior written consent of Jefferies, he, she or it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction describe in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Jefferies may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements.

         No predictions can be made as to the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities in the future. See "Shares Eligible for Future Sale."

POSSIBLE ANTI-TAKEOVER EFFECTS OF PREFERRED STOCK; POTENTIAL DILUTION OF COMMON STOCK OR INTEREST IN PARKER REORDER

         The Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 3,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders. As of the date of this Prospectus, 200,000 shares of 6% Redeemable Convertible Preferred Stock (the "LPC Preferred") are outstanding, which shares were issued as partial consideration for the acquisition of LPC. Although the Company currently has no plans for the issuance of additional shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. The ability of the Board of Directors to issue Preferred Stock could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management and, as a result, could prevent the shareholders of the Company from being paid a premium over the market value for their shares of Common Stock. If the Company fails to redeem the LPC Preferred upon the request of the holders thereof at any time after January 10, 2002, the holders of LPC Preferred will be entitled to elect a majority of the members of the Board of Directors. At any time between January 10, 1998 and January 10, 2000, the holders of the LPC Preferred will have the right to convert such stock into either (i) 1,000,000 shares of Common Stock (subject to upward adjustment to a maximum of 5,000,000 shares in the event that the market price of the Common Stock is below $5.00 at the time of conversion) or (ii) 9.8% of the capital stock of Parker Reorder. If the holders exercise the option to convert the LPC Preferred into shares of Common Stock, holders of Common Stock will experience dilution. If the holders exercise the option to convert the LPC Preferred into 9.8% of the capital stock of Parker Reorder, the Company's equity ownership in Parker Reorder will be reduced. The holders of LPC Preferred also have the right, as long as the LPC Preferred is outstanding, to receive 20% of the cumulative net profits of Parker Reorder, measured from January 1, 1997. See "Description of Securities -- Description of Preferred Stock."

DILUTION

         Purchasers of the Common Stock in the Offering will experience immediate and substantial dilution of $6.90 per share in the net tangible book value per share of the Common Stock as of March 31, 1997.

NO DIVIDENDS

         The Company has never paid a dividend on its Common Stock and does not intend to pay any dividends on its Common Stock in the foreseeable future. In addition, the Company is restricted from paying or declaring any dividends on any capital stock other than the LPC Preferred, so long as such LPC Preferred is outstanding. See "Dividend Policy."

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends and known uncertainties. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "management believes," "the Company believes" and similar words or phrases. The Company cautions the reader that actual results could differ materially from those expected by the Company, depending on the outcome of certain factors, including, without limitation, factors discussed under "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including, without limitation, changes in the Company's business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         The net proceeds to be received by the Company from the sale of the Shares offered by the Company hereby at an assumed public offering price of $8.625 per share, after deducting underwriting discounts and expenses payable by the Company, are estimated to be $19,603,125 ($22,611,094 if the Underwriters' over-allotment option is exercised in full).

         Of the net proceeds, the Company intends to use $2.2 million to repay a note which bears interest at a rate of 12% per annum and is due on November 16, 1997; $2.1 million to repay borrowings under the Company's line of credit which bears interest at a rate of prime plus .5% per annum; $5.0 million for additional investment in Parker FIRST and the expenses relating to marketing and hiring of additional personnel in connection therewith; approximately $4.0 million to fund its equity interest in certain entities to be formed to acquire hotel properties in respect of the Apollo Joint Venture; and approximately $6.6 million for general corporate purposes, including potential acquisitions and development activities, and working capital. While the Company is currently considering a number of potential acquisitions of hospitality related service companies, there are no agreements with respect to any acquisition and there can be no assurance that the Company will enter into any such agreements or consummate any such acquisitions.

         The allocation of the net proceeds of the Offering set forth above represents the Company's best estimate based upon its present plans and certain assumptions regarding general economic and industry conditions and the Company's future revenues and expenditures. The Company reserves the right to reallocate these proceeds within the above-mentioned categories or to other purposes if management believes it is in the Company's best interests.

         Any  additional  net  proceeds   realized  from  the  exercise  of  the
Underwriters' over-allotment option (up to approximately $3,007,969) will be added to the Company's working capital.

         Pending application of the net proceeds of the Offering, the Company intends to invest such net proceeds in short-term, interest-bearing, investment grade securities.

                           PRICE RANGE OF COMMON STOCK

         The Common Stock is currently listed for quotation on Nasdaq under the symbol "ROOM." The following table sets forth, for the periods indicated, the high and low bid prices for the Common Stock as reported on Nasdaq. Quotations reflect prices between dealers, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.


                                                           High Bid                  Low Bid
                                                        -------------             -------------

1995
    1st Quarter....................................            $2 1/4                  $1 1/4
    2nd Quarter....................................            $2 1/2                  $  3/4
    3rd Quarter....................................            $2 3/8                  $1 7/16
    4th Quarter....................................            $2 5/16                 $1 1/16

1996
    1st Quarter....................................            $1 11/16                 $  1/2
    2nd Quarter....................................            $2  3/16                 $1 3/8
    3rd Quarter....................................            $3  3/8                  $1 1/2
    4th Quarter....................................                $7                   $2 7/16

1997
    1st Quarter....................................            $8 9/16                  $5 7/8
    2nd Quarter....................................            $9 1/16                  $5 5/16
    3rd Quarter (through July 21)..................                $9                   $7 3/8

         On July 21, 1997, the last reported sale price of the Common Stock on Nasdaq was $8.625. As of July 21, 1997, the Company had 60 holders of record of its Common Stock. Application has been made to have the Common Stock approved for quotation on Nasdaq NMS under the symbol "ROOM."

                                 DIVIDEND POLICY

         The Company has not declared or paid any dividends on the Common Stock and does not intend to declare or pay any dividends on the Common Stock in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other relevant factors. In addition, the Company is restricted from paying or declaring any dividends on any capital stock other than the LPC Preferred, so long as such LPC Preferred is outstanding.

                                 CAPITALIZATION

         The following table sets forth at March 31, 1997, the actual capitalization of the Company, the capitalization of the Company as adjusted to reflect a repurchase of Common Stock by the Company and the borrowings related thereto and the capitalization of the Company as further adjusted to give effect to the sale of the Shares offered by the Company hereby at an assumed public offering price of $8.625 per share and application of the estimated net proceeds therefrom. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements and pro forma financial statements and notes thereto and "Selected Historical and Pro Forma Financial Data" included elsewhere in this Prospectus.

                                                                                              March 31, 1997
                                                                   ------------------------------------------------------------

                                                                                                                     As Further
                                                                               ACTUAL        AS ADJUSTED(1)          ADJUSTED(2)

Cash and cash equivalents...............................                   $  663,339          $   663,339            $15,966,464
                                                                              =======              =======             ==========
Current portion of notes payable and capital lease
  obligations...........................................                       70,000               70,000                 70,000

Long-term debt--less current portion.....................                     150,789               150,789               150,789
Loan payable bank.......................................                    2,100,000             2,100,000                  --
Note payable............................................                        --                2,200,000                  --
                                                                           ----------            ----------            ---------
                                                                           $2,320,789            $4,520,789            $  220,789
                                                                           ----------            ----------             ---------
Shareholders' equity:
         Preferred stock,
                  3,000,000 shares authorized,
                  200,000 LPC Preferred shares issued
                  and outstanding......................                     5,000,000             5,000,000             5,000,000
         Common stock, $.01 par value;
                  20,000,000 shares authorized, 8,305,989, 7,805,989 and
                  10,305,989 shares issued and  outstanding respectively;
                  500,000, 1,000,000 and 0 shares held in treasury
                  respectively(2)(3)...................                        88,065                88,065               103,065
         Treasury stock.................................                     (715,000)           (2,915,000)                 --
         Additional paid-in capital.....................                   15,884,410            15,884,410            32,557,535
         Translation adjustment.........................                       (4,987)               (4,987)               (4,987)
         Retained earnings..............................                      558,760               558,760               558,760
                                                                          -----------            ----------           -----------
                  Total shareholders' equity............                   20,811,248            18,611,248            38,214,373
                                                                          -----------            ----------           ------------
                           Total capitalization.........                  $23,132,037           $23,132,037           $38,435,162
                                                                           ==========            ==========           ============

----------------------------
(1) As adjusted to reflect the $2.2 million the Company borrowed from Findim Investments S.A. in May 1997 for a period of six months at an interest rate of 12% per annum in order to exercise an option to purchase 500,000 shares of Common Stock from Tova Schwartz, the Company's former President and Chief Executive Officer, as if the transaction occurred on March 31, 1997. The Company repurchased such shares from Ms. Schwartz in May 1997.

(2) As further adjusted to reflect the issuance of 2,500,000 shares of Common Stock offered by the Company hereby at an assumed public offering price of $8.625, including 1,000,000 shares from the Company's treasury, and the application of a portion of the net proceeds therefrom. See "Use of Proceeds."

(3) Does not include shares issuable upon exercise of certain options and warrants. See "Prospectus Summary-- The Offering."

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

         The selected historical and pro forma financial data set forth below is derived from the consolidated financial statements appearing elsewhere in this Prospectus. The consolidated financial statements of Hospitality Worldwide Services, Inc. and Subsidiary of December 31, 1995 and 1996 and for the years then ended have been audited by BDO Seidman, LLP, independent certified public accountants. The information as at and for the three-month periods ended March 31, 1996 and 1997 is unaudited and, in the opinion of management, contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations at such dates and for such periods. The results for the three months ended March 31, 1997 are not necessarily indicative of the results for the full year.

         Unaudited pro forma information in this Prospectus gives effect to the acquisitions of LPC and the assets comprising the business of HRB as if such acquisitions had occurred on January 1, 1995 for the years ended December 31, 1995 and 1996, and the acquisition of LPC as if such acquisition had occurred on January 1, 1996 for the three months ended March 31, 1996. The unaudited pro forma condensed consolidated statements of operations have been included as required by the rules of the Securities and Exchange Commission (the "Commission") and are provided for comparative purposes only. The pro forma statements of operations do not purport to be indicative of the results which would have been obtained if the acquisitions had been effected on the date or dates indicated or which may be obtained in the future. The unaudited pro forma condensed consolidated statements of operations are based on management's current estimate of the allocation of the purchase price for the acquisition of LPC, the actual allocation of which may differ. During the periods presented below, the Company consummated the acquisition of its renovation, purchasing and reorder businesses and disposed of its lighting business. Consequently, the selected historical and pro forma financial information presented below may not be comparable for the periods presented. The selected historical and pro forma financial information should be read in conjunction with such financial statements, including the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.



                                            Year Ended December 31,                       Three Months Ended March 31,
                            -------------------------------------------------        ----------------------------------
                                           Pro Forma                    Pro Forma                  Pro Forma
                                1995        1995(1)         1996         1996(1)        1996        1996(1)        1997
                                ----        ----            ----         ----           ----        ----           ----
                                          (unaudited)                  (unaudited)   (unaudited)  (unaudited)  (unaudited)

STATEMENT OF OPERATIONS DATA:
  Net revenues............       $4,980,291   $52,302,770    $24,367,112   $83,067,724   $1,993,321  $12,604,793   $18,195,826
  Cost of revenues........        3,823,779    46,579,067     18,289,924    70,171,807    1,676,801   10,444,807    14,737,150
  Selling, general and
    administrative expenses       1,619,189     8,008,716      3,218,520    10,309,525      440,431    1,914,425     2,642,864
  Other income (expense)..          107,250       211,074        (24,960)      215,719        2,708        2,708       (28,990)
  Income (loss) from continuing
    operations............         (380,427)   (2,076,220)     1,907,383     1,735,165     (121,203)     116,269       397,456
  Loss from discontinued
    operations............         (735,542)        --           (64,705)        --            --           --            --
  Dividends on preferred shares       --          300,000           --         300,000         --         75,000        75,000
  Net income (loss) applicable
    common shareholders...       (1,115,969)   (2,376,220)     1,842,678     1,435,165     (121,203)      41,269       322,456
  Net income (loss) per share
    from continuing operations       $(0.07)       $(0.28)         $0.27         $0.17       $(0.02)       $0.01         $0.04
  Loss per share from discontinued
    operations ...........            (0.13)        --             (0.01)          --           --           --            --
  Net income (loss) per share        $(0.20)       $(0.28)         $0.26         $0.17       $(0.02)       $0.01         $0.04
  Weighted average number of
    common and common equivalent
    shares outstanding........... 5,653,052     8,375,655      7,192,361     8,442,361    6,949,556    8,199,556     9,031,214

                                                                  March 31, 1997
                                                ------------------------------------------------------

BALANCE SHEET DATA:                              ACTUAL      AS ADJUSTED(2)     AS FURTHER ADJUSTED(3)

    Current assets...........................   $16,162,717     $16,162,717         $31,465,842
    Total assets.............................   35,946,914       35,946,914          51,250,039
    Working capital (deficit)................   1,177,840       (1,022,160)          18,580,965
    Total current liabilities................   14,984,877       17,184,877          12,884,877
    Total shareholders' equity...............   20,811,248       18,611,248          38,214,373

---------------------
(1) Gives effect to the acquisitions of LPC and the assets comprising the business of HRB by the Company as if such acquisitions had occurred on January 1, 1995 for the years ended December 31, 1995 and 1996 and to the acquisition of LPC as if such acquisition had occurred on January 1, 1996 for the quarter ended March 31, 1996. The amounts in the pro forma columns reflect adjustments for amortization of goodwill, officers' compensation, interest income, taxes and dividends on preferred shares.

(2) As adjusted to reflect the $2.2 million the Company borrowed from Findim Investments S.A. in May 1997 for a period of six months at an interest rate of 12% per annum in order to exercise an option to purchase 500,000 shares of Common Stock from Tova Schwartz, the Company's former President and Chief Executive Officer, as if the transaction occurred on March 31, 1997. The Company repurchased such shares from Ms. Schwartz in May 1997.

(3) As adjusted to reflect the issuance of 2,500,000 shares of Common Stock offered by the Company hereby at an assumed public offering price of $8.625, including 1,000,000 shares from the Company's treasury, and the application of the net proceeds therefrom. See "Use of Proceeds."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO INCLUDED ELSEWHERE HEREIN. SEE "DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS."

OVERVIEW

         From its inception in 1991 to August 1995, the Company's only source of revenues was its decorative energy-efficient lighting fixture design, manufacturing and installation business. The Company acquired its renovation business in August 1995 and disposed of its lighting business in February 1996. As part of its strategy to further its position as one of the leading providers of renovation and procurement services for the hospitality industry on a global basis, the Company acquired its procurement and reorder businesses in January 1997. As a result of this significant change in the Company's business focus, period to period historical comparisons are not considered meaningful.

         Additionally, historical comparisons are not considered meaningful because revenue recognition methodologies vary across the Company's businesses. The Company recognizes all revenues associated with a renovation project on a percentage of completion basis, as if the Company were a general contractor. As part of this process, the Company develops a complete scope of work to be performed and invoices its clients on a monthly or bi-monthly basis as work is performed. The Company's cost of renovation services has been relatively stable over the past two years. In contrast to the Company's recognition of renovation revenues, the Company recognizes procurement revenues in two ways: (i) when the Company acts as a purchaser and reseller of products, the Company recognizes all revenues associated with the products it purchases at the time of shipment of the product or (ii) when the Company acts as an agent only, service fee income is recognized as revenue at the time the service is provided. In either case, the Company charges its clients a procurement fee based upon the amount of time and effort it expects to spend on a project. The Company intends to continue to expand its role as a purchaser and reseller because the Company believes that it can enter into more advantageous arrangements with its vendors when acting as principal rather than agent. Under both methods of procurement revenue recognition, profits primarily include only procurement service fees. The Company realizes reorder revenues based on the fees it charges its clients for services rendered.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1997 (ACTUAL) COMPARED TO THREE MONTHS ENDED MARCH 31, 1996 (PRO FORMA)

         The following comparison of the three month periods ended March 31, 1997 and 1996 gives pro forma effect to the acquisition of LPC as if it occurred on January 1, 1996. The Company believes that this comparison is more meaningful than a comparison of the historical periods due to the acquisition of LPC, a significant portion of its current business.

         Revenues increased $5,591,033, or 44.4%, to $18,195,826 for the three months ended March 31, 1997, compared to $12,604,793 for the three months ended March 31, 1996. Renovation revenues increased due to continued growth in the Company's customer base resulting primarily from increased sales and marketing efforts and referrals from existing clients in the hospitality industry.

         Cost of revenues increased $4,292,343, or 41.1%, to $14,737,150 for the three months ended March 31, 1997, compared to $10,444,807 for the three months ended March 31, 1996. This increase resulted primarily from revenue growth in each of the Company's procurement and renovation businesses. Cost of revenues as a percentage of revenues for the three months ended March 31, 1997 decreased to 81.0%, compared to 82.9% for the three months ended March 31, 1996. Cost of renovation revenues as a percentage of revenues decreased to 71.6% for the three months ended March 31, 1997, compared to 84.1% for the three months ended March 31, 1996. The Company reduced its cost of renovation revenues as a percentage of revenues in part by replacing higher priced subcontractors with lower cost internal personnel on certain projects. The Company has been able to realize greater efficiencies
from  larger  renovation   projects,   which  is  reflected  in  the  percentage
improvement. Cost of procurement revenues as a percentage of procurement revenues has remained relatively unchanged.

         Selling, general and administrative expenses for three months ended March 31, 1997 increased $728,439, or 38.1%, to $2,642,864, compared to
$1,914,425 for the three months ended March 31, 1996. Selling, general and administrative expenses increased primarily as a result of increased development costs for the Parker FIRST software of $347,000 compared to $26,000 for the comparable prior period, and increased administrative costs relating to the Company's growth. In addition, selling, general and administrative expenses include $197,000 and $199,000 of goodwill amortization relating to the acquisition of LPC and the assets of AGF for the three months ended March 31, 1997 and 1996, respectively. As a percentage of revenues, selling, general and administrative expenses for the three months ended March 31, 1997 decreased to 14.5% from 15.2% for the three months ended March 31, 1996 primarily because the Company controlled its administrative costs and expenses as revenue grew.

         The effective income tax rate for the three months ended March 31, 1997 was 49.5%, compared to 53.2% for the same period last year. For the year ended December 31, 1996, the effective income tax rate was 32.7%. The effective tax rate of 49.5% and 53.0% for the three months ended March 31, 1997 and 1996, respectively, was higher than the effective tax rate for the year ended December 31, 1996 primarily due to the nondeductibility of the amortization of goodwill that resulted from the acquisition of LPC.

         As a result of the foregoing, net income applicable to common shareholders for the three months ended March 31, 1997 was $322,456, or $.04 per share, compared to $41,269, or $.01 per share, for the three months ended March 31, 1996.

THREE MONTHS ENDED MARCH 31, 1997 (ACTUAL) COMPARED TO THREE MONTHS ENDED MARCH 31, 1996 (ACTUAL)

         Revenues increased $16,202,305, or 812.7%, to $18,195,826 for the three months ended March 31, 1997, compared to $1,993,521 for the three months ended March 31, 1996, due in large part to the acquisition of LPC, which contributed approximately $12,700,000 to such revenues.

         Cost of revenues increased $13,060,349, or 778.9%, to $14,737,150 for the three months ended March 31, 1997, compared to $1,676,801 for the three months ended March 31, 1996. This increase resulted primarily from the acquisition of LPC which incurred costs of approximately $10,000,000 for the three months ended March 31, 1997. Cost of revenues as a percentage of net revenues for the three months ended March 31, 1997 decreased to 81.0%, compared to 84.1% for the three months ended March 31, 1996. The cost of renovation revenues decreased to 71.6% for the three months ended March 31, 1997, compared to 84.1% for the three months ended March 31, 1996. The Company reduced its cost of renovation revenues as a percentage of revenues in part by replacing higher priced subcontractors with lower cost internal personnel on certain projects. The Company has been able to realize greater efficiencies from larger renovation projects, which is reflected in the percentage improvement. Cost of procurement revenues as a percentage of procurement revenues has remained relatively unchanged.

         Selling, general and administrative expenses for the three months ended March 31, 1997 increased $2,202,433, or 500.1%, to $2,642,864, compared to
$440,431 for the three months ended March 31, 1996. Contributing to this increase was the acquisition of the procurement and reorder businesses, which incurred expenses of approximately $1,740,000. These expenses include significant development costs for the Parker FIRST software. Additionally, selling, general and administrative expenses include $197,030 and $99,000 of goodwill amortization for the three months ended March 31, 1997 and 1996, respectively. As a percentage of net revenues, selling, general and administrative expenses for the three months ended March 31, 1997 decreased to 14.5% from 22.1% for the three months ended March 31, 1996. This reduction is the result of greater economies of scale provided by the acquisition of LPC, and because HRB's administrative costs and expenses did not increase proportionally with revenues.

         The effective income tax rate for the three months ended March 31, 1997 was 49.5%, compared to 0.0% for the same period last year. The effective tax rate for March 31, 1996 was 0% due to a loss for that period. For the year ended December 31, 1996, the effective income tax rate was 32.7%. The effective tax rate of 49.5% for the quarter ended March 31, 1997 is higher than the effective tax rate for the year ended December 31, 1996 because of the nondeductibility of the amortization of goodwill of the LPC acquisition, and the benefits of all net operating loss carry forwards previously recognized.

         As a result of the foregoing, net income (loss) applicable to common shareholders for the three months ended March 31, 1997 was $322,456, or $.04 per share, compared to ($121,203), or ($.02) per share, for the same period last year.

YEAR ENDED DECEMBER 31, 1996 (PRO FORMA) COMPARED TO YEAR ENDED DECEMBER 31, 1995 (PRO FORMA)

         The following comparison of the years ended December 31, 1996 and 1995 gives pro forma effect to the acquisitions of LPC and the assets of AGF, as if they occurred on January 1, 1995. The Company believes that this comparison is more meaningful than a comparison of the historical periods due to the significant change in its operations resulting from the acquisitions of LPC and the assets of AGF.

         Revenues increased $30,764,954 or 58.8%, to $83,067,724 for the year ended December 31, 1996 compared to $52,302,770 for the year ended December 31, 1995. Renovation revenues increased approximately $17,500,000 due to the growth in the Company's renovation business from increased sales and marketing efforts. Procurement revenues increased approximately $13,000,000 due to growth in customer base and increased international sales.

         Costs of revenues increased $23,592,740, or 50.7%, to $70,171,807, for the year ended December 31, 1996 compared to $46,579,067 for the year ended December 31, 1995. Cost of revenues as a percentage of net revenues decreased to 84.5% in 1996 from 89.1% in 1995. The decrease in cost of revenues as a percentage of revenues is partly the result of an increase in the Company's higher margin procurement service fees, as well as the hiring of internal personnel to perform services previously outsourced.

         Selling, general and administrative expenses increased $2,300,809, or 28.7% to $10,309,525 for the year ended December 31, 1996, compared to $8,008,716, for the year ended December 31, 1995. Included in the selling, general and administrative expenses for the years ended December 31, 1996 and 1995 was $783,922 and $566,048 of amortization of goodwill resulting from the acquisitions of LPC and the assets of AGF. The dollar increase in selling, general, and administrative expenses primarily resulted from costs associated with hiring additional personnel to support growth, as well as the development costs for the Parker FIRST software of $761,000 for the year ended December 31, 1996 compared to $54,000, for the year ended December 31, 1995.

         The effective income tax rate for the year ended December 31, 1996 was 38.1%. For the year ended December 31, 1995, the Company experienced a net loss. The taxes for 1995 are the result of certain state and minimum tax requirements.

         Net income (loss) applicable to common shareholders for the year ended December 31, 1996 was $1,435,165, or $.17 per share, compared to a net loss of ($2,376,220), or ($.28) per share for the year ended December 31, 1996.

YEAR ENDED DECEMBER 31, 1996 (ACTUAL) COMPARED TO YEAR ENDED DECEMBER 31, 1995 (ACTUAL)

         Revenues for the year ended December 31, 1996 increased $19,386,821, or 389.3%, to $24,367,112, compared to $4,980,291 for the year ended December 31, 1995. Revenues increased significantly because the results for the year ended December 31, 1995 only include renovation revenues from August 1, 1995, the date the Company acquired the assets and business of AGF, through December 31, 1995.

         Cost of revenues for the year ended December 31, 1996 increased $14,466,145, or 378.3%, to $18,289,924, compared to $3,823,779 for the year ended December 31, 1995. As a percentage of revenues, cost of revenues decreased to 75.1% for the year ended December 31, 1996, compared to 76.8% for the year December 31, 1995. Although the Company experienced rapid growth during this period, it was able to improve its cost of revenues as a result of continued hiring and training of internal personnel capable of performing services previously outsourced at a higher cost.

         Selling, general and administrative expenses increased $1,599,331, or 98.8%, to $3,218,520, for the year ended December 31, 1996 compared to $1,619,189 for the year ended December 31, 1995. Included in the selling, general and administrative expenses for the years ended December 31, 1996 and 1995 were $383,922 and $166,048, respectively, of amortization of goodwill resulting from the acquisition of the assets of AGF. Selling, general and administrative expenses decreased as a percentage of revenues, from 32.5% to 13.2% as a result of a larger revenue base, without an accompanying increase in administrative costs.

         The effective income tax rate for the year ended December 31, 1996 was 32.7%. For the year ended December 31, 1995, the Company experienced a net loss and incurred certain state taxes relating to the renovation business. The rates for 1995 are the result of certain state and federal minimum tax requirements.

         Net income (loss) applicable to common shareholders for the year ended December 31, 1996 was $1,842,678 or $.27 per share, compared to ($1,115,969), or
($.07) per share, for the year ended December 31, 1995.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's short-term and long-term liquidity requirements generally consist of operating capital for its procurement and renovation businesses and selling, general and administrative expenses. Historically, the Company has satisfied its short-term and long-term liquidity requirements with cash generated from operations and periodic utilization of its lines of credit. Due to the nature of the Company's renovation business, with a majority of its renovation resources allocated to personnel for performance of its renovation services, capital requirements are insignificant. There are substantial capital requirements necessary to beta test Parker FIRST as well as anticipated additional costs necessary to sell and market the final product. These future commitments, however, are at the discretion of the Company's management. As a result, the Company can use its operating cash and available credit facilities for operating needs.

         Net cash used for operating activities was $1,579,939 for the three months ended March 31, 1997, compared to $18,459 for the three months ended March 31, 1996. During the three months ended March 31, 1997, the Company's accounts receivable increased by $2,433,508, resulting from growth in revenue. This increase was partially offset by an increase in accounts payable and accrued expenses of $377,283. Due to the Company's rapid growth and a significant amount of work performed on numerous projects, billings relating to a large number of change orders were delayed during the fourth quarter of 1996 and the first quarter of 1997. The Company collected substantially all of such billings during the second quarter of 1997. Net cash provided by investing activities for the three months ended March 31, 1997 was $481,029, compared to $715,000 for the three months ended March 31, 1996. The positive cash flow for the three months ended March 31, 1996, actual and pro forma, is the result of the sale of marketable securities. For 1997, the positive cash flow from investing is a result of the net cash acquired from the acquisition of LPC, net of acquisition costs.

         As of March 31, 1997, the Company had drawn $2,100,000 under its $2,200,000 line of credit (the "Line of Credit") with Marine Midland Bank of New York ("Marine"). The Line of Credit matures on September 30, 1997, bears interest at Marine's prime lending rate plus .5% and is secured by all of the Company's assets and is guaranteed by HRB. Proceeds from the Line of Credit are utilized to fund short-term cash requirements. The Company also has available through LPC a $1,000,000 line of credit with United National Bank (the "LPC Line of Credit"), which bears interest at a rate of prime plus .25%, and is secured by accounts receivable of LPC. There were no borrowings under the LPC Line of Credit as of March 31, 1997.

         In January 1997, the Company acquired 100% of the outstanding capital stock of LPC. The purchase price for LPC of approximately $12.4 million consisted of 1,250,000 newly issued shares of Common Stock and 200,000 shares of LPC Preferred which are convertible, on a formula basis, into 1,000,000 shares of Common Stock (subject to upward adjustment to a maximum of 5,000,000 shares in the event that the market price of the Common Stock is below $5.00 at the time of conversion) during the period from January 10, 1998 to January 10, 2000.

         In May 1997, the Company borrowed $2.2 million from Findim Investments S.A. for a period of six months, which bears interest at a rate of 12% per annum, in order to exercise an option to purchase 500,000 shares of Common Stock from Tova Schwartz, the Company's former President and Chief Executive Officer.

         Since January 1, 1996, the Company has issued 861,584 shares of Common Stock in private placements and through the exercise of options and warrants, raising an aggregate of $1,326,691. During such time, the Company repurchased an aggregate of 1,500,000 shares of Common Stock from Tova Schwartz for an aggregate purchase price of $3,175,000.

         As the Company grows and continues to explore opportunities for strategic alliances and acquisitions, investment in additional support systems, including infrastructure and personnel will be required. The Company expects to increase its costs and expenses over the remainder of 1997 as it continues to invest in the development of Parker FIRST. Although these increases may result in a short-term reduction in operating margin as a percentage of revenues, the Company anticipates that its investments, including the development of Parker FIRST, will have a positive impact on its net revenues on a long-term basis. The Company anticipates making substantial expenditures as it continues to explore expansion through strategic alliances and acquisitions. See "Use of Proceeds." The Apollo Joint Venture is currently pursuing three properties as potential acquisitions and the Company is anticipating commercial introduction of the Parker FIRST software by the first quarter of 1998. See "Risk Factors -- Risk of Joint Investment", "-- Need for Additional Financing" and "-- Risks Associated with Development of Parker FIRST."

         To support the Company's growth, as well as to support potential acquisitions of hospitality-related businesses and the formation of strategic alliances, the Company is currently negotiating a new line of credit with Marine for up to $6.0 million. The new line of credit will replace the Line of Credit and the LPC Line of Credit. There can be no assurance that the Company will obtain this new line of credit on satisfactory terms, or at all, or that alternative sources of financing could be obtained. Although the Company believes that its current cash, cash equivalents and lines of credit, together with the proceeds from this Offering, will be sufficient to carry out its business strategy for the next 18 months, if the Company does not obtain the funds required to meet these requirements, the Company's expansion plans would have to be scaled back or terminated, and the ongoing operations of the Company could be materially adversely affected.

                                    BUSINESS

HISTORY OF THE COMPANY

         The Company was formerly known as Light Savers U.S.A., Inc. and was formed under the laws of the State of New York in October 1991. In January 1994, the Company consummated an initial public offering of the Common Stock. At such time, the Company was in the business of designing, manufacturing and installing decorative, energy-efficient lighting fixtures for the hospitality industry. The Company's primary marketing tool was the Con Edison Applepower Rebate Program (the "Rebate Program"), under which Con Edison offered rebates to customers who converted to energy saving devices, such as the Company's lighting fixtures. In February 1994, Con Edison substantially reduced the Rebate Program, limiting the effectiveness of the Rebate Program as a marketing tool. As a result, the Company's revenues were substantially reduced.

         In August 1995, the Company acquired substantially all of the assets and business and assumed certain liabilities of AGF, a company that provided renovation services to the hospitality industry. In December 1995, the Company's Board of Directors, in response to Con Edison's decision to reduce substantially the Rebate Program, determined to dispose of the Company's lighting business and concentrate the Company's efforts on renovation services. In February 1996, the Company, HRB, AGF, Tova Schwartz, and certain other parties thereto entered into a Divestiture, Settlement and Reorganization Agreement (the "Divestiture Agreement") pursuant to which, among other things, (i) the Company sold its lighting business to Tova Schwartz, the Company's former President and Chief Executive Officer; (ii) Ms. Schwartz resigned from her positions as a director and officer of each of the Company and HRB; (iii) the Company repurchased 500,000 shares of Common Stock from Ms. Schwartz for $250,000 (which shares were subsequently sold by the Company in a private placement offering); (iv) Ms. Schwartz granted to the Company an option to purchase an additional 1,000,000 shares of Common Stock (all of which subsequently were repurchased by the Company and placed into treasury); and (v) the Company agreed to pay Ms. Schwartz consulting fees for a period of three years of $100,000 per year.

         In October 1996, the Company changed its name to Hospitality Worldwide Services, Inc. to reflect the significant shift in the Company's strategic focus as a result of the acquisition of the renovation business and disposal of the Company's lighting business. Until January 1997, when the Company acquired LPC, the Company's only line of business was hotel renovation services.

         The purchase price for LPC of approximately $12.0 million consisted of 1,250,000 newly issued shares of Common Stock and 200,000 shares of LPC
Preferred, convertible, on a formula basis, into 1,000,000 shares of Common Stock (subject to upward adjustment to a maximum of 5,000,000 shares in the event that the market price of the Common Stock is below $5.00 at the time of conversion) during the period from January 10, 1998 to January 10, 2000. The acquisition has been accounted for as a purchase with the results of LPC and Parker Reorder included in the consolidated financial statements of the Company from the acquisition date.

THE COMPANY

         The Company has evolved over the past two years from a narrowly focused lighting fixture design, manufacturing and installation company into one of the leading providers of a broad range of outsourcing services to the hospitality industry. These services include hotel renovation, procuring FF&E products and reordering OS&E products. This rapid evolution resulted from two primary factors: (i) the acquisition of the assets comprising the business of HRB and the acquisition of LPC, including its then subsidiary, Parker Reorder; and (ii) the Company's disposition of its lighting business.

         HRB  has  performed  a wide  variety  of  renovation  services  for the hospitality industry for over 18 years. Founded in 1969, LPC provides procurement services to hotel owners, operators and developers in over 40 countries and over 40 states. The original founders of HRB and LPC continue to manage these businesses. The Company is enhancing its reorder business with a new proprietary software product, Parker FIRST, which allows clients to reorder OS&E and other products on-line and will provide such clients with access to forecasting and product evaluation capabilities. Parker Reorder, through Parker FIRST, offers hotel properties the ability to order, on an as needed basis, any and all OS&E products used by such properties. Headquartered in New York, New York with offices in Coral Gables, Florida; Los Angeles, California; Singapore; Dubai, United Arab Emirates and Sandton, South Africa, the Company is well-situated to meet client needs around the globe.

INDUSTRY OVERVIEW

         The Company depends almost exclusively on the hospitality industry for the sale of its services. As a result, the cyclical nature of the growth of the hospitality industry directly affects the growth of the Company. According to recently published data, the United States hospitality industry alone consists of approximately 45,000 properties offering approximately 3.4 million rooms for daily rental. The hospitality industry as a whole has experienced five consecutive years of growth in which the demand for rooms has outpaced the growth in the supply of rooms. This period of growth began in 1992 when new hotel construction declined considerably as lenders who had previously supported development shifted their focus to restructurings. Industry analysts predict that this growth will continue in the near future. According to Smith Travel Research, the combination of increasing revenues, resulting from both higher occupancies and higher average daily rates and improving operating efficiencies at the property level have resulted in dramatic increases in industry profitability. The forecasted continued high demand for hotel rooms resulting from the strong business climate coupled with recent record industry profits and availability of capital to the hospitality industry for hotel operations is expected to continue to fuel the demand for the Company's services.

         Based upon the Company's experience, hotels generally require refurbishing every five to seven years. In addition, it is common practice in the hospitality industry for operating entities to allocate funds annually for maintenance and renovations. The Company believes that the need for renovation services, combined with record profits in the hospitality industry, will continue to provide numerous renovation opportunities. In addition, as a result of the downturn in the hospitality industry in the late 1980's, many corporate hotel chains downsized, eliminating significant numbers of technical personnel. As a result, hotels are finding it necessary to outsource more of their renovation and procurement needs.

         Additionally there is a growing demand for hotels in many foreign countries which the Company believes is due to changing political and economic conditions and increased interest in tourism. The Company believes that a significant amount of upscale hotel construction is occurring overseas to satisfy this increased demand.

BUSINESS STRATEGY

         It is the Company's goal to further its position as one of the leading providers of renovation and procurement services for the hospitality industry on a global basis. To that end, the Company intends to:

         o leverage the synergies that exist between its procurement, renovation and reorder businesses by cross selling its services and pursuing referrals. For example, the Company obtained renovation projects at The Grand Hyatt Hotel and The Roosevelt Hotel in New York, New York directly as a result of its performance on procurement projects for the same hotels;

         o take advantage of the recent consolidation in the hospitality industry by forming additional strategic alliances with both domestic and international chains and franchised hotels, as well as major management companies with a global presence;

         o seek additional opportunities to complement and expand its existing businesses, including (i) entering into joint venture projects that allow the Company to leverage its broad range of services and (ii) achieving market penetration of Parker FIRST. The Company is also considering entering into hotel development; and

         o take advantage of the fragmentation in the industry by acquiring and consolidating hospitality related businesses throughout the country. Many of these businesses are small, closely-held or family owned operations which would benefit from the Company's resources, experience and substantial customer base.

RENOVATION BUSINESS

         The Company provides a complete package of high quality renovation services to the hotel industry ranging from pre-planning, value-engineering and scope preparation of a project to performing the renovation and delivering furnished rooms. For more than 18 years, the Company's renovation division has been delivering high quality renovations on time and within budget and is currently working on third- and fourth-generation projects for a number of its clients. The Company distinguishes itself from its competitors by striving to keep the hotel fully operational as renovations are performed, with minimal inconvenience to guests or interruptions to hotel operations. Almost all of the Company's renovation projects involve interior cosmetic improvements such as new paint, vinyl and carpeting. According to a recent industry report, approximately 55 percent of hotel executives placed upgrading existing facilities as a top priority.

         The Company assumes total control over a renovation project, which may include design, architecture, engineering, construction and remodeling activities. The Company develops budgets for its clients based on individual needs and specifications or works with a prepared budget, finding creative and effective ways to use available resources. After assessing a project's specifications, the Company guarantees the price, the level of quality and the completion date of a project. During the early stages of a project, the Company works closely with design teams on pre-planning, value engineering, cost control and critical path timing. This close interaction between all parties allows for a smooth transition from planning to construction. To ensure that a renovation project is completed on time and within budget, the Company controls the undertaking from start to finish, selecting and supervising the subcontractors on the project, regardless of location.

         Representative recent renovation projects completed by the Company include:

         o        The Grand Hyatt Hotel in New York, New York
         o        The Griffin Group's Beverly Hilton in Los Angeles, California
         o        The Cambridge Hyatt in Boston, Massachusetts
         o        The Roosevelt Hotel in New York, New York
         o        The Radisson Hotel in Myrtle Beach, South Carolina
         o        The Omni Hotel in Atlanta, Georgia
         o        The Embassy Suites Inn in Napa Valley, California
         o        Doubletree Suites in Boca Raton, Florida
         o        The Deerfield Beach Hilton in Deerfield Beach, Florida
         o        Marriott Schaumburg in Schaumburg, Illinois

PROCUREMENT BUSINESS

         The Company procures FF&E products for hotel owners, operators and developers including carpeting, bedding, casegoods, wallcovering, artwork and decorative lighting, as well as OS&E products, including china, glassware, kitchen supplies, linens, flatware, uniforms and guestroom amenities, to meet initial hotel operating requirements. As part of this service, the Company prepares budgets, negotiates pricing and payment terms with manufacturers, issues purchase orders and oversees shipping, delivery and installation services in connection with both new hotels and major renovations. Worldwide contacts with over 3,500 vendors and the Company's substantial buying power enable it to offer its customers exceptional quality and competitive pricing. LPC purchased approximately $305.0 million of products for its clients in 1996 making it the second largest purchasing agent for the hospitality industry in the United States ranked by sales volume.

         The Company advises its clients with respect to every aspect of procurement for a project, including quantity, design specifications, quality, price and timing of delivery and installation, whether it be new construction or renovation. The Company is a knowledgeable and efficient liaison between the property owner and designers, architects, vendors, contractors and manufacturers. Because of the volume of products the Company purchases for its clients, it is able to negotiate more favorable pricing, credit, shipping and payment terms than clients would be able to negotiate for their own account. By selling its procurement services on a fee basis, the Company's clients benefit directly from the Company's ability to negotiate a lower product cost.

         Because of LPC's long-standing presence in the procurement industry and its commitment to quality service, the Company has developed relationships with product vendors, as well as hotel owners, managers and developers at a wide variety of hotel properties throughout the world. Representative recent procurement projects completed by the Company include:

         o        The Grand Hyatt Hotel in New York, New York
         o        The New York Palace in New York, New York
         o        The Loews Miami Beach Convention Hotel in Miami Beach, Florida
         o        The Atlantis Resort in Paradise Island, Bahamas
         o        The Hilton International in Sandton, South Africa
         o        The Windsor Hotel & Casino in Ontario, Canada
         o        The Ritz Carlton in Bali, Indonesia
         o        Mohegan Sun Resort & Casino in Uncasville, Connecticut
         o        Hotel Le Royale in Phnom Penh, Cambodia
         o        Victorian & Alfred Hotel in Capetown, South Africa

         The Company believes that many hotel property owners and operators are outsourcing their procurement requirements, giving the Company an opportunity to offer its experience and reputation in the hospitality industry, as well as its purchasing power, to these companies in place of more traditional in-house purchasing, accounting and design personnel.

         The Company has procurement offices in Coral Gables, Florida; Los Angeles, California; Singapore; Dubai, United Arab Emirates; and Sandton, South Africa. The Company sells procurement services to clients in the Bahamas, the Caribbean, Central and South America and Mexico from its Miami, Florida office. The Company is performing ongoing procurement services for Sun International in Paradise Island, Bahamas. The Company's Los Angeles, California procurement office services the western United States and supports the Company's Pacific Rim operations. The Company's South African procurement office recently completed the Palace of the Lost City project in Sun City. The Company believes that South Africa has become increasingly popular as a holiday destination due to the slow decline of the Rand and a steady increase in foreign travelers thereby increasing demand for the development of new hotels. The Company's Dubai purchasing office is currently purchasing products for four hotel properties. The Company's Singapore purchasing office enables the Company to participate in the increased demand for new hotels in Asia.

REORDER BUSINESS

         The Company acts as purchasing agent for hotels in connection with recurring orders for all of the OS&E products, paper and stationery, chemicals and engineering supplies. As a result of its many years of experience in the procurement and reorder business, the Company believes its purchasing power allows its clients to obtain products at a lower cost than from the Company's competitors.

         The Company has developed and is currently marketing Parker FIRST, an automated reorder software package. Parker FIRST provides a single hotel property or group of related hotel properties with a streamlined on-line ordering, forecasting and product evaluation system. In addition, Parker Reorder, through Parker FIRST, provides information regarding existing and new products, order processing, status of orders, receipt of merchandise, invoicing and associated financial data. Parker FIRST will simplify the ordering process and provide detailed daily and historical patterns of use. The Company has completed the development of the initial version of Parker FIRST, plans to begin beta testing during August 1997 and expects to commercially introduce such product in 1998. The Company believes that as Parker FIRST achieves commercial success, the Company's reorder business will represent a growing percentage of the Company's overall earnings. There can be no assurance that the product will be successfully implemented on the Company's proposed timetable or that, once introduced, Parker FIRST will be commercially successful. See "Risk Factor -- Risks Associated with Development of Parker FIRST."

         Clients will use an on-site terminal or multiple terminals that will provide information regarding existing and new products, order processing, the status of orders, receipt of merchandise, invoicing and associated financial data. In addition, the client will have access to a series of customized reports tailored to the client's reporting and accounting network, including product cost comparisons, inventory forecasting, a historical analysis of product usage, yearly requirement estimates, inventory analysis and interdepartmental budgeting and usage reports. The Company will charge its clients an initial fee to install and set up the Parker FIRST software and train their personnel. Thereafter, clients will be charged a monthly fee. In addition, the Company intends to license the software to vendors in exchange for a royalty fee based upon the volume of such vendors' products sold through Parker FIRST.

         The Company believes that Parker FIRST will be a logical and efficient solution for its clients' procurement requirements. The software components that comprise the initial version of Parker FIRST are:

         o HOTEL REORDER SYSTEM (HRS). Clients can order OS&E products for one or more hotels on-line by using HRS. This system will provide a completely automated mechanism for obtaining existing and new product information, ordering products, determining the status of orders and receiving and tracking all customer invoices.

         o HOST COMPUTER SYSTEM (HOST). The HOST system will act as the central processing system interfacing between the HRS, the Laptop Identification Program (LIP) and the On-Line Vendor System (OVS). For the HRS, the HOST will process all orders and provide accounting and invoicing data. For the OVS, the HOST will transmit orders, maintain accounting information and monitor shipping. For the LIP, the HOST will provide a mechanism to build a hotel's unique product list and convert the hotel's product list into a database that will be transferred to the HRS. The HOST will also have an accounting system that can track the Company's financial status with every hotel and vendor.

         o HOST ACCOUNTING SYSTEM (HAS). HAS is a customized accounting software package designed to use the information gathered by HRS to build an extensive database of an individual client's activity, ensuring accurate customer billing, timely payment to vendors and resolution of order discrepancies.

         The following software components are in further development and are expected to be introduced by the end of 1997:

         o ON-LINE VENDOR SYSTEM (OVS). OVS will allow for automated interaction between the Company and vendors. This system will provide a standardized mechanism for obtaining complete product information from a vendor on a particular product as well as the ability to communicate order status, accounting, invoicing and shipping information between the Company and the vendor.

         o LAPTOP IDENTIFICATION PROGRAM (LIP). LIP will enable Parker Reorder personnel to accumulate all purchasing data for a client and transfer such data via modem back to the HOST computer system (as described below). The LIP will record all of a client's products and match such products to a database of the Company's procurement products existing on the HOST system.

         In addition, there are numerous organizations that could benefit from an on-line reordering system, including universities, municipalities and hospitals and other healthcare facilities. The Company believes that Parker
FIRST can be readily customized and adapted for these applications. No such adaptations have been made or attempted however, and the Company has not completed any research on the marketability of Parker FIRST outside of the hospitality industry. As a result, no assurance can be given that Parker FIRST could be adapted successfully to such uses.

APOLLO JOINT VENTURE

         In May 1997, the Company entered into the Apollo Joint Venture with Apollo and Watermark LLC to identify, acquire, renovate, refurbish and sell hotel properties. The Apollo Joint Venture will enable the parties to pool their resources, including Apollo's real estate acumen and financing capabilities and the Company's renovation and procurement experience, in order to exploit opportunities in the hotel redevelopment market. The Company will perform all of the renovation and procurement services for each of the properties purchased by the Apollo Joint

Venture. In addition, the Company will receive a five percent equity interest in each of the entities formed to purchase such properties in exchange for its contribution of five percent of the total equity required to acquire, renovate and sell such properties. The Apollo Joint Venture has identified three hotel properties and is actively negotiating for their acquisition. The joint venture intends to own and operate the properties, through individual limited liability companies, for such time as is necessary to upgrade and market them for resale.

         As an inducement to enter the Apollo Joint Venture, the Company issued to Apollo a warrant to purchase 750,000 shares of Common Stock at an exercise price of $8.115 per share. The warrant expires in 2004 and is currently exercisable as to 250,000 shares and becomes exercisable as to the remaining 500,000 shares in increments of 100,000 shares for every $7,500,000 of incremental revenue realized by the Company from the joint venture. Watermark LLC will manage the properties and will receive a management fee of 1.5% of all costs incurred by the joint venture on each project, other than soft costs such as interest, taxes etc. The Company will have a five percent interest in each of the operating companies formed to purchase, renovate and sell hotel properties pursuant to the Apollo Joint Venture, while Apollo will own 95%. Apollo will have complete discretion over the approval and the terms of each project presented to the Apollo Joint Venture. Each project will be governed by a separate operating agreement. Each operating agreement in respect of the development companies formed to purchase, renovate and sell hotel properties pursuant to the Apollo Joint Venture will provide that Apollo, as the majority in interest member, may request that each member provide additional capital for a specific project. In the event that the Company is unable to meet such capital request, its interest in such project will be decreased by the amount which Apollo contributes pursuant to such capital request, as well as an additional penalty amount. Further, if the Company were to pursue the opportunity to acquire a hotel during the next five years, it would be required first to present such opportunity to Apollo. See "Risk Factors -- Risk of Joint Investment."

         The operating agreement for each of the limited liability companies established by the Apollo Joint Venture will provide that the limited liability company utilize the Company as its renovation and procurement agent. The Company will benefit from the opportunity to provide renovation and procurement services to the limited liability companies and the potential to provide such services to Apollo outside the Apollo Joint Venture.

GROWTH OPPORTUNITIES

         The Company is exploring opportunities to acquire other hospitality related companies, many of which are small, closely-held or family owned operations. While the Company has held discussions with respect to a number of such acquisitions it believes could be integrated into its existing businesses, no assurance can be given that the Company will enter into definitive agreements with respect to such transactions or that any such transactions will be consummated. In addition, the Company is considering opportunities to enter into the hotel development business. There can be no assurance that the Company will enter into this line of business or what phase of development it would pursue. The pursuit of any of these growth opportunities could require the Company to raise additional capital.

SALES AND MARKETING

         The Company's sales and marketing strategy is to obtain and maintain strategic alliances with hotels chains and franchises and to focus on mid to upscale full service hotels with a global presence. Such segments of the hospitality industry continue to be successful, with hotel chains and franchises accounting for the largest percentage of room occupancy and new rooms brought to market, and full service hotels having over 60% of the hotel rooms in the United States. The Company also targets as potential clients owners with multiple hotel properties.

         The Company's sales and marketing efforts are coordinated by senior executives of the Company, together with nine salespersons who contact and maintain relationships with appropriate hotel personnel. Because of the Company's commitment to service and customer relationships, the majority of the Company's business comes from referrals and repeat customers. The Company is also developing a print and co-op advertising program.

         The Company's reorder sales efforts are designed to (i) maximize short term prospects for the sale of existing services and (ii) create a foundation for future sales efforts associated with the direct marketing of Parker FIRST.

CUSTOMERS

         During the three months ended March 31, 1997, the Company had two customers, The Roosevelt Hotel Corp. and FelCor Suite Hotels, that accounted for 19% and 12%, respectively, of the Company's revenues. During the year ended December 31, 1996, two customers, FelCor Suite Hotels and Regency/Lexington
Partners accounted for 49% and 31% of the Company's revenues, respectively. During the year ended December 31, 1995, the Company had four customers that accounted for 23%, 19%, 18% and 14% of such revenues. As the Company continues to grow and expand, the Company believes its dependence on a small number of customers will decrease. There can be no assurance that either continued growth or decreased dependence on significant customers will occur.

COMPETITION

         Servicing the hospitality industry is a highly competitive business, where competition is based largely on price and quality of service. The Company's competitive strengths are its experience, knowledge and relationships, as well as the quality of service, reliability and competitive pricing it provides. In its renovation business, the Company primarily competes with small, local closely-held or family owned businesses. In its purchasing and reorder businesses, the Company competes with other independent procurement companies serving the hospitality industry, hotel purchasing companies and food service distribution companies. Internationally, the Company competes with design companies, architectural companies, construction and purchasing companies. In addition, many European hotel chains own or control a purchasing unit. In respect of Parker FIRST, the Company expects competition from a number of management companies, hotel companies, franchise operators and other entities who are pursuing the development of software systems that attempt to provide streamlined procurement services. There is no single competitor or small number of competitors that is or are dominant in the Company's business areas. However, some of the Company's competitors and potential competitors possess substantially greater financial, personnel, marketing and other resources than the Company. There can be no assurance that the Company will be able to compete successfully.

REGULATION

         The Company's renovation business is subject to various federal, state and local laws and regulations, pursuant to which it is required to, among other things, obtain licenses and general liability insurance, workers compensation insurance and surety bonds. The Company believes that it is currently in compliance with these laws and regulations in those states in which it currently operates. There are a number of states in which the Company operates where a license is not required. The Company's renovation business currently operates in 15 states and has applications pending in an additional 12 states and the District of Columbia.

         The Company's procurement business is subject to regulation by various state laws and regulations and international customs, duties, taxing and other authorities that regulate the import and distribution of goods. Domestically, the freight carrier provides bills of lading and other documentation that record the pick-up, shipping and delivery of merchandise purchased by the Company on behalf of its clients. Internationally, the Company must comply with the individual country's requirements as they relate to commercial documentation. The Company believes that it is currently in compliance with the laws and regulations in those states and countries in which it currently operates.

         To the extent that additional regulations are imposed and such regulations prove to be burdensome, such regulations could significantly
increase   the  costs  of   compliance,   and  thereby   reduce  the   Company's
profitability.

EMPLOYEES

         As of June 30, 1997, the Company employed 146 full-time employees.

         A typical renovation project is staffed by a field supervisor, who hires subcontractors and laborers specifically for the particular project. Each project is staffed by trade subcontractors that may or may not be unionized. The Company purchases workmen's compensation insurance for each of its projects. Each contractor and subcontractor is required to enter into the Company's standard contract before commencing work on a project. None of the Company's employees are represented by labor unions and the Company believes that its relationship with its employees is good.

FACILITIES

         The Company maintains its executive office at 450 Park Avenue, Suite 2603, New York, New York 10022, where it occupies 4,803 square feet in a multi-story office complex. The Company has entered into a ten year lease, which expires in January 2007, with an unaffiliated lessor pursuant to which it currently pays an annual fixed rental of approximately $206,000 (exclusive of rent adjustments).

         The Company maintains its renovation headquarters at 1800 Century Park East, Suite 370, Los Angeles, California 90067, where it occupies 3,336 square feet in a multi-story office complex. The Company has entered into a five year lease, which expires in May 1999, with an unaffiliated lessor pursuant to which it currently pays an annual fixed rental of approximately $67,000 (exclusive of rent adjustments). The Company also maintains a renovation office in Coral Springs, Florida.

         The Company maintains its procurement and reorder headquarters at 550 Biltmore Way, Coral Gables, Florida 33134. The Company also maintains procurement offices in Los Angeles, California; Dubai, United Arab Emirates; Singapore and Sandton, South Africa.

LEGAL PROCEEDINGS

         The Company is not a party to any legal proceedings which, individually or in the aggregate, are believed to be material to the Company's business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The  directors  and  executive   officers  of  the  Company  and  their
respective ages and present positions with the Company are as follows:


                Name                Age     Position with the Company
------------------------------   -------    ------------------------------------

Leonard F. Parker.............      67      Chairman of the Board

Robert A. Berman..............      37      President,  Chief Executive  Officer
                                            and Director

Howard G. Anders..............      54      Chief Financial  Officer,  Executive
                                            Vice President and Secretary

Douglas Parker................      39      President-Purchasing   Division  and
                                            Director; President of LPC

Alan G. Friedberg.............      38      President-Renovation Division

Guillermo A. Montero..........      37      President of HRB

Scott A. Kaniewski(1).........      33      Director

Louis K. Adler(2).............      62      Director

George Asch(2)................      60      Director

Richard A. Bartlett(1)........      40      Director


(1)      Member of the Audit Committee
(2)      Member of the Compensation Committee

         LEONARD F. PARKER has been Chairman of the Board of the Company since March 1997. Leonard Parker founded LPC in 1969. Mr. Parker is a graduate of Tulane University and served in the United States Air Force. Prior to founding LPC, Mr. Parker was employed from 1950 by Maxwell Company, an interior design and furnishing Company. Mr. Parker is a director of Pompeii Casual Furniture and the Douglas Gardens Home for the Aged. He also serves on various committees for the Special Olympics. Leonard Parker is the father of Douglas Parker.

         ROBERT A. BERMAN has been President and Chief Executive Officer and a director of the Company since March 1997. Prior to joining the Company, Mr. Berman served as the Managing Director of Watermark LLC from September 1992 to March 1997 and is currently the sole Manager of Watermark LLC. Mr. Berman is also Vice Chairman and a director of Unistar Gaming Corporation, a wholly-owned subsidiary of Executone Information Systems, and a director of Catskill Development, LLC, the owner of an operating harness track.

         HOWARD G. ANDERS has been Executive Vice President, Chief Financial Officer and Secretary of the Company since February 1996 and was the Executive Vice President, Chief Operating Officer and a director of the Company from October 1994 to November 1995. From December 1995 to February 1996, Mr. Anders was an independent consultant. Mr. Anders served as Vice President and Chief Financial Officer of Alpine Lace Brands, Inc. in Maplewood, New Jersey from April 1992 to October 1994. From April 1983 to April 1992, Mr. Anders was President and Chief Operating Officer of North Hills Electronic, Inc. in Glen Cove, New York. Mr. Anders is a graduate of Rutgers University and attended the Harvard Business School PMD Program.

         DOUGLAS A. PARKER has been President-Purchasing Division and a director of the Company since March 1997. Mr. Parker is also President of LPC. Mr. Parker, a graduate of Tulane University in International Business, has been with LPC for 17 years. Mr. Parker is responsible for the development of the overseas offices in Sandton, Singapore and Dubai, coordinating the international operations and sales, as well as vendor and client relationships. Mr. Parker is also a director of Shelby Williams Industries, Inc. Douglas Parker is the son of Leonard Parker.

         ALAN G. FRIEDBERG has been President - Renovation Division of the Company since March 1997. Previously, he was the Chief Executive Officer, President and a director of the Company from February 1996 to March 1997. He became the Chief Executive Officer of HRB in August 1995. Prior thereto, Mr. Friedberg was the founder and Chief Executive Officer of AGF.

         GUILLERMO A. MONTERO has been President of HRB since March 1997. Mr. Montero has been a senior executive officer of HRB since August 1995 and prior thereto was associated with AGF since 1979. Mr. Montero attended Oglethorpe University and Georgia Tech, receiving a B.A. degree in 1982.

         SCOTT A. KANIEWSKI has been a director of the Company since March 1996. Mr. Kaniewski has been a Member of Watermark LLC since February 1995 and the Managing Director of Watermark LLC since May 1997. Prior to his involvement with Watermark LLC, Mr. Kaniewski held several positions with VMS Realty Partners, including Vice President of Hotel Investments from December 1988 to March 1995. He is a Certified Public Accountant and a member of the Illinois CPA Society.

         LOUIS K. ADLER has been a director of the Company since September 1996. Mr. Adler has been a private investor for over five years in Houston, Texas. He has been Chairman of the Board and President of Bancshares, Inc. (Houston, TX) since 1973; Vice Chairman of the Board since 1992 and a director since 1988 of Luther's Bar-B- Q, Inc., a group of twenty restaurants in Texas, Louisiana and Colorado; a director, Secretary and Treasurer of Warwick Communications, Inc. since 1993; and a director and officer of several other private companies. Mr. Adler is also a trustee and the President of the Adler Foundation and member of the Dean's Advisory Counsel of Goizueta Business School of Emory University.

         GEORGE ASCH has been a director of the Company since September 1996. Since September 1994, Mr. Asch has been a Vice President of Gray, Seifert and Co., Inc. an investment management company which became a wholly-owned independent subsidiary of Legg Mason, Inc. in April 1994. For 25 years prior to joining Gray Seifert and Co., Inc. in August 1990, Mr. Asch served as President of a manufacturing company. He currently serves on the boards of various philanthropic organizations, including the Montefiore Medical Center and the Price Foundation. He is a graduate of Columbia College and served as an officer in the United States Navy.

         RICHARD A. BARTLETT has been a director of the Company since September 1996. Mr. Bartlett is a Managing Director of Resource Holdings Limited, a private merchant banking firm in New York City ("Resource Limited"). He specializes in legal aspects of mergers, acquisitions and other corporate restructurings. In that capacity, he sits and has sat on the board of various companies in which Resource Limited and its principals have made investments. From 1987 to 1993, he was a member of the Council of Foreign Relations and is a member of the New York State Bar. Mr. Bartlett received a law degree from Yale Law School and received his B.A. from Princeton University.

         All directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified. The officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, until they resign or until they have been removed from office.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established standing Audit and Compensation Committees. The Audit Committee exercises the power which the Board of Directors would otherwise hold with respect to matters pertaining to the audit of the financial statements of the Company and related financial matters. The Audit Committee consists of Messrs. Bartlett and Kaniewski. The Compensation Committee exercises the power which the Board of Directors would otherwise hold with respect to (i) the grant of options under the Employee Plan; and (ii) the compensation and benefits of all officers of the Company. The Compensation Committee consists of Messrs. Adler and Asch.

DIRECTOR COMPENSATION

         The Company does not currently compensate directors who are also executive officers of the Company for service on the Board of Directors. Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors. In addition, outside directors are entitled to receive options under the Directors' Plan. See "--1996 Outside Directors' Stock Option Plan."

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to Tova Schwartz, who served as Chief Executive Officer of the Company from its inception until February 1996 and Alan
G. Friedberg, who served as Chief Executive Officer of the Company from February 1996 to March 1997, and Howard G. Anders and Guillermo A. Montero, the Company's two most highly compensated executives (collectively, the "Named Executive Officers"). There is no other executive officer of the Company whose salary and bonus exceeded $100,000 with respect to the fiscal years ended December 31, 1996, 1995 and 1994. Robert Berman, who became the Company's Chief Executive Officer in March 1997, is paid an annual salary of $215,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                             LONG-TERM
                                                                                                           COMPENSATION
                                       ANNUAL COMPENSATION(1)                                                 AWARDS
----------------------------------------------------------------------------------------                   ------------

                                                                                                            SECURITIES
NAME AND                                                                                                    UNDERLYING
PRINCIPAL POSITION                        YEAR              SALARY($)               BONUS($)                OPTIONS(#)
------------------                        ----              ---------               --------                ----------

Alan G. Friedberg(2)..............        1996              $225,000                 $75,000                  400,000
                                          1995              $110,520                   --                       --
                                          1994                 --                      --                       --

Guillermo A. Montero(3)...........        1996              $190,000                 $76,665                  300,000
                                          1995              $ 83,337                   --                       --
                                          1994                 --                      --                       --

Howard G. Anders(4)...............        1996              $150,000                 $25,000                  100,000
                                          1995              $128,333                   --                      50,000
                                          1994              $ 39,999                   --                      50,000

Tova Schwartz(5)..................        1996                 --                      --                       --
                                          1995              $103,992                   --                       --
                                          1994              $100,000                 $83,333                    --

---------------------------
(1) Perquisites and other personal benefits, securities or property to each executive officer did not exceed the lesser of $50,000 or 10% of such executive's salary and bonus.
(2) Mr. Friedberg joined the Company in August 1995 as the Chief Executive Officer of HRB. In February 1996, he became the Chief Executive Officer and a director of the Company. Currently, Mr. Friedberg is the President-Renovation Division of the Company.
(3) Mr. Montero joined the Company in August 1995 as Vice President-Operations and Chief Operating Officer of HRB. Currently, Mr. Montero is President of HRB.
(4) Mr. Anders joined the Company in October 1994 as Executive Vice President, Chief Operating Officer and a director. In February 1996, he resigned as a director of the Company and became the Chief Financial Officer, Executive Vice President and Secretary of the Company.
(5) Ms. Schwartz served as the Company's Chief Executive Officer and President from its inception until she resigned in February 1996.

         The following table sets forth certain information regarding stock option grants made to the Named Executive Officers during the fiscal year ended December 31, 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                           NUMBER OF SECURITIES   % OF TOTAL OPTIONS
                            UNDERLYING OPTIONS   GRANTED TO EMPLOYEES     EXERCISE OR BASE
NAME                            GRANTED(#)          IN FISCAL YEAR          PRICE ($/SH)               EXPIRATION DATE
----                            ----------          --------------          ------------               ---------------

Alan G. Friedberg.........        400,000                 43%                   $2.75                      9/26/06

Guillermo Montero.........        300,000                 32%                   $2.75                      9/26/06

Howard G. Anders..........        100,000                 11%                   $2.75                      9/26/06

         The   following   table  sets  forth  certain   information   regarding
unexercised stock options held by the Named Executive Officers as of December 31, 1996.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                                     NUMBER OF SECURITIES UNDERLYING                 VALUE OF UNEXERCISED IN-THE-
                                          UNEXERCISED OPTIONS AT                           MONEY OPTIONS AT
                                             DECEMBER 31, 1996                          DECEMBER 31, 1996 $(1)
           NAME                         EXERCISABLE/UNEXERCISABLE                     EXERCISABLE/UNEXERCISABLE
           ----                         -------------------------                     -------------------------

Alan G. Friedberg.........                   200,000/200,000                              $800,000/$800,000

Guillermo Montero.........                   150,000/150,000                              $600,000/$600,000

Howard G. Anders..........                    150,000/50,000                              $747,500/$200,000

----------------------
(1) On December 31, 1996, the last reported sales price of the Common Stock on Nasdaq was $6.75 per share.

EMPLOYMENT AGREEMENTS

         Pursuant to the Divestiture Agreement, on February 26, 1996 the Company and Tova Schwartz agreed that Ms. Schwartz would provide consulting services to the Company on a part-time basis for a term of three years, to be compensated at a rate of $100,000 per year. As additional consideration for the purchase of the lighting business, the Company agreed to refer lighting business to Ms. Schwartz or an entity controlled by her and Ms. Schwartz agreed to pay commissions to the Company for a period of three years at a rate of 10% (or as negotiated), of the net invoice price of all sales referred to Ms. Schwartz by the Company. As of the date of this Prospectus, no commissions have been paid by Ms. Schwartz to the Company.

         In addition, pursuant to the Divestiture Agreement, on February 26, 1996 Mr. Friedberg, Mr. Montero and the Company agreed on the terms of their respective employment with the Company, for an initial term of three years, subject to automatic renewal for successive twelve-month periods unless either party provides the other with a notification of non-renewal. The salary of Mr. Friedberg is $225,000 annually, and Mr. Montero is $190,000 annually and Messrs. Friedberg and Mr. Montero have agreed not to compete with the Company during the two year period after the termination of their employment with the Company.

         On April 1, 1996, the Company entered into a two year employment agreement with Mr. Anders, at an initial base salary of $150,000 per annum, which was increased to $185,000 effective June 1, 1997. Pursuant to such agreement, Mr. Anders has agreed not to compete with the Company during the term of the agreement and for a period of two years thereafter.

         In connection with the acquisition of LPC, effective January 1, 1997, the Company and LPC entered into an employment agreement with Leonard Parker, pursuant to which Mr. Parker is to be employed as Chairman of LPC for a period of three years at a base salary of $250,000 per annum, which salary is to be increased based on the consumer price index. Pursuant to the agreement, Mr. Parker's salary for the period from January 1, 1999 through December 31, 2000 was paid in January 1997. Pursuant to the agreement, Mr. Parker has agreed to not to compete with the Company during the term of his employment thereunder, and for a period of one year thereafter.

         In connection with the acquisition of LPC, effective January 1, 1997, the Company and LPC entered into an employment agreement with Douglas Parker, pursuant to which Mr. Parker is to be employed as President of LPC for a period of two years at a base salary of $175,000 per annum, which salary is to be increased based upon the consumer price index. In addition to his base salary, Mr. Parker is eligible to receive bonuses equal to up to 20% of his base salary based upon the achievement of performance criteria. In addition, Mr. Parker was granted options to purchase 65,000 shares of Common Stock at an exercise price of $6.75 per share under the Employee Plan. Pursuant to the agreement, Mr.
Parker has agreed not to compete with the Company during the term of his employment thereunder and for a period of one year thereafter.

         In connection with the acquisition of LPC, effective January 1, 1997, the Company and LPC entered into an employment agreement with Bradley Parker pursuant to which he is to be employed as Chief Executive Officer of LPC upon the same terms and conditions as those contained in Mr. Douglas Parker's employment agreement. In addition, effective January 1, 1997, the Company and Parker Reorder entered into employment agreements with each of Philip Parker and Mitchell Parker pursuant to which they are to be employed as President and Chief Executive Officer, respectively, of Parker Reorder upon the same terms and conditions as those contained in Mr.
Douglas Parker's employment agreement.

1996 EMPLOYEE STOCK OPTION PLAN

         In September 1996, the Company's Board of Directors adopted, and the Company's shareholders approved, the Employee Plan. The purpose of the Employee Plan is to promote the success of the Company by providing additional incentive to the officers and employees of the Company who are primarily responsible for the management and growth of the Company, or otherwise materially contribute to the conduct and direction of its business, operations and affairs, in order to strengthen their desire to remain in the employ of the Company and to stimulate their efforts on behalf of the Company, and to retain and attract to the employ of the Company persons of competence.

         The Employee Plan provides that the maximum number of shares of Common Stock reserved for awards thereunder shall be 1,700,000. As of the date of this Prospectus, options to purchase 1,189,000 shares of Common Stock have been granted under the Employee Plan at a weighted average exercise price of $3.62 per share, of which 1,170,750 remain outstanding. The Employee Plan provides for the grant of (i) options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and (ii) options not intended to so qualify. The exercise price of options granted under the Employee Plan may be less than, more than or equal to the fair market value of such shares on the date of grant; provided, however, that the exercise price of an Incentive Stock Option at the time of grant thereof shall (i), if such Incentive Stock Option is being granted to a 10% shareholder, be at least 110% of the fair market value on the date of grant and (ii), if such Incentive Stock Option is being granted to any other person, be at least 100% of the fair market value on the date of grant. Any options granted under the Employee Plan that shall expire, terminate or otherwise be annulled for any reason without having been exercised shall again be available for purposes of the Employee Plan.

         The Employee Plan is administered by a committee (the "Committee") comprised of not less than two members of the Company's Board of Directors who are "disinterested persons" for purposes of Rule 16b-3 under the Exchange Act. The Committee has the power and authority to grant to eligible persons options to purchase shares of Common Stock under the Employee Plan and to determine the restrictions, terms and conditions of all such options granted as well as to interpret the provisions of the Employee Plan, any agreements relating to awards granted under the Employee Plan, and to supervise the administration of the Employee Plan.

         No Incentive Stock Options may be granted to any person for which the "fair market value," as defined within the Employee Plan, determined as of the time an Incentive Stock Option is granted to such person, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such person during any calendar year under all plans of the Company and its subsidiaries, shall exceed $100,000.

         Subject to the provisions of the Employee Plan with respect to death, retirement and termination of employment, the term of each option shall be for such period as the Committee shall determine as set forth in the applicable option agreement, but not more than (i) five years from the date of grant in the case of Incentive Stock Options held by 10% or greater shareholders and (ii) ten years from the date of grant in the case of all other Incentive Stock Options.

         The Employee Plan is intended to comply in all respects with Rule 16b-3 under the Exchange Act.

1996 OUTSIDE DIRECTORS' STOCK OPTION PLAN

         In September 1996, the Company's Board of Directors adopted, and the Company's shareholders approved, the Directors' Plan for purposes of securing for the Company and its shareholders the benefits arising from stock ownership by outside directors. Each outside director who becomes a director after March 1, 1996 shall receive an initial grant of an option to purchase 15,000 shares of Common Stock. To the extent that shares of Common Stock remain available for the grant of options under the Directors' Plan on April 1 of each year, commencing on April 1, 1997, each outside director shall automatically be granted an option to purchase 10,000 shares of Common Stock. Options granted under the Directors' Plan shall be exercisable in three equal installments, commencing on the first anniversary of the grant date. The exercise price of such options is the closing price of the Company's Common Stock on Nasdaq on the business day immediately prior to grant. As of the date of this Prospectus, 250,000 shares of Common Stock have been reserved for issuance under the Directors' Plan and the Company has granted 100,000 options to purchase shares of Common Stock under the Directors' Plan at a weighted average exercise price of $4.10 per share, none of which are currently exercisable. The Directors' Plan is intended to comply in all respects with Rule 16b-3 under the Exchange Act.

1994 NON-STATUTORY STOCK OPTION PLAN

         In 1994, the Company adopted a non-statutory stock option plan, which was subsequently terminated. As of the date of this Prospectus, options to purchase 50,000 shares of Common Stock are outstanding under such plan.


                              CERTAIN TRANSACTIONS

         The Company hired Interstate Interior Services ("Interstate") as a subcontractor on certain of its projects. The President of Interstate is the sister of Alan G. Friedberg, the President of the Renovation Division of the Company. During 1996 and from August 1, 1995, the date the Company acquired its hospitality restoration business, to December 31, 1995, the Company paid fees of $172,786 and $712,137, respectively, to Interstate.

         See "Business -- History of the Company" for a description of the agreement whereby the Company sold its lighting business to Ms. Tova Schwartz, the Company's former Chief Executive Officer and President.

         In February 1996, the Company engaged Resource Holdings as a financial advisor until December 31, 1997. As compensation for such engagement, the Company granted Resource Holdings a five-year option to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share and paid a retainer of $10,000 per month for one year. Richard Bartlett, a director of the Company, is a Managing Director of Resource Holdings.

           In April 1996, the Company and Watermark agreed to adjust the purchase price paid for the assets and business of AGF resulting in a $350,000 note payable to the Company from Watermark.

         The Company is currently renovating Watermark's corporate headquarters. The Company bills Watermark regularly for such services. At December 31, 1996, the Company had a receivable of $492,824 from Watermark, which was collected in full during the first quarter of 1997.

         See "Business -- Apollo Joint Venture" for a description of the agreement whereby the Company entered into a joint venture with Apollo and Watermark LLC, an affiliate of Watertone, a holder in excess of 10% of the Company's outstanding Common Stock.

         All future and ongoing transactions and loans with officers, directors and principal shareholders of the Company will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the disinterested directors of the Company.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 30, 1997, and as adjusted to reflect the sale of the Shares offered hereby, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each person listed below is 450 Park Avenue, Suite 2603, New York, New York 10022.


                                                                                    PERCENT OF CLASS(2)
                                                                            -----------------------------------------
                                                        Shares                                              Upon
                                                     Beneficially                                       Completion of
           Beneficial Owner(1)                          Owned               Before Offering             the Offering
           -------------------                       ------------           ---------------             ------------

Watertone Holdings, LP....................             1,800,000(3)              23.04%                     17.45%
Watermark Limited, LLC....................             1,800,000(3)              23.04%                     17.45%
Robert A. Berman..........................             1,800,000(3)              23.04%                     17.45%
Watertone, LLC............................               500,000(4)               6.40%                      4.85%
Joel A. Asen..............................               500,000(4)               6.40%                      4.85%
John A. Garraty, Jr.......................               500,000(4)               6.40%                      4.85%
E.W. Plaut................................               500,000(4)               6.40%                      4.85%
Tova Schwartz.............................               493,155(5)               6.31%                      4.78%
John C. Shaw..............................               411,666(6)               5.07%                      3.88%
Richard A. Bartlett.......................               408,166(7)               5.03%                      3.85%
Jerry M. Seslowe..........................               403,334(8)               4.97%                      3.80%
Leonard Parker..........................                 300,000                  3.84%                      2.91%
Douglas Parker..........................                 190,000                  2.43%                      1.84%
Alan G. Friedberg.........................               210,000(9)               2.62%                      2.00%
Guillermo A. Montero......................               169,792(10)              2.13%                      1.62%
Howard G. Anders..........................               154,500(11)              1.94%                      1.48%
Louis K. Adler............................                75,000                   *                          *
George Asch...............................                75,000                   *                          *
Scott A. Kaniewski........................                 2,000                   *                          *
All Officers and Directors as a group
 (10 persons).............................             3,384,458(12)             39.30%                     30.46%

-------------------------
*        Less than 1%

(1) Except as outlined herein, the persons named in the table, to the Company's knowledge, have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) Calculations assume that all options and warrants which are exercisable within 60 days after June 30, 1997 have been exercised.
(3) The address for each of Watertone and Watermark LLC is 730 Park Avenue, 9th Floor, New York, New York 10019. Consists of 1,800,000 shares of Common Stock held by Watertone, as to which each of Watermark LLC and Mr. Berman are attributed beneficial ownership pursuant to Rule 13d-3 of the Exchange Act ("Rule 13d-3"). Watermark LLC (as the general partner of Watertone) and Mr. Berman (as the sole Manager of Watermark
         LLC) each have sole power to vote and dispose of the 1,800,000 shares of Common Stock. Watermark LLC disclaims beneficial ownership of all shares held by Watertone, other than those shares deemed to be beneficially owned by it pursuant to Rule 16a- 1(a)(2)(ii)(B) of the Exchange Act.
(4) The address for each of these beneficial owners is c/o Relco Inc., 3 Stamford Landing, 46 Southfield Avenue, Stamford, Connecticut 06902. Consists of 500,000 shares of Common Stock held by Watertone LLC as to which each of Watertone LLC, Joel A. Asen, John A. Garraty, Jr. and E.W. Plaut are attributed beneficial ownership pursuant to Rule 13d-3. Messrs. Asen, Garraty and Plaut, as Managers of Watertone LLC, have shared power to vote and dispose of the 500,000 shares of Common Stock. Each of Messrs. Asen, Garraty and Plaut disclaim beneficial ownership of all shares held by Watertone LLC other than those shares deemed to be beneficially owned by them pursuant to Rule 16a- 1(a)(2)(ii)(B) of the Exchange Act.
(5)      The address for Ms. Schwartz is 11 Wedgewood Lane,  Lawrence,  New York
         10178.
(6) The address for Mr. Shaw is c/o Resource Holdings Associates, L.P., 520 Madison Avenue, 40th Floor, New York, New York, 10022. Consists of (i) 100,516 shares of Common Stock owned individually by Mr. Shaw; (ii) 11,150 shares of Common Stock held by The Shaw Foundation, as to which Mr. Shaw is attributed beneficial ownership pursuant to Rule 13d-3; and
         (iii) 300,000 shares of Common Stock underlying the Option as to which Mr. Shaw is attributed beneficial ownership pursuant to Rule 13d-3. Mr. Shaw has sole power to vote and dispose of the 100,516 shares of Common Stock he owns individually and the 11,150 shares held by The Shaw Foundation. Mr. Shaw, as a Managing Director of Resource Holdings Limited, has shared power to vote and dispose of the 300,000 shares of Common Stock underlying the Option. Mr. Shaw disclaims beneficial ownership of all shares beneficially owned by Resource Holdings and the Shaw Foundation, other than those shares deemed to be beneficially owned by him pursuant to Rule 16a- 1(a)(2)(ii)(B) of the Exchange Act.
(7) The address for Mr. Bartlett is c/o Resource Holdings Associates, L.P., 520 Madison Avenue, 40th Floor, New York, New York, 10022. Consists of
         (i) 108,166 shares of Common Stock owned individually by Mr. Bartlett; and (ii) 300,000 shares of Common Stock underlying an option granted to Resource Holdings by the Company as partial compensation for services rendered as a consultant (the "Option") as to which Mr. Bartlett is attributed beneficial ownership pursuant to Rule 13d-3. Mr. Bartlett has sole power to vote and dispose of the 108,166 shares of Common Stock he owns individually. Mr. Bartlett, as a Managing Director of Resource Holdings Limited, has shared power to vote and dispose of the 300,000 shares of Common Stock underlying the Option. Mr. Bartlett disclaims beneficial ownership of all shares beneficially owned by Resource Holdings, other than those shares deemed to be beneficially owned by him pursuant to Rule 16a-1(a)(2)(ii)(B) of the Exchange Act.
(8) The address for Mr. Seslowe is c/o Resource Holdings Associates, L.P., 520 Madison Avenue, 40th Floor, New York, New York, 10022. Consists of
         (i) 103,334 shares of Common Stock owned individually by Mr. Seslowe; and (ii) 300,000 shares of Common Stock underlying the Option as to which Mr. Seslowe is attributed beneficial ownership pursuant to Rule 13d-3. Mr. Seslowe has sole power to vote and dispose of the 103,334 shares of Common Stock he owns individually. Mr. Seslowe, as a Managing Director of Resource Holdings Limited, has shared power to vote and dispose of the 300,000 shares of Common Stock underlying the Option. Mr. Seslowe disclaims beneficial ownership of all shares beneficially owned by Resource Holdings, other than those shares deemed to be beneficially owned by him pursuant to Rule 16a-1(a)(2)(ii)(B) of the Exchange Act.
(9) Consists of (i) 10,000 shares of Common Stock held individually by Mr. Friedberg; and (ii) 200,000 shares of Common Stock issuable upon exercise of presently exercisable options currently held by Mr. Friedberg.
(10) Consists of (i) 19,792 shares of Common Stock held by Mr. Montero's wife Maria Elizabeth Leon, as to which Mr. Montero disclaims beneficial ownership pursuant to Rule 16a-1(a)(2)(ii)(A) of the Exchange Act; and
         (ii) 150,000 shares of Common Stock issuable upon exercise of presently exercisable options currently held by Mr. Montero.
(11) Consists of (i) 4,500 shares of Common Stock held individually by Mr. Anders; and (ii) 150,000 shares of Common Stock issuable upon exercise of presently exercisable options currently held by Mr. Anders.
(12) Includes options to purchase 710,000 shares of Common Stock at exercise prices ranging from $1.275 to $2.75 per share.

                            DESCRIPTION OF SECURITIES

         The following summary of certain terms of the Common Stock and the Preferred Stock of the Company does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and By-laws, each as amended, which are included as exhibits to the Registration Statement of which this Prospectus is a part, and the provisions of applicable law.

DESCRIPTION OF COMMON STOCK

         The Company's Certificate of Incorporation, as amended, authorizes the issuance of 20,000,000 shares of Common Stock. As of June 30, 1997, there were 7,812,239 shares of Common Stock issued and outstanding. All outstanding shares of Common Stock are, and the Shares offered hereby will be, validly issued, fully paid and non-assessable. Holders of Common Stock are entitled to share ratably in such dividends and distributions as may from time to time be declared by the Board of Directors of the Company from funds legally available therefor and upon liquidation will be entitled to share ratably in any assets of the Company legally available for distribution to holders of the Common Stock. The Company's Certificate of Incorporation and By-Laws, each as amended, do not confer any preemptive, subscription, redemption or conversion rights on the holders of Common Stock. Holders of Common Stock are entitled to cast one vote for each share held of record on each matter submitted to a vote of shareholders. There is no provision in the Company's Certificate of Incorporation or By-Laws, each as amended, for cumulative voting, which means that holders of a majority of the voting power may elect all of the directors.

DESCRIPTION OF PREFERRED STOCK

         The Company's Certificate of Incorporation, as amended, authorizes the issuance of 3,000,000 shares of Preferred Stock and, in connection with the acquisition of LPC the Company has issued 200,000 of such shares of Preferred Stock as 6% Redeemable Convertible Preferred Stock (the "LPC Preferred"). The LPC Preferred has a stated value of $25 per share (the "Stated Value").

         The holders of LPC Preferred are entitled to receive cash dividends at the rate of six percent (or $1.50) per annum per share of LPC Preferred (the "Preferred Dividend"), accruing from the date of issuance and payable commencing March 31, 1998. If the Company is legally capable of paying the Preferred Dividend and elects to accrue such amount, such accrued dividends shall bear interest at the rate of 13 1/2% per annum until paid. The holders of the LPC Preferred are also entitled to receive out of the cumulative net profits of Parker Reorder (the "Cumulative Net Profits"), an annual cash payment (the Participating Dividend") equal to 20% of (i) the Cumulative Net Profits of
Parker Reorder measured from January 1, 1997, less (ii) all Participating Dividends previously made to the holders of the LPC Preferred. The holders of the LPC Preferred are also entitled to a liquidation preference.

         The LPC Preferred is convertible, at any one time during the period from January 10, 1998 to January 10, 2001, into (i) 1,000,000 shares of Common Stock, subject to upward adjustment to a maximum of 5,000,000 shares in the event that the market price of the Common Stock is below $5.00 at the time of conversion or (ii) 9.80% of the outstanding capital stock of Parker Reorder. The LPC Preferred is also redeemable, at any time after January 10, 2002, at the request of the holders of all of the LPC Preferred, at a redemption price (the "Redemption Price") equal to the Stated Value for each such share of LPC Preferred, plus an amount equal to all accrued and unpaid Preferred Dividends and interest thereon, if any. At any time after January 10, 2000, the Company shall have the option to redeem the LPC Preferred at the Redemption Price.

         The holders of LPC Preferred are entitled to vote on all matters submitted to the holders of the Common Stock and each share of LPC Preferred is entitled to 4.17 votes. The holders of record of the LPC Preferred, voting as a class, are entitled to elect two directors to the Company's Board of Directors at any time that any of the LPC Preferred is outstanding.

INDEMNIFICATION OF DIRECTORS

         As permitted by the New York Business Corporation Law (the "NYBCL"), the Company's Certificate of Incorporation and its By-Laws, each as amended, limit the personal liability of directors of the Company or its shareholders for damages for any breach of duty in such capacity. Liability is not eliminated for
(i) any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he is not legally entitled or (ii) any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the NYBCL.

NEW YORK BUSINESS CORPORATION LAW

         The Company is subject to the NYBCL. Section 1600 of the NYBCL, known as the "Security Takeover Disclosure Act," applies to "takeover bids," generally defined to mean the acquisition of or offer to acquire by an offeror from an offeree, pursuant to a tender offer or request or invitations for tenders, any equity security of a target company, if after acquisition thereof, the offeror would, directly or indirectly, be a beneficial owner of more than five percent of any class of the issued and outstanding equity securities of such target company.

         No offeror shall make a takeover bid unless as soon as practicable on the date of commencement on the takeover bid he files with the New York Attorney General and delivers to the target company at its principal executive offices a registration statement containing certain specified information as set forth in
Section 1603 of the NYBCL.

         The foregoing discussion of certain provisions of the NYBCL is qualified in its entirety by reference to those NYBCL provisions. The area of state anti-takeover law has been rapidly changing in recent years. For example, certain state statutes have been contested on the basis of federal preemption and other theories. Moreover, the anti-takeover laws do not completely insulate corporations from hostile takeovers and do not change existing law concerning directors' fiduciary duties to shareholders. Shareholders are therefore urged to consult their respective legal counsel regarding applicable anti-takeover laws and their effect on the Company and its shareholders.

TRANSFER AGENT AND REGISTRAR

         The Company's transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

QUOTATION ON NASDAQ

         The Company's Common Stock is currently quoted on Nasdaq under the symbol "ROOM." Application has been made to have Common Stock approved for quotation on Nasdaq NMS under the symbol "ROOM."

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the Offering, the Company will have 10,312,239 shares of Common Stock issued and outstanding. Of these shares, a total of 5,655,168 shares of Common Stock (including the 2,500,000 shares offered hereby) will be freely tradable without restriction or registration under the Securities Act by persons other than "affiliates" of the Company, as defined in the Securities Act (who would be required to sell under Rule 144 under the Securities Act). The remaining 4,657,071 shares of Common Stock outstanding upon completion of the Offering will be "restricted securities" as that term is defined by Rule 144 (the "Restricted Shares").

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year (including the holding period of any prior owner except an affiliate), including persons who may be deemed "affiliates" of the Company, would be entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of one percent of the number of shares of Common Stock then outstanding (approximately 130,060 shares upon completion of the Offering) or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sales. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements, and to the availability of current public information about the Company. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above. Rule 144 also provides that affiliates who are selling shares that are not Restricted Shares must nonetheless comply with the same restrictions applicable to Restricted Shares with the exception of the holding period requirement.

         The Company, its officers, directors and Watertone, who beneficially own 2,799,458 shares of Common Stock (together with an aggregate of 1,250,000 shares of Common Stock underlying outstanding options), have agreed that, without the prior written consent of Jefferies, he, she or it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction describe in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Jefferies may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements.

         No predictions can be made as to the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities in the future. See "Risk Factors -- Shares Eligible for Future Sale."

                                  UNDERWRITING

         Subject  to the terms  and  conditions  set  forth in the  Underwriting
Agreement dated the date of this Prospectus (the "Underwriting Agreement") between the Company and Jefferies, as representative of the several underwriters named below (collectively, the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have agreed, severally and jointly, through Jefferies, to purchase the number of shares of Common Stock set forth opposite their respective names in the table below at the price set forth on the cover page of this Prospectus.

UNDERWRITERS                                         NUMBER OF SHARES
------------                                         ----------------

Jefferies & Company, Inc......................

         Total................................          2,500,000
                                                        =========

         The Underwriting Agreement provides that the obligation of the Underwriters to purchase the shares of Common Stock offered hereby is subject to certain conditions. The Underwriters are committed to purchase all of the shares of Common Stock offered hereby (other than those covered by the over-allotment option described below), if any are purchased.

         The Underwriters propose to offer the Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $____ per share. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $____ per share to certain other dealers. After the Offering, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by Jefferies.

         The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase 375,000 additional shares of Common Stock at the public offering price less the underwriting discounts and commissions, all as set forth on the cover page of this Prospectus. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table. The Underwriters may exercise such right of purchase only for the purpose of covering over-allotments, if any, made in connection with the sale of the shares of Common Stock.

         The Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

         The Company has agreed with Jefferies not to offer, issue or sell any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock for a period of 180 days from the date of this Prospectus, subject to certain limited exceptions, without prior written consent of Jefferies. Certain holders owning an aggregate of 3,792,613 shares of Common Stock (together with an aggregate of 1,250,000 shares of Common Stock underlying outstanding options), including all of the officers and directors of the Company, agreed not to publicly sell or otherwise dispose of their shares of Common Stock, securities of the Company convertible into or exercisable or exchangeable for, shares of Common Stock, or shares of Common Stock received upon conversion, exercise, or exchange of such securities, without the prior written consent of Jefferies for a period of 180 days from the date of this Prospectus.

         Subject to the sale of all 2,500,000 shares of Common Stock offered hereby, the Company has also agreed to issue to Jefferies warrants (the "Jefferies' Warrants") to purchase 2.5% of the outstanding Common Stock on a fully diluted basis after completion of the Offering at an exercise price of $12.00 per share. The holders will have certain registration rights with respect to the Common Stock issuable upon exercise of the Jefferies' Warrants.

         In order to facilitate the Offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot in connection with the Offering, creating a short position in the Common Stock for their own account. In addition, to cover over-allotments or to stabilize the price of the Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Common Stock in the Offering, if the syndicate repurchases previously distributed Common Stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

         The Underwriters and dealers may engage in passive market making transactions in the Common Stock in accordance with Rule 103 of Regulation M promulgated by the Securities and Exchange Commission (the "Commission"). In general, a passive market maker may not bid for, or purchase, the Common Stock at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in the Common Stock during a specified two month prior period. A passive market maker must identify passive market making bids as such on the Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market price of the Common Stock above independent market levels. Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

                                  LEGAL MATTERS

         The legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by Olshan Grundman Frome &
Rosenzweig LLP, 505 Park Avenue, New York, New York 10022. Counsel for the Underwriters in connection with this Offering is Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California 94111.

                                     EXPERTS

         The financial statements of Hospitality Worldwide Services, Inc. and Subsidiary except for The Leonard Parker Company (Africa) (Proprietary) Limited and LPC and Affiliates, included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The financial statements of The Leonard Parker Company (Africa) (Proprietary) Limited which are not included in this Prospectus have been audited by Fotinakis Phitidis (SA), to the extent and for the periods set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Common Stock is quoted on Nasdaq and such reports, proxy statements and other information may also be inspected at the offices of Nasdaq, 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the securities offered hereby (such Registration Statement with all exhibits, and amendments thereto being referred to hereinafter as the "Registration Statement"). This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. The statements contained in this Prospectus as to the contents of any contract or any other document in this Prospectus are not necessarily complete and, in each instance, reference is made to the copy of such Registration Statement, each such statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge and copied at the Commission's Public Reference Section located at 450 Fifth Street, N.W., Washington, D.C. 20549, its Midwest Regional Office, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 upon payment of the fees prescribed by the Commission. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                              CHANGE IN ACCOUNTANTS

         On March 14, 1996, the Company dismissed Arthur Andersen LLP ("Andersen") as its independent accountants. The Company's Board of Directors approved such dismissal. Andersen's accountant's report on the financial statements of the Company for the prior two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. On March 15, 1996, BDO Seidman, LLP was engaged as new independent accountants to the Company.

                   INDEX TO PRO FORMA FINANCIAL STATEMENTS

                                                                            PAGE


HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARY
AND THE LEONARD PARKER COMPANY AND AFFILIATES

Unaudited Pro Forma Condensed Consolidated
  Financial Information.....................................................P-2

Pro Forma  Condensed  Consolidated  Statements of Operations for
  the years ended December 31, 1995 (unaudited) and December 31, 1996
  (unaudited), and three months ended March 31, 1996 (unaudited)............P-3

Notes to Pro Forma Condensed Consolidated Statements of Operations..........P-6

               HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARY
                  AND THE LEONARD PARKER COMPANY AND AFFILIATES


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On August 1, 1995, the Company acquired substantially all of the assets and business and assumed certain liabilities of AGF Interior Services Co. (d/b/a Hospitality Restoration and Builders) ("AGF") through its newly formed subsidiary corporation, Hospitality Restoration and Builders, Inc. ("HRB").

The aggregate consideration for the acquisition pursuant to the Asset Purchase Agreement which was dated August 1, 1995, subject to final determination subsequent to that date, was $5,450,000. As finally determined, the purchase price consists of a $2,150,000 promissory note payable to AGF over five years, bearing interest at 8% per annum and 2,500,000 shares of the Company's common stock, delivered to AGF and issued in the name of AGF's sole stockholder, Watermark Investments Ltd. ("Watermark"). The acquisition resulted in goodwill of $6,599,639, which is being amortized on a straight-line basis over its estimated useful life of 17 years. The acquisition was accounted for as a purchase with the results of HRB included in the consolidated financial statements from the acquisition date.

On January 10, 1997, Hospitality Worldwide Services, Inc. (the "Company") acquired The Leonard Parker Company and Affiliates ("LPC"), including its then subsidiary, Parker Reorder Corporation ("Parker Reorder").

The $12,436,229 purchase price of LPC consisted of 1,250,000 newly issued shares of Common Stock and 200,000 shares of 6% redeemable convertible preferred stock, $25 stated value, convertible on a formula basis, into 1,000,000 shares of Common Stock (subject to upward adjustment to a maximum of 5,000,000 shares in the event that the market price of the Common Stock is below $5.00 at the time of conversion) during the period from January 10, 1998 to January 10, 2000. The acquisition has been accounted for as a purchase with the results of LPC and Parker Reorder included in the consolidated financial statements of the Company from the date of acquisition.

The accompanying unaudited pro forma condensed consolidated statements of operations illustrate the effect of the acquisitions of HRB and LPC on the Company's results of operations. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and three months ended March 31, 1996, assume the acquisition of LPC took place on January 1, 1996. The condensed consolidated statements of operations for the year ended December 31, 1995, assumes the acquisitions of LPC and HRB took place on January 1, 1995.

The unaudited pro forma condensed consolidated statements of operations have been included as required by the rules of the SEC and are provided for comparative purposes only. The pro forma statements of operations do not purport to be indicative of the results which would have been obtained if the acquisitions had been effected on the date or dates indicated or which may be obtained in the future. The unaudited pro forma condensed consolidated statements of operations are based on management's current estimate of the fair value of the securities issued to the former owners of LPC .

The accompanying unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the respective historical financial statements of the Company and those of LPC, which are contained elsewhere herein.

               HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARY
                  AND THE LEONARD PARKER COMPANY AND AFFILIATES

            PRO FORMA CONDENSED CONSOLIDATED STATMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)

                                                                                   PRO FORMA
                                                  HWS             LPC            ADJUSTMENTS (B)       PRO FORMA
                                            ========================================================================
Revenues                                    $  4,980,291    $   45,143,479      $ 2,179,000  (5)    $   52,302,770
                                            -----------------------------------------------------------------------

Cost of revenues                               3,823,779        40,785,288        1,970,000  (6)        46,579,067
Selling, general and administrative
   expenses                                    1,619,189         4,488,527          400,000  (1)         8,008,716
                                                                                    440,000  (2)
                                                                                    835,000  (7)
                                                                                    226,000  (8)
                                            -----------------------------------------------------------------------
                                               5,442,968        45,273,815        3,871,000             54,587,783
                                            -----------------------------------------------------------------------

Loss from operations                            (462,677)         (130,336)      (1,692,000)            (2,285,013)
                                            -----------------------------------------------------------------------

Other income (expense):
  Interest income                                120,257           145,425          (17,000) (9)           248,682
  Interest expense                               (13,007)          (24,601)                                (37,608)
                                            -----------------------------------------------------------------------
                                                 107,250           120,824          (17,000)               211,074

                                            -----------------------------------------------------------------------
Loss before provision for income taxes          (355,427)           (9,512)      (1,709,000)            (2,073,939)

Provision for income taxes                        25,000             2,281          (25,000) (10)            2,281

                                            -----------------------------------------------------------------------
Loss from continuing operations                 (380,427)          (11,793)      (1,684,000)            (2,076,220)

Dividends on preferred shares                                                       300,000  (3)           300,000

                                            -----------------------------------------------------------------------
Loss applicable to common shareholders      $   (380,427)   $      (11,793)     $(1,984,000)        $   (2,376,220)
                                            -----------------------------------------------------------------------

Loss per share:
      Continuing operations                        (0.07)                                                    (0.28)
                                            -------------                                           ---------------

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING                 5,653,052                                                 8,375,655
                                            -------------                                           ---------------


            See accompanying notes to pro forma financial statements

               HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARY
                  AND THE LEONARD PARKER COMPANY AND AFFILIATES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)


                                                                                       PRO FORMA
                                                     HWS              LPC            ADJUSTMENTS (B)      PRO FORMA
                                                --------------------------------------------------------------------------

Revenues                                        $  24,367,112     $  58,700,612    $                     $  83,067,724
                                                -----------------------------------------------------------------------

Cost of revenues                                   18,289,924        51,881,883                             70,171,807
Selling, general and administrative
   expenses                                         3,218,520         8,566,005          400,000 (1)        10,309,525
                                                                                      (1,875,000)(2)
                                                -----------------------------------------------------------------------
                                                   21,508,444        60,447,888       (1,475,000)           80,481,332
                                                -----------------------------------------------------------------------

Income (loss) from operations                       2,858,668        (1,747,276)       1,475,000             2,586,392

Other income (expense):
  Interest income                                       1,141           259,251                                260,392
  Interest expense                                    (26,101)          (18,572)                               (44,673)
Income (loss) before provision for income
    taxes                                       -----------------------------------------------------------------------
                                                    2,833,708        (1,506,597)       1,475,000             2,802,111

Provision for income taxes                            926,375            45,571           95,000  (4)        1,066,946

                                                -----------------------------------------------------------------------
Income (loss) from continuing operations            1,907,333        (1,552,168)       1,380,000             1,735,165

Dividends on preferred shares                                                            300,000 (3)           300,000

                                                -----------------------------------------------------------------------
Income (loss) applicable to common shareholders $   1,907,333     $  (1,552,168)   $   1,080,000         $   1,435,165
                                                -----------------------------------------------------------------------

Income per share:
      Continuing operations                              0.27                                                     0.17
                                                --------------                                           --------------

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING                      7,192,361                                                8,442,361
                                                --------------                                           --------------


            See accompanying notes to pro forma financial statements

               HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARY
                  AND THE LEONARD PARKER COMPANY AND AFFILIATES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1996
                                   (UNAUDITED)


                                                                                      PRO FORMA
                                                      HWS              LPC           ADJUSTMENTS (B)   PRO FORMA
                                                 -----------------------------------------------------------------

Revenues                                         $  1,993,321      $ 10,611,472     $               $ 12,604,793
                                                 ----------------------------------------------------------------

Cost of revenues                                    1,676,801         8,768,006                       10,444,807
Selling, general and administrative
   expenses                                           440,431         1,238,994        100,000  (1)    1,914,425
                                                                                       135,000  (2)
                                                 ----------------------------------------------------------------
                                                    2,117,232        10,007,000        235,000        12,359,232
                                                 ----------------------------------------------------------------

Income (loss) from operations                        (123,911)          604,472       (235,000)          245,561

Other income (expense):
  Interest income                                       2,708                 -               -            2,708
  Interest expense                                          -                 -               -                -
                                                 ----------------------------------------------------------------
                                                        2,708                 -               -            2,708
Income (loss) before provision for income
                                                 ----------------------------------------------------------------
    taxes                                            (121,203)          604,472       (235,000)          248,269

Provision for income taxes                                  -                 -        132,000  (4)      132,000

                                                 ----------------------------------------------------------------
Income (loss) from continuing operations             (121,203)          604,472       (367,000)          116,269

Dividends on preferred shares                                                           75,000  (3)       75,000

                                                 ----------------------------------------------------------------
Income (loss) applicable to common shareholders  $   (121,203)     $    604,472     $ (442,000)     $     41,269
                                                 ----------------------------------------------------------------

Income per share:
      Continuing operations                             (0.02)                                              0.01
                                                 -------------                                     --------------

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING                      6,949,556                                          8,199,556
                                                 -------------                                     --------------


            See accompanying notes to pro forma financial statements

              HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARY
                  AND THE LEONARD PARKER COMPANY AND AFFILIATES


NOTE A

(1) The components of the purchase price of the net assets of LPC are as follows:


            Components of Purchase Price:
                      Preferred Stock Issued               $  5,000,000
                      Common Stock Issued                     6,953,190
                      Accrual for acquisition costs             483,039
                                                          --------------
                      Purchase price                         12,436,229
                      Tangible net worth acquired              (348,190)
                                                          --------------
                      Goodwill                            $  12,088,039

               HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARY
                  AND THE LEONARD PARKER COMPANY AND AFFILIATES

NOTE B

The pro forma adjustments to the unaudited pro forma condensed consolidated statements of income are as follows:


                                                                 December 31,             December 31,                  March 31,
                                                                     1995                     1996                         1996
                                                                 ---------------      -----------------        --------------------
(1)   Amortization of goodwill over an estimated
      useful life of 30 years.                                      $400,000              $400,000                    $  100,000

(2)   Adjust historical  compensation of officers to
      compensation per employment agreements entered
      into at date of acquisition.                                  $440,000           $(1,875,000)                   $  135,000

(3)   To record dividends of  6% on preferred stock                 $300,000              $300,000                    $   75,000

(4)   To provide for additional income taxes on LPC's
      pro forma  income. Prior to the  acquisition,
      LPC was treated as an S  Corporation  for
      tax purposes.                                                                        $95,000                    $  132,000

(5)   Revenue for seven months for HRB.                              $2,179,000

(6)   Cost of revenues for HRB for seven months.                     $1,970,000

(7)   Selling, general and administrative expenses for
      HRB for seven months.                                          $  835,000

(8)   Amortization of goodwill over an estimated
      useful life of 17 years.                                       $  226,000

(9)   Adjust interest income for reduction of note
      receivable  from Watermark.                                    $  (17,000)


(10)  Elimination of income tax provision
      resulting from utilization of pro forma
      operating loss for  the seven months
      ended July 31, 1995                                            $  (25,000)

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE

HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARIES

Report of Independent Certified Public Accountants..........................F-2

Consolidated Balance Sheets as of December 31, 1996 and
  March 31, 1997 (unaudited)................................................F-3

Consolidated Statements of Operations for the years ended
  December 31, 1995 and 1996 and the three months ended
  March 31, 1996 and 1997 (unaudited).......................................F-4

Consolidated Statements of Changes in Stockholders'
  Equity for the years ended December 31, 1995 and 1996
  and the three months ended March 31, 1997 (unaudited).....................F-5

Consolidated Statements of Cash Flows for the years ended
  December 31, 1995 and 1996 and the three months as ended
  March 31, 1996 and 1997 (unaudited).......................................F-6

Notes to Consolidated Financial Statements..................................F-8

THE LEONARD PARKER COMPANY AND AFFILIATES

Reports of Independent Certified Public Accountants.........................F-21

Combined Balance Sheet as of December 31, 1996..............................F-23

Combined Statements of Operations for the years ended
  December 31, 1995 and 1996................................................F-24

Combined Statements of Stockholders' Equity for the years
  ended December 31, 1995 and 1996..........................................F-25

Combined Statements of Cash Flows for the years ended
  December 31, 1995 and 1996................................................F-26

Summary of Accounting Policies..............................................F-28

Notes to Combined Financial Statements......................................F-31

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors
Hospitality Worldwide Services, Inc.
New York, New York

We have audited the accompanying consolidated balance sheet of Hospitality Worldwide Services, Inc. (formerly Light Savers U.S.A., Inc.) and subsidiary as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hospitality Worldwide Services, Inc. and subsidiary as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP



New York, New York

March 21, 1997

              HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                 ASSETS (NOTE 8)

                                                                                       DECEMBER 31, 1996       MARCH 31, 1997
                                                                                     --------------------     ---------------------
Current Assets:                                                                                                   (UNAUDITED)
    Cash and cash equivalents                                                        $    276,191             $     663,339
    Accounts receivable, net of allowance for
         doubtful accounts of $50,000 and $309,128 (Notes 5 and 10)                     3,134,841                11,745,972
    Current portion of note receivable - related party (Note 3)                            70,000                    88,000
    Costs and estimated earnings in excess of
         billings on uncompleted contracts  (Note 6)                                    2,176,907                 2,234,050
    Advances to vendors                                                                           -                 744,306
    Prepaid and other current assets                                                      421,303                   687,050
                                                                                     -------------        ------------------
                         Total current assets                                           6,079,242                16,162,717

Property and equipment, less accumulated depreciation
      of $61,711 and $124,579  (Note 7)                                                   142,877                 1,274,223
Goodwill, less accumulated amortization of $549,970 and $747,000 (Note 3)               6,049,669                17,940,655
Notes receivable - related party, less current portion (Note 3)                           280,000                   262,000
Deferred taxes (Note 9)                                                                    65,280                    65,280
Other assets                                                                              133,022                   242,039
                                                                                     =============        ==================
                                                                                     $ 12,750,090             $  35,946,914
                                                                                     =============        ==================
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                                     DECEMBER 31, 1996        MARCH 31, 1997
                                                                                     -----------------      ------------------
Current Liabilities:                                                                                             (UNAUDITED)
    Loan payable - bank (Note 8)                                                      $    1,400,000          $   2,100,000
    Current portion of notes payable and capital lease obligations                                 -                 70,000
    Accounts payable (Note 5)                                                              1,175,068              6,200,194
    Accrued and other liabilities                                                          1,897,389              2,393,490
    Billings in excess of costs and estimated
         earnings on uncompleted contracts  (Note 6)                                         200,802                523,899
    Customer deposits                                                                              -              3,351,265
    Income taxes payable                                                                     297,860                346,029
                                                                                     ----------------        ---------------
                         Total current liabilities                                         4,971,119             14,984,877

Notes payable and capital lease obligations,
         net of current portion                                                                    -                150,789
                                                                                     ----------------        ---------------
                                                                                           4,971,119             15,135,666
                                                                                     ----------------        ---------------
Stockholders' equity: (Notes 3 and 13)
    Preferred stock; 3,000,000 shares authorized,
          200,000 shares of 6% redeemable convertible,
         $25 stated value per share, issued and outstanding                                        -              5,000,000
    Common stock, $.01 par value, 20,000,000 shares authorized,
          6,725,655 and 8,305,989 outstanding (500,000 shares held in treasury)               72,257                 88,065
    Additional paid-in capital                                                             8,185,410             15,884,410
    Treasury stock                                                                          (715,000)              (715,000)
    Foreign currency translation adjustment                                                        -                 (4,987)
    Retained earnings                                                                        236,304                558,760
                                                                                     ----------------        ---------------
                         Total stockholders' equity                                        7,778,971             20,811,248
                                                                                     ----------------        ---------------
                                                                                      $   12,750,090          $  35,946,914
                                                                                     ================        ===============

           See accompanying notes to consolidated financial statements

              HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                 THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                 MARCH 31,
                                                              1995               1996            1996             1997
                                                          --------------     -------------   --------------   ---------------------
                                                                                              (UNAUDITED)         (UNAUDITED)

Revenues  (Note 12)                                       $   4,980,291      $ 24,367,112    $   1,993,321    $   18,195,826
                                                          --------------     -------------   --------------   ---------------

Cost of revenues  (Notes 10 and 12)                           3,823,779        18,289,924        1,676,801        14,737,150
Selling, general and administrative expenses                  1,619,189         3,218,520          440,431         2,642,864
                                                          --------------     -------------   --------------   ---------------
                                                              5,442,968        21,508,444        2,117,232        17,380,014
                                                          --------------     -------------   --------------   ---------------
       Income (loss) from operations                           (462,677)        2,858,668         (123,911)          815,812
                                                          --------------     -------------   --------------   ---------------

Other income (expense):

  Interest expense                                              (13,007)          (26,101)               -         (34,998)
  Interest income                                               120,257             1,141            2,708           6,008
                                                          --------------     -------------   --------------   ---------------
                                                                107,250           (24,960)           2,708         (28,990)
                                                          --------------     -------------   --------------   ---------------

       Income (loss) before provision for income taxes         (355,427)        2,833,708         (121,203)        786,822

Provision for income taxes  (Note 9)                             25,000           926,325                -         389,366

                                                          --------------     -------------   --------------   ---------------
       Income (loss) from continuing operations                (380,427)        1,907,383         (121,203)        397,456
                                                          --------------     -------------   --------------   ---------------

Discontinued operations:  (Note 4)

       Loss from discontinued operations                       (336,736)          (64,705)               -               -

       Loss on disposal of discontinued operations             (398,806)                -                -               -

                                                          --------------     -------------   --------------   ---------------
       Loss from discontinued operations                       (735,542)          (64,705)               -               -
                                                          --------------     -------------   --------------   ---------------

Net income (loss)                                            (1,115,969)        1,842,678         (121,203)        397,456

       Preferred dividends                                            -                 -                -          75,000

                                                          ==============     =============   ==============   ===============
Net income (loss) applicable to common shareholders       $  (1,115,969)     $  1,842,678    $    (121,203)   $    322,456
                                                          ==============     =============   ==============   ===============
Primary:

      Net income (loss) per share
         from continuing operations                       $       (0.07)     $       0.27    $       (0.02)   $       0.04
                                                          --------------     -------------   --------------   ---------------
      Discontinued operations:
         Loss from operations                                     (0.06)            (0.01)               -               -
         Loss on disposal                                         (0.07)                -                -               -
                                                          --------------     -------------   --------------   ---------------
                                                                  (0.13)            (0.01)               -               -
                                                          --------------     -------------   --------------   ---------------
      Net income (loss) per share                         $       (0.20)     $       0.26    $       (0.02)   $       0.04
                                                          ==============     =============   ==============   ===============

Fully Diluted:

      Net income (loss) per share
         from continuing operations                       $       (0.07)     $       0.26    $       (0.02)   $       0.04
                                                          --------------     -------------   --------------   ---------------
      Discontinued operations:
         Loss from operations                                     (0.06)            (0.01)               -               -
         Loss on disposal                                         (0.07)                -                -               -
                                                          --------------     -------------   --------------   ---------------
                                                                  (0.13)            (0.01)               -               -
                                                          --------------     -------------   --------------   ---------------
      Net income (loss) per share                         $       (0.20)     $       0.25    $       (0.02)   $       0.04
                                                          ==============     =============   ==============   ===============

Weighted average number of common and
  common equivalent shares outstanding                        5,653,052         7,192,361        6,949,556         9,031,214
                                                          ==============      ============   ==============   ===============

          See accompanying notes to consolidated financial statements.

              HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

     YEARS ENDED DECEMBER 31, 1995 AND 1996 AND PERIOD ENDED MARCH 31, 1997


                                                     ------------------------------------------------------------------------
                                                             PREFERRED STOCK                  COMMON STOCK
                                                     -------------------------------------------------------
                                                      NUMBER OF          PAR        NUMBER OF        PAR          TREASURY
                                                       SHARES           VALUE        SHARES         VALUE          STOCK
                                                     -----------------------------------------------------------------------

   BALANCE, JANUARY 1, 1995                                -        $       -       4,625,655      $46,257       $       -

   Issuance of 2.5 million shares in
       connection with acquisition (Note 3)                -                -       2,500,000       25,000               -

   Sale of available-for-sale securities                   -                -               -           -                -

   Net loss                                                -                -               -           -                -

                                                     ----------------------------------------------------------------------
   BALANCE, DECEMBER 31, 1995                              -                -       7,125,655       71,257               -

   Purchase of treasury stock (Note 13)                    -                -      (1,000,000)           -       (1,152,500)

   Sale of treasury stock (Note 13)                        -                -         500,000            -          437,500

   Stock issued in settlement of
       service contract liability (Note 13)                -                -          75,000          750                -

   Stock options issued for consulting
       services (Note 13)                                  -                -               -            -                -

   Exercise of stock options and warrants                  -                -          25,000          250                -

   Net income                                              -                -               -            -                -
                                                     -----------------------------------------------------------------------

   BALANCE, DECEMBER 31, 1996                              -                -       6,725,655       72,257         (715,000)
                                                     -----------------------------------------------------------------------

   Exercise of stock options
       and warrants (unaudited) (Note 13)                  -                -         330,000        3,000                 -

   Stock issued in connection with
       acquisition (Note 3) (unaudited)              200,000        5,000,000       1,250,000       12,808                 -

   Foreign currency
       translation adjustment (unaudited)                  -                -               -            -                -

   Stock options issued for consulting
       services (unaudited)                                -                -               -            -                -

   Net income (unaudited)                                  -                -               -            -                -

                                                     ----------------------------------------------------------------------------

   BALANCE, MARCH 31, 1997                           200,000        5,000,000       8,305,655       88,065         (715,000)
                                                     ============================================================================

                                                     ------------------------------------------------------------------------------
                                                                        FOREIGN        UNREALIZED
                                                       ADDITIONAL       CURRENCY        LOSS ON       RETAINED           TOTAL
                                                        PAID IN        TRANSLATION     MARKETABLE      EARNINGS       STOCKHOLDERS'
                                                        CAPITAL         ADJUSTMENT     SECURITIES      (DEFICIT)         EQUITY
                                                     ------------------------------------------------------------------------------

   BALANCE, JANUARY 1, 1995                           $4,590,285      $     -         $(52,938)     $ (490,405)     $  4,093,199

   Issuance of 2.5 million shares in
       connection with acquisition (Note 3)            3,275,000            -                -               -         3,300,000

   Sale of available-for-sale securities                       -            -           52,938               -            52,938

   Net loss                                                    -            -  -             -      (1,115,969)       (1,115,969)

                                                     ------------------------------------------------------------------------------
   BALANCE, DECEMBER 31, 1995                          7,865,285            -                -      (1,606,374)        6,330,168

   Purchase of treasury stock (Note 13)                        -            -                -               -        (1,152,500)

   Sale of treasury stock (Note 13)                       62,500            -                -               -           500,000

   Stock issued in settlement of
       service contract liability (Note 13)              149,250            -                -               -           150,000

   Stock options issued for consulting
       services (Note 13)                                 44,000            -                -               -            44,000

   Exercise of stock options and warrants                 64,375            -                -               -            64,625

   Net income                                                  -            -                -       1,842,678         1,842,678
                                                     ------------------------------------------------------------------------------

   BALANCE, DECEMBER 31, 1996                          8,185,410            -                -         236,304         7,778,971
                                                     ------------------------------------------------------------------------------

   Exercise of stock options
       and warrants (unaudited) (Note 13)                742,000            -                -               -           745,000

   Stock issued in connection with
       acquisition (Note 3) (unaudited)                6,941,000            -                -               -        11,953,808

   Foreign currency
       translation adjustment (unaudited)                      -       (4,987)               -               -            (4,987)

   Stock options issued for consulting
       services (unaudited)                               16,000            -                -               -            16,000

   Net income (unaudited)                                      -            -                -         322,456            322,456

                                                     ------------------------------------------------------------------------------

   BALANCE, MARCH 31, 1997                            15,884,410       (4,987)               -         558,760         20,811,248
                                                     ==============================================================================

See accompanying notes to consolidated financial statements.

              HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEAR ENDED DECEMBER 31,
                                                                       1995            1996
                                                                ----------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                             $  (1,115,969)    $   1,842,678
  Adjustments to reconcile net income (loss) to net cash
    used for operating activities:
    Depreciation and amortization                                     178,801           404,114
    Provision for losses on accounts receivable                       125,366          (101,000)
    Write off of accounts receivable                                        -                 -
    Loss on disposal of discontinued operations                       398,806                 -
    Realized loss on sale of securities                                52,938                 -
    Stock options issued for services                                       -            44,000
    Deferred income taxes                                                   -           (65,280)
    (Increase) decrease in current assets:
      Accounts receivable                                            (539,439)       (1,447,005)
      Notes receivable                                                      -                 -
      Current assets of discontinued operations                      (145,317)          145,317
      Costs and estimated earnings in excess of billings                    -                 -
          on uncompleted contracts                                   (129,734)       (2,047,173)
      Advances to vendors                                                   -                 -
      Prepaid and other current assets                                182,029          (290,632)
      Other assets                                                     (9,632)          (81,014)
    Increase (decrease) in current liabilities:
      Accounts payable                                                495,158           134,481
      Accrued and other liabilities                                   360,172           862,204
      Billings in excess of costs and estimated earnings                    -                 -
          on uncompleted contracts                                   (640,175)         (419,772)
      Customer deposits                                                     -                 -
      Accrued loss on disposal of discontinued operations                   -          (398,806)
      Income taxes payable                                                  -           297,860

                                                                --------------    --------------
NET CASH USED FOR OPERATING ACTIVITIES                               (786,996)       (1,120,028)
                                                                --------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Sale of marketable securities                                  3,047,243                 -
     (Purchase) sale of short term marketable securities             (715,000)          715,000
     Payment for acquisition, net of acquired cash                    125,966                 -
     Purchase of property and equipment                               (40,819)          (65,682)
                                                                --------------    --------------
NET CASH PROVIDED BY INVESTING ACTIVITIES                           2,417,390           649,318
                                                                --------------    --------------

                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                         1996                 1997
                                                                  ----------------       ------------
                                                                     (UNAUDITED)          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                               $     (121,203)        $  322,456
  Adjustments to reconcile net income (loss) to net cash
    used for operating activities:
    Depreciation and amortization                                        127,166            260,078
    Provision for losses on accounts receivable                         (101,000)            10,000
    Write off of accounts receivable                                           -            (83,050)
    Loss on disposal of discontinued operations                                -                  -
    Realized loss on sale of securities                                        -                  -
    Stock options issued for services                                          -             16,000
    Deferred income taxes                                                      -                  -
    (Increase) decrease in current assets:
      Accounts receivable                                                462,430          (2,433,508)
      Notes receivable                                                   (25,000)                  -
      Current assets of discontinued operations                          145,317                   -
      Costs and estimated earnings in excess of billings                       -                   -
          on uncompleted contracts                                        83,225             (57,143)
      Advances to vendors                                                      -            (190,306)
      Prepaid and other current assets                                   105,951            (159,051)
      Other assets                                                         6,025             (82,038)
    Increase (decrease) in current liabilities:
      Accounts payable                                                   103,316             409,483
      Accrued and other liabilities                                      (54,659)            (32,200)
      Billings in excess of costs and estimated earnings                       -                   -
          on uncompleted contracts                                      (351,221)            323,097
      Customer deposits                                                        -              74,223
      Accrued loss on disposal of discontinued operations               (398,806)                  -
      Income taxes payable                                                     -              42,020
                                                                 ----------------        --------------
NET CASH USED FOR OPERATING ACTIVITIES                                   (18,459)         (1,579,939)
                                                                 ----------------        --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Sale of marketable securities                                             -                   -
     (Purchase) sale of short term marketable securities                 715,000                   -
     Payment for acquisition, net of acquired cash                             -             688,925
     Purchase of property and equipment                                        -            (207,896)
                                                                 ----------------        --------------

NET CASH PROVIDED BY INVESTING ACTIVITIES                                715,000             481,029
                                                                 ----------------        --------------

          See accompanying notes to consolidated financial statements.

               HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           YEAR ENDED DECEMBER 31,
                                                                          1995              1996
                                                                     -------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from borrowings on loan payable - bank                      455,926         $ 1,400,000
    Repayment of loan payable - bank                                           -            (455,926)
    Purchase of  treasury stock                                                -          (1,152,500)
    Proceeds from sale of treasury stock                                       -             500,000
    Note receivable                                                   (2,574,521)                  -
    Proceeds from borrowings on notes payable                                  -                   -
    Repayment of notes payable and capital lease obligations                   -                   -
    Proceeds from issuance of stocks and warrants                              -              64,625
NET CASH PROVIDED BY (USED FOR)
                                                                     ------------        -----------
    FINANCING ACTIVITIES                                              (2,118,595)            356,199
                                                                     ------------        -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                        -                   -
                                                                     ------------        -----------
NET (DECREASE) INCREASE  IN CASH                                        (488,201)           (114,511)

CASH, BEGINNING OF PERIOD                                                878,903             390,702
                                                                     ------------        -----------

CASH, END OF PERIOD                                                  $   390,702         $   276,191
                                                                     ============     ==============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:

Cash paid during the period for:
     Interest                                                        $    12,486         $    26,101
     Income taxes                                                              -             696,324

NON-CASH TRANSACTIONS:

Fair value (including goodwill) of net assets acquired                 5,450,000                   -
Stock issued for assets acquired                                      (3,300,000)                  -
Note payable for assets acquired                                      (2,150,000)                  -

Stock issued in settlement of service contract liability                       -             150,000
Settlement of debt by issuance of stock                                        -            (150,000)


                                                                              THREE MONTHS ENDED
                                                                                   DECEMBER 31,
                                                                           1996                   1997
                                                                      ---------------  -------------------
                                                                       (UNAUDITED)             (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from borrowings on loan payable - bank                          -                    700,000
    Repayment of loan payable - bank                                  (455,926)                         -
    Purchase of  treasury stock                                       (437,500)                         -
    Proceeds from sale of treasury stock                                324,700                         -
    Note receivable                                                           -                         -
    Proceeds from borrowings on notes payable                                 -                    59,078
    Repayment of notes payable and capital lease obligations                  -                   (13,033)
    Proceeds from issuance of stocks and warrants                             -                   745,000
NET CASH PROVIDED BY (USED FOR)
                                                                    -----------------       -------------
    FINANCING ACTIVITIES                                               (568,726)               1,491,045
                                                                    -----------------       -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                       -                   (4,987)
                                                                    -----------------       -------------
NET (DECREASE) INCREASE  IN CASH                                        127,815                  387,148

CASH, BEGINNING OF PERIOD                                               390,702                  276,191
                                                                    -----------------       -------------

CASH, END OF PERIOD                                                 $   518,517             $    663,339
                                                                    =================       =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:

Cash paid during the period for:
     Interest                                                       $         -             $     35,442
     Income taxes                                                             -                  307,125

NON-CASH TRANSACTIONS:

Fair value (including goodwill) of net assets acquired                        -               11,953,190
Stock issued for assets acquired                                              -              (11,953,190)
Note payable for assets acquired                                              -                        -

Stock issued in settlement of service contract liability                      -                        -
Settlement of debt by issuance of stock                                       -                        -


          See accompanying notes to consolidated financial statements.

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997)
--------------------------------------------------------------------------------
1.    ORGANIZATION AND
      BASIS OF PRESENTATION

                  Over the past two years, Hospitality Worldwide Services Inc., (the "Company") has evolved from a lighting fixture design, manufacturing and installation company formerly know as Light Savers, U.S.A., Inc., into an organization dedicated to providing a broad range of outsourcing services to the hospitality industry. These services include the procurement of hotel furniture, fixtures and equipment and the reorder of hotel operating supplies and equipment. In addition, the Company is also engaged in all aspects of the hotel renovation business. In August 1995, the Company acquired the assets comprising the business of Hospitality Restoration and Builders, Inc. ("HRB"), and in January 1997, the Company acquired The Leonard Parker Company and affiliates ("LPC"), including its then subsidiary, Parker Reorder Corporation ("Parker Reorder").

                  Founded in 1969, LPC provides procurement services to hotel owners, operators and developers in the United States and internationally. HRB has provided a wide variety of renovation services to the hospitality industry for over 18 years. Parker Reorder provides hotel properties with the ability to order, on an as needed basis, any and all of the products used by such properties.

                  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, HRB, as of December 31, 1996, and HRB, LPC and Parker Reorder as of March 31, 1997. All significant intercompany balances and transactions have been eliminated.

2.   SUMMARY OF  SIGNIFICANT
     ACCOUNTING POLICIES

ESTIMATES

                  The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

                  The consolidated financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 are presented as unaudited. In the opinion of management, these financial statements include all adjustments necessary to present fairly the information set forth therein. These adjustments consist solely of normal recurring accruals. The interim results of operations for the three months ended March 31, 1997 and 1996 are not necessarily indicative of the results to be expected for the full year or for any other interim period.

REVENUE RECOGNITION

          Renovation

                  The Company recognizes revenues and earnings on contracts using the percentage of completion method, based primarily on contract costs incurred to date compared to total estimated contract costs.

                  To the extent contracts extend over one year, revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. Assets and liabilities related to contracts are included in current assets and current liabilities in the accompanying consolidated balance sheet, as they will be liquidated in the normal course of contract completion, although this may require more than one year.

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)
--------------------------------------------------------------------------------

                  Revenues on short-term contracts are recognized based on the completed contract method, results of which are not materially different than the percentage of completion method for such contracts.

                  At the time a loss on a contract becomes known, the amount of the estimated ultimate loss on both short and long-term contracts is accrued.

                  Claims  (cost  recoveries  from  construction   projects)  are
recorded when realization is probable and the amount can be reliably estimated.

     Procurement

                  Revenues are recognized two ways; (i) as a purchaser and reseller of products, the Company recognizes all revenues associated with the products it purchases at the time of shipment of the respective product, and
(ii) when the Company acts as an agent, revenue is recognized as service fee income at the time the service is provided. Revenues include both resale of product and service fee income.

                  Customer deposits consist of amounts remitted to the Company by customers as deposits on specific contracts.

PROPERTY AND EQUIPMENT

                  Property and equipment is recorded at cost and shown net of depreciation. The Company provides for depreciation using the straight-line method over estimated useful lives (generally 3-7 years) for financial reporting purposes, and the accelerated method for income tax reporting purposes.

GOODWILL

                  Goodwill is amortized on a straight-line basis over its estimated useful life of 17-30 years. The Company periodically evaluates goodwill based upon the expected undiscounted cash flow from the acquired business.

NET INCOME (LOSS) PER SHARE OF COMMON STOCK

                  Net income (loss) per share of common stock was computed by dividing the earnings (loss) by the weighted average number of common shares and common stock equivalents outstanding during the period.

INCOME TAXES

                  The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities, if any, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)
--------------------------------------------------------------------------------
FOREIGN CURRENCY

                  The Company has foreign subsidiaries operating in South Africa and Asia. With respect to the financial statements, foreign affiliates assets and liabilities are translated to United States dollars ("U.S. $") at the rate prevailing on the balance sheet dates and the income statements have been translated from the functional currency to U.S. $ using an average exchange rate for the applicable period. Results of this translation process are accumulated as a separate component of stockholders' equity. Exchange gains or losses are included in operating expense in the accompanying consolidated statements of operations.

CASH AND CASH EQUIVALENTS

                  The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

LONG-LIVED ASSETS

                  In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", which requires that certain long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. This standard is effective for fiscal years that begin after December 15, 1995. The Company's adoption of this pronouncement on January 1, 1996 did not have a material impact on the Company's consolidated financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The carrying values of financial instruments including cash and cash equivalents, accounts receivable, loan payable - bank, accounts payable, and other liabilities approximate fair value due to the relatively short maturities of these instruments. Due to the nature of the transaction and the relationship of the parties involved, it is not practical to determine the fair value of the note receivable - related party.

STOCK OPTIONS

                  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS No.123"), "Accounting for Stock-Based Compensation", which allows a choice of either the intrinsic value method or the fair value method of accounting for employee stock options. The Company has chosen to continue the use of the intrinsic value method. Expenses related to stock options issued to nonemployees are accounted for using the fair value at the date of grant as required by SFAS No. 123.

RECENT ACCOUNTING STANDARD

                  In March 1997, the Financial Accounting Standards Board issued Statement of Financial Standards No. 128 ("SFAS No. 128"), "Earnings Per Share". SFAS No. 128 specifies the computation, presentation and disclosure requirements for earnings per share. SFAS No. 128 is effective for periods ending after December 15, 1997. The adoption of this statement is not expected to have a material effect on the consolidated financial statements.

PRESENTATION OF PRIOR YEAR DATA

                  Certain reclassifications have been made to conform prior year data with the current presentation.

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)
--------------------------------------------------------------------------------
3.     ACQUISITION OF BUSINESS

HRB

                  On August 1, 1995, the Company acquired substantially all of the assets and business and assumed certain liabilities of AGF Interior Services Co. (d/b/a Hospitality Restoration and Builders) ("AGF") through its newly formed subsidiary corporation, HRB. HRB provides interior and exterior cosmetic renovations and maintenance for hotel and hospitality customers nationwide.

                  The aggregate consideration for the acquisition was $5,450,000. As finally determined, the purchase price consists of a $2,150,000 promissory note payable to AGF over five years, bearing interest at 8% per annum and 2,500,000 shares of the Company's common stock, delivered to AGF and issued in the name of AGF's sole stockholder, Watermark Investments Ltd. ("Watermark"). The acquisition resulted in goodwill of $6,599,639, which is being amortized on a straight-line basis over its estimated useful life of 17 years. The acquisition was accounted for as a purchase with the results of HRB included in the consolidated financial statements from the acquisition date.

                  On May 23, 1995, the Company loaned AGF $2,500,000, evidenced by a promissory note ("Note Receivable"), payable over five years and bearing interest at 8% per annum. On April 12, 1996, the Company and Watermark agreed to offset the $2,150,000 note payable and the $2,500,000 note receivable, with a net balance of $350,000 receivable in 60 equal monthly installments with interest at 7% per annum with payments commencing January 1997.

LPC

                  On January 10, 1997, the Company acquired LPC, a purchasing company for the hospitality industry that acts as an agent for the purchase of goods and services for its customers which include major hotels and management companies worldwide. The purchase price of approximately $12,400,000, which is subject to downward adjustment based on the net worth of LPC as of December 31, 1996, consisted of 1,250,000 newly issued shares of Common Stock of the Company, and 200,000 shares of newly issued 6% redeemable convertible preferred stock, $25 stated value per share ("LPC Preferred"). (See Note 13(a)). The acquisition was accounted for as a purchase, with the results of LPC included in the consolidated financial statements from the acquisition date. The cost in excess of net assets acquired (goodwill) was $12,088,016, and is being amortized over 30 years using the straight-line method.

                  The following pro forma consolidated financial information has been prepared to reflect the acquisition of the assets and business of AGF, and the acquisition of LPC. The pro forma financial information is based on the historical financial statements of the Company, AGF, and LPC, and should be read in conjunction with the accompanying footnotes. The accompanying pro forma operating statements are presented as if the transactions occurred January 1, 1995. The pro forma financial information is unaudited and is not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as of January 1, 1995, and neither is it necessarily indicative of the results of operations for future periods.

xx
                    HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)
--------------------------------------------------------------------------------

---------------------------------------------------- -------------------------------------------------------
                                                               Year Ended                Three months ended
                                                               December 31,                  March 31,
(Unaudited)                                            1996               1995                 1996
------------------------------------------------------------------------------------------------------------

Net revenues                                      $ 83,067,724        $  52,302,770     $ 12,604,793
Net income (loss) from continuing operations
     applicable to common shares                  $  1,435,165        $  (2,376,220)    $     41,269
Net income (loss) per share from continuing
     operations
                                                  $       0.17        $       (0.28)    $       0.01
----------------------------------------------------------------------------- ---- -------------------- ----

              The above unaudited pro forma consolidated financial
            information has been adjusted to reflect the following:

1. HRB - amortization of goodwill, as generated by the acquisition, over a 17-year period, interest income on the $350,000 note receivable, elimination of the interest income on the $2,500,000 funds used in connection with the acquisition from January 1 to July 31, 1995 and the issuance of 2,500,000 common shares in the transaction. The impact of outstanding stock options was not included in the calculation of net loss per share since the effect would be antidilutive.

2. LPC - amortization of goodwill as generated by the acquisition, over a 30 year period, adjustments to reflect LPC's officers' employment agreements entered into at the date of acquisition, dividends of 6% on the LPC Preferred and additional income taxes on LPC's pro forma income, and the issuance of 1,250,000 common shares in the transaction.

4.     DISCONTINUED OPERATIONS

                  In  December  1995,  the  Company   determined  to  focus  its
resources on its hospitality and restoration business and discontinue its lighting business. On February 26, 1996, the Company entered into a divestiture agreement with its former President. In accordance with the agreement, the Company disposed of the lighting business, together with its accounts receivable, inventory and fixed assets to the former President, who also assumed certain liabilities. Additionally, in accordance with the agreement, the following occurred: (i) the Company repurchased 500,000 shares of common stock from the former President for $250,000 with a market value of $437,500; (ii) the Company retained the former President as a consultant for a three year period at an annual salary of $100,000, (iii) the former President granted to the Company the option to purchase an additional 1,000,000 shares of common stock over a two year period at a 33% discount from the average trading price for the prior 20 trading days prior to purchase, but not below certain minimum set prices.

                  In 1995, the Company incurred a loss on disposal of discounted operations of $398,806, which primarily includes the present value of the amounts payable to the former President. Revenues of the lighting business segment for 1995 were $530,000. In 1996, the Company incurred additional losses from discontinued operations of $64,705.

5.    ACCOUNTS RECEIVABLE/ACCOUNTS PAYABLE

                  Accounts receivable include retainages (amounts withheld by customers until completion of projects) amounting to $585,000 as of December 31,1996, and $625,000 as of March 31, 1997, on contracts which are collectible upon the acceptance by the owner, and are anticipated to be collected in their entirety in 1997.

The Company withholds a portion of payments due subcontractors as retainages ($181,528 at December 31, 1996 and $156,000 as of March 31, 1997). The
subcontractor balances are paid when the Company collects its retainages receivable.

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)

--------------------------------------------------------------------------------

6.   COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Billings on uncompleted contracts in excess of costs and estimated earnings represent deferred revenue and consist of:

                                                                    December 31, 1996   March 31, 1997
------------------------------------------------------------------------------------------------------
                                                                                         (unaudited)

        Costs incurred on uncompleted contracts                     $ 19,962,133       $21,418,400

        Estimated earnings                                             7,027,729         8,392,978

        Billings to date                                             (25,013,757)      (28,101,227)
---------------------------------------------------------------------------------------------------

        Costs on uncompleted contracts in excess of billings
        and estimated earnings                                      $  1,976,105       $  1,710,151
---------------------------------------------------------------------------------------------------

        Included in the accompanying consolidated balance sheet under the following captions:

        Costs and estimated earnings in excess of
        billings on uncompleted contracts                           $  2,176,907       $ 2,234,050

        Billings in excess of costs and estimated
        earnings on uncompleted contracts                               (200,802)         (523,899)
---------------------------------------------------------------------------------------------------

                                                                    $  1,976,105       $ 1,710,151
---------------------------------------------------------------------------------------------------

7.      PROPERTY AND EQUIPMENT

      Major classes of property and equipment consist of the following:

                                                                    December 31, 1996  March 31, 1997
------------------------------------------------------------------------------------------------------
                                                                                        (unaudited)
      Furniture and fixtures                                        $    52,048        $     267,487
      Office equipment                                                  134,153              502,533
      Computer Software                                                       -              403,349
      Leasehold improvements                                             18,387              225,433
-----------------------------------------------------------------------------------------------------
                                                                        204,588            1,398,802
      Less: Accumulated depreciation                                    (61,711)            (124,579)
-----------------------------------------------------------------------------------------------------
                                                                    $   142,877        $   1,274,223
-----------------------------------------------------------------------------------------------------

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)
--------------------------------------------------------------------------------

8.      BORROWINGS

      A.      PAYABLE - BANK

                        In 1996, the Company secured a line of credit ("line") with a bank, which expires September 30, 1997. The line provides for borrowings up to $2.2 million, with interest at prime + 1/2% (8.75% at December 31, 1996 and 9% at March 31, 1997) and is collateralized by all Company assets. At December 31, 1996, and March 31 1997, the Company had an outstanding balance of $1.4 million and $2.1 million, respectively, on the line. LPC also has available a $1,000,000 line of credit with a bank, which bears interest at prime + .25% and is secured by LPC's accounts receivable. There was no borrowing under this line of credit at March 31, 1997. The Company is currently negotiating a new line of credit with a bank for up to $6,000,000 that would replace the current line of credit.

      A.     LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

  March 31,                                                       1997
  ---------------------------------------------------------------------

  Prime plus 3/4% (9% at March 31, 1997) note payable
  with a financial institution, principal and interest
  due monthly, matures June 1998 secured
  by certain assets of LPC                                   $  70,833

  19 1/2% note payable, principal and interest due
  monthly, matures August 2001, collateralized by
  property and equipment
                                                                19,465
  9 3/4% capital lease obligation, payable in monthly
  installments of $1,578, expiring in August 2001,
  collateralized by telephone equipment                         68,725


  Other                                                         61,766
  ---------------------------------------------------------------------
                                                               220,789
  Less current maturities                                       70,000
  ---------------------------------------------------------------------
                                                             $ 150,789
  ---------------------------------------------------------------------

9.    PROVISION FOR INCOME TAXES

Provision for income taxes consists of the following:

                                                                                       Three months ended
                                       Year ended December 31,                             March 31,
                                 ----------------------------------------------------------------------------------------
                                            1995                    1996                    1996                    1997
------------------------------------------------------------------------------------------------- -----------------------
Current:                                                                             (unaudited)             (unaudited)
                    Federal       $         -              $  620,929            $          -              $  304,177
                    State              25,000                 370,676                       -                  85,189
                                 ----------------         ---------------         ---------------         ---------------
                                       25,000                 991,605                       -                 389,366

Deferred:
           Federal and State                -                 (65,280)                      -                       -
-------------------------------------------------------------------------------------------------------------------------
                                  $    25,000              $  926,325            $          -               $ 389,366
-------------------------------------------------------------------------------------------------------------------------

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)
--------------------------------------------------------------------------------

The following is a reconciliation of the Company's income taxes based on the statutory rate and the actual provision for income taxes:

                                                                                                                 Three months ended
                                                                ----------------------------------------------- -------------------
                                                                Year ended December 31,                            March 31,
---------------------------------------------------------- ---- ----------------------------------------------- -------------------
                                                                      1995           1996             1996           1997
                                                                                                   (unaudited)     (unaudited)

Statutory Federal income tax @ 34%                           $     (120,845)     $    963,640     $ (41,209)     $  267,519

Increase (decrease) resulting from:

   State and local taxes, net of Federal tax benefit                 16,500          239,027                        56,224

   Nondeductible goodwill amortization and expenses                  28,000           56,861         11,390         45,707

   Valuation allowance                                              101,345        (339,120)

   Other                                                                  -            5,917         29,819         19,916
------------------------------------------------------------------------------------------------------------- --------------
Provision for income taxes                                   $       25,000     $    926,325     $        -     $  389,366
------------------------------------------------------------------------------------------------------------- --------------

                  At December 31, 1995 there was a deferred tax asset of $339,120 primarily resulting from net operating loss carry forwards and non deductible accruals. The full amount of the deferred tax asset was offset by a valuation allowance due to uncertainties with achieving future profitable operations. The valuation allowance was decreased by $339,120 during 1996 due to the Company's profitability during 1996, and an assessment that it is more-likely-than-not that operations will continue to generate taxable income.

                  The primary tax effects of the temporary differences, which give rise to the Company's net deferred tax asset, are as follows:

                 December 31,                             1996
                ---------------------------------- ------------

                Accrued liabilities             $      87,280

                Goodwill amortization                (22,000)

                                                --------------
                                                 $    65,280
                                                --- -----------

10.      RELATED PARTY TRANSACTIONS

                  The Company hired Interstate Interior Services ("Interstate") as a subcontractor on certain of its projects. The President of Interstate is the sister of one of the Company's officers. During 1996 and from August 1, 1995, the date of the acquisition of the assets comprising the business of HRB, to December 31, 1995, the Company paid fees of $172,786 and $712,137, respectively, to Interstate.

                  During 1996 and for the three months ended March 31, 1997, the Company performed renovation services for Watermark, the Company's major shareholder. As of December 31, 1996 and March 31, 1997 the Company had a receivable balance of $492,124 and $200,000, respectively from, Watermark. The December 31, 1996 balance was paid in full during the first quarter of 1997.

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)
--------------------------------------------------------------------------------

11.      COMMITMENTS

         (A)    LEASE COMMITMENTS

                        The Company leases office space in New York, California and Florida, which expire at various dates through 2007.

                        The aggregate future minimum lease payments due under operating leases are as follows:

         December 31,
--------------------------------------------------------------------------------
         1997                                                  $    $765,404
         1998                                                        911,174
         1999                                                        867,020
         2000                                                        784,318
         2001                                                        688,318
         Thereafter                                                1,121,931
--------------------------------------------------------------------------------
                                                               $   5,138,165
--------------------------------------------------------------------------------

                  Rent expense for the years ended December 31, 1995 and 1996 and for the three months ended March 31, 1996 and 1997 was $120,534, $88,000, $141,000 and $234,000, respectively.

      (B)   EMPLOYMENT AGREEMENTS

         The Company has employment agreements with eight management personnel, which expire at various periods through January 1, 2000. The agreements call for annual compensation of $1,550,000.

12.     MAJOR CUSTOMERS AND  SUBCONTRACTOR

                  Most of the Company's customers are in the hospitality industry with a few of them accounting for a substantial portion of annual revenues. As a result, the trade accounts receivable and costs in excess of billings subject the Company to concentration of credit risk. As of December 31, 1996, two customers accounted for approximately 80% and 65% of accounts receivable and costs in excess of billings, respectively. As of March 31, 1997, one customer accounted for 10.4% of accounts receivable and three customers accounted for 89% of costs in excess of billings.

                  The two largest customers of the Company for the year ended December 31, 1996 accounted for 49% and 31% of net revenues, and the four largest customers for the year ended December 31, 1995 accounted for 23%, 19%, 18%, and 14% of net revenues. For the period ended March 31, 1997 the Company had two customers which accounted for 31% of net revenues, and for the period ended March 31, 1996, the four largest customers accounted for 21%, 17%, 14% and 12% of net revenues.

                  During 1996, 35% of the Company's cost of revenues were costs charged by one subcontractor.

13.      STOCKHOLDERS' EQUITY

                  (a) Preferred Stock

                  In connection with the acquisition of LPC, the Company designated and issued 200,000 shares of LPC Preferred. Holders of the LPC Preferred have the right at such holders' option, at any one time during the period from January 11, 1998 to January 10, 2000, to convert all of such holder's shares of LPC Preferred into (i) such whole number of shares of Common Stock equal to the product of 25, which represents the stated value of the LPC

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)
--------------------------------------------------------------------------------

Preferred, and the number of such holder's of LPC Preferred , divided by the average closing sale price for the Common Stock for the 20 trading days immediately prior to the date written notice of the holder's intention to exercise the conversion option is given (the "Conversion Rate"); provided, however, that in no case shall the number of shares of Common Stock into which each share of LPC Preferred may be converted be less than five or greater than 25 or (ii) such whole number of shares of Common Stock, par value $1.00 per share, of Parker Reorder (the "Parker Common Stock") equal to 9.80% of the outstanding shares of Parker Common Stock as calculated immediately after such conversion.

         The Company is restricted from paying or declaring any dividends on any capital stock other than the LPC Preferred issued in connection with the acquisition of LPC ,so long as such LPC Preferred is outstanding.

         So long as any of the LPC Preferred remains outstanding, the holders of the LPC Preferred shall be entitled to receive out of the cumulative net profit, as defined, of Parker Reorder a cash payment (the "participating dividends") equal to 20% of the cumulative net profit, as defined, from January 1, 1997 of Parker Reorder, less all participating dividends previously paid to the holders of the LPC Preferred .

         (b) Common Stock

         On January 26, 1994, the Company completed its initial public offering ("IPO") of 1,437,500 shares of Common Stock at a price of $3.00 per share less an underwriter's discount of 10%. This included an additional 187,500 shares purchased by the underwriter on an over-allotment option grant, which was exercised simultaneously with the completion of the offering. Proceeds of the IPO, net of commissions of $431,250 and other related expenses of $486,958 (of which $265,016 was recorded in 1993 as deferred costs), were $3,394,292.

         The underwriter received warrants to purchase 125,000 shares exercisable at $3.60 per share for a period of four years commencing one year from the effective date of the IPO. Additionally, the Company reimbursed the underwriter on a non-accountable basis for its expense in the amount of 3% of the gross proceeds of the IPO.. During 1996, 12,500 warrants were exercised. For the three months ended March 31, 1997 an additional 70,834 warrants were exercised.

         On February 28, 1996, the Company engaged a financial advisor until December 31, 1997. As compensation for such engagement, the Company granted the financial advisor a five-year option to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share and agreed to pay a retainer of $10,000 per month for at least one year. The fair value of the options of $44,000 has been recorded as prepaid consulting and is being amortized over a two year period, the term of the agreement, ending February 28, 1998. A director of the Company is also a managing director of the financial advisor. On January 15, 1997, the financial advisor exercised 200,000 options resulting in $400,000 of additional capital to the Company.

         In March 1996 in accordance with the divestiture agreement between the Company and its former President, the Company repurchased 500,000 shares of Common Stock for $250,000 with a market value of $437,500.

         In April 1996, the Company consummated a private placement of the 500,000 shares of Common Stock for aggregate gross proceeds of $500,000.

         In September 1996, the Company issued 75,000 shares to two former consultants to the discontinued lighting business in settlement of the unexpired portion of their service agreements.

         In October 1996, in accordance with the divestiture agreement between the Company and its former President, the Company repurchased an additional 500,000 shares of Common Stock for $715,000.

         During  the  quarter  ended  March  31,  1997,   330,000  options  were
exercised, including 200,000 options by the financial advisor, for total proceeds to the Company of $745,000.

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)
--------------------------------------------------------------------------------
14.    STOCK OPTION PLAN

         At December 31, 1996, the Company has three stock option plans, which are described below. As permitted by Statement of Financial Accounting Standards No. 123, the Company applies APB Opinion 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for the plans. Under APB Opinion 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation cost is recognized.

         During 1994, the Company's Board of Directors adopted the 1994 Non-Statutory Stock Option Plan (the "1994 Plan") for purposes of issuance of up to 100,000 shares of the Company's Common Stock to certain key employees or consultants. With respect thereto, options to purchase 85,000 shares at $1.275 per share were granted and 50,000 of such options remain outstanding, and are currently exercisable and expire on October 3, 1999. The 1994 Plan was retired, and there are no options available for grant. Additionally, during 1995 the Company granted 75,000 non Plan options at $1.275 per share of which 50,000 options remain outstanding and are currently exercisable. The remaining non plan options expire on March 15, 2000.

         On September 26, 1996, the Company's Board of Directors adopted the 1996 Stock Option Plan (the "Plan") for issuance of up to 1,700,000 shares of the Company's Common Stock for the purpose of providing incentive to the officers and employees of the Company who are primarily responsible for the management and growth of the Company. Each option granted pursuant to the Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option". The Company granted 1,191,500 options under the Plan since adoption at an average grant price of $3.62 per share, of which 18,250 options have been exercised to date and 447,500 are currently exercisable.. The term for each option granted is determined by the Stock Option Committee, which is composed of two or more members of the Board of Directors, provided the maximum length of the term of each option granted will be no more than ten years. The Company has available 508,500 shares for grant under the Plan.

         On September 26, 1996, the Company's Board of Directors adopted, and the shareholders approved, the 1996 Outside Directors' Stock Option Plan (the "Outside Directors' Plan") for the issuance of up to 250,000 shares of the Company's Common Stock for the purpose of securing for the Company and its shareholders the benefits arising from stock ownership by its outside directors. Subject to shareholder approval, each outside director who becomes an outside director after March 1, 1996 shall receive an initial grant of an option to purchase 15,000 shares of Common Stock. To the extent that shares of Common Stock remain available for the grant of options under the Outside Directors' Plan on April 1 of each year, beginning on April 1, 1997, each outside director shall be granted an option to purchase 10,000 shares of Common Stock. Options granted under the Outside Directors' Plan shall be exercisable in three equal installments beginning on the first anniversary of the grant date. The Company granted options to purchase 100,000 shares under the Outside Directors' Plan at an average grant price of $4.10, of which none are currently exercisable . The Company has available 150,000 shares for grant under the Outside Directors Plan.

         SFAS No. 123, requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value-based method prescribed in SFAS Statement 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995 and 1996, respectively: no dividends paid for all years; expected volatility of 40%; risk-free interest rate of 6.41%; and expected lives of 2 years.

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)
--------------------------------------------------------------------------------

         Under the accounting provisions of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

                                                    1996               1995
                                                 -----------        ----------
           Net income (in thousands)
                 As reported                     $  1,843            $  (1,116)
                 Pro forma                       $  1,583            $  (1,182)

           Primary earnings per share
                 As reported                     $   0.26            $   (0.20)
                 Pro forma                       $   0.22            $   (0.21)

         The following table contains information on stock options for the three year period ended December 31, 1996, and the three months ended March 31, 1997.

                                                                                   Exercise                Weighted
                                                       Option                   price range                 average
                                                       Shares                     per share          exercise price
-------------------------------------------------------------- ----------------------------- -----------------------
Outstanding, January 1, 1994                                -                             -                       -
Granted                                                85,000                        $1.275                  $1.275
Exercised                                                   -                             -                       -
Canceled                                                    -                             -                       -
-------------------------------------------------------------- ----------------------------- -----------------------
Outstanding, December 31, 1994                         85,000                        $1.275                  $1.275
Granted                                                75,000                        $1.275                  $1.275
Exercised                                                   -                             -                       -
Canceled                                                    -                             -                       -
-------------------------------------------------------------- ----------------------------- -----------------------
Outstanding, December 31, 1995                        160,000                        $1.275                  $1.275
Granted                                             1,491,500                $2.00 to $2.75                   $2.50
Exercised                                            (12,500)               $1.275 to $2.75                   $1.57
Canceled                                                    -                             -                       -
-------------------------------------------------------------- ----------------------------- -----------------------
Outstanding, December 31, 1996                      1,639,000               $1.275 to $2.75                   $2.38
Granted (unaudited)                                   260,000                         $6.75                   $6.75
Exercised (unaudited)                               (259,500)              $1.275 to  $2.75                   $1.89
Canceled (unaudited)                                    -                             -                       -
============================================================== ============================= =======================
Outstanding, March 31, 1997 (unaudited)             1,639,500               $1.275 to $6.75                   $3.15
============================================================== ============================= =======================

Exercisable at year-end
      1994                                             85,000                        $1.275                  $1.275
      1995                                            120,000                        $1.275                  $1.275
      1996                                          1,120,000                $2.00 to $2.75                   $2.21


                                                                                 1996 Stock            1996 Outside
                                                    1994 PLAN                   OPTION PLAN          DIRECTORS PLAN
Available for future grants at December 31,
      1994                                                  -                             -                       -
      1996                                                  -                       768,500                 190,000

                                                 Exercise price                Exercise price                   Total
                                               LESS THAN MARKET               EQUAL TO MARKET                 OPTIONS
Weighted-average fair value of:
      Options granted in 1995                               -                         $0.60                   $0.60
      Options granted in 1996                               -                         $0.82                   $0.82

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS (UNAUDITED WITH
                     RESPECT TO THE THREE MONTHS ENDED MARCH
                               31, 1996 AND 1997)
--------------------------------------------------------------------------------

The following table summarizes information about stock options outstanding at December 31, 1996.

    Range of exercise prices                         $1.275-$2.75
    Outstanding options
          Number outstanding
               at December 31, 1996                     1,649,000
          Weighted-average remaining
               contractual life (years)                      4.30
          Weighted-average exercise price                   $2.38

    Exercisable options
          Number outstanding
               at December 31, 1996                     1,120,000
          Weighted-average exercise price                   $2.21

15.   SUBSEQUENT EVENTS (Unaudited)

                  (a) In May 1997, the Company borrowed $2.2 million from Findim Investments S.A. ("Findim") for a period of six months at an interest rate of 12% per annum, interest payable monthly commencing June 1, 1997. Upon maturity, the Company must remit the principal balance plus any unpaid interest. In the event the Company cannot pay the balance due at maturity, the Company will have to issue 500,000 shares of its Common Stock to Findim in settlement of all amounts owed. Findim is required to sell those shares and apply the net proceeds therefrom against principal plus accrued and unpaid interest. Any surplus of such net proceeds, after payment of principal and interest, shall be paid over to the Company. Proceeds from the borrowing were used to exercise an option to purchase 500,000 shares of Common Stock from Tova Schwartz, the Company's former President and Chief Executive Officer.

                  (b) In May 1997, the Company entered into an Agreement to Joint Venture (the "JV Agreement") with Apollo Real Estate Advisors II, L.P. ("Apollo") and Watermark. The purpose of the joint venture is to identify, acquire, renovate, refurbish and sell hotel properties. The joint venture intends to own and operate the properties only for the time necessary to upgrade and market them for resale. As an inducement to enter the JV Agreement, the Company issued to Apollo a seven year warrant to purchase 750,000 shares of Common Stock at $8.115 per share. The warrant expires in 2004. The warrant is currently exercisable as to 250,000 shares and becomes exercisable as to the remaining 500,000 shares in increments of 100,000 shares for every $7,500,000 of incremental revenue realized by the Company from the joint venture. Pursuant to the JV Agreement, Watermark will receive a management fee of 1.5% of all costs incurred by the joint venture on each project, other than soft costs such as interest, taxes etc.

                  At date of execution, the fair value of the 250,000 currently exercisable warrants was approximately $1,300,000, which will be recorded as an intangible asset and amortized over a period of five years, the minimum term of the JV Agreement, beginning in the second quarter of 1997. The remaining 500,000 warrants will not be valued until vesting occurs, at which time the fair value of the vested warrants will be charged to operations.

                  (c) The Company is pursuing a public offering of its securities. The proposed offering presently contemplates the sale of 2,500,000 shares of Common Stock at $8.625 per share. The Company has filed a registration statement on Form SB-2 for the offering of such shares.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Leonard Parker Company and Affiliates


We have  audited  the  accompanying  combined  balance  sheet of Leonard  Parker
Company and Affiliates as of December 31, 1996, and the related combined statements of operations, stockholders' equity and cash flows for each of the two years ended December 31, 1996 and 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We did not audit the financial statements of Leonard Parker Company (Africa) (Propriety) Limited, a foreign affiliate, which statements reflect total assets of $597,378 as of December 31, 1996, and total revenues of $1,039,762 and $311,062 for the two years ended December 31, 1996 and 1995, respectively. Those statements were audited by other auditors whose unqualified auditor's report has been furnished to us, and our opinion insofar as it relates to the amounts included for such affiliate, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of Leonard Parker Company and Affiliates as of December 31, 1996, and the results of their operations and their cash flows for each of the two years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.




                                                         /s/ BDO Seidman, LLP
                                                         --------------------
Miami, Florida                                           BDO Seidman, LLP
February 27, 1997

REPORT OF THE INDEPENDENT AUDITORS TO THE MEMBERS


Leonard Parker Company and Affiliates


We have audited the annual financial statements set out on pages two to eight. These financial statements are the responsibility of the Company's Directors. Our responsibility is to report on these financial statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that, in all material respects, fair presentation is achieved in the financial statements. An audit includes an evaluation of the appropriateness of the accounting policies, an examination, on a test basis, of evidence supporting the amounts and disclosures included in the financial statements, an assessment of the reasonableness of significant estimates and a consideration of the appropriateness of the overall financial statement presentation. We consider that our audit procedures were appropriate in the circumstances to express our opinion presented below.

In our opinion these financial statements fairly present the financial position of the Company at December 31, 1996, and the results of its operations and cash flow information for the year then ended in conformity with generally accepted accounting practice and in the manner required by the Companies Act.



                                                     /s/ Fotinakis Phitidis
                                                     ----------------------
Johannesburg                                            Fotinakis Phitidis
March 14, 1997                                      Chartered Accountants (SA)

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                                          COMBINED BALANCE SHEET


December 31,                                                                 1996
----------------------------------------------------------------------------------

ASSETS

CURRENT
  Cash                                                                 $    781,221
  Restricted cash                                                           188,779
  Accounts receivable - (net of allowance of $336,000)                    6,128,047
  Prepaid expenses and other current assets                                 660,561
-----------------------------------------------------------------------------------

Total current assets                                                      7,758,608

Property and equipment, net                                                 986,475
-----------------------------------------------------------------------------------

                                                                       $  8,745,083
-----------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
  Accounts payable                                                     $  4,619,765
  Accrued expenses                                                          326,031
  Current maturities of long-term debt and capital lease obligation          65,198
  Customer deposits                                                       3,277,038
-----------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                 8,288,032

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION, LESS CURRENT MATURITIES        108,861
-----------------------------------------------------------------------------------

Total liabilities                                                         8,396,893
-----------------------------------------------------------------------------------

COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS
-----------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
 Common stock                                                                72,382
 Retained earnings                                                          285,954
 Cumulative foreign currency translation adjustment                         (10,146)
------------------------------------------------------------------------------------

Total stockholders' equity                                                  348,190
-----------------------------------------------------------------------------------

                                                                       $  8,745,083
-----------------------------------------------------------------------------------

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                               COMBINED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31,                                                          1995                       1996
-------------------------------------------------------------------------------------------------------------------
NET SALES                                                              $    43,862,635        $        56,890,803

COST OF SALES                                                               40,785,288                 51,881,883
-------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                                 3,077,347                  5,008,920

Service fees                                                                 1,280,844                  1,809,809

Operating expenses                                                          (4,462,775)                (8,516,311)
-------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                          (104,584)                (1,697,582)

Interest income                                                                145,425                    259,251

Interest expense                                                               (24,601)                   (18,572)

Other expense                                                                  (25,752)                   (49,694)
-------------------------------------------------------------------------------------------------------------------

Loss before income taxes                                                        (9,512)                (1,506,597)

Provision for foreign taxes                                                      2,281                     45,571
-------------------------------------------------------------------------------------------------------------------

NET LOSS                                                               $       (11,793)       $        (1,552,168)
-------------------------------------------------------------------------------------------------------------------

Proforma
  Loss before income taxes                                                      (9,512)                (1,506,597)
  Benefit for income taxes                                                       2,281                    439,205
-------------------------------------------------------------------------------------------------------------------

Proforma net loss                                                      $        (7,231)       $        (1,067,392)
-------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                     COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                       CUMULATIVE
                                                                                          FOREIGN            TOTAL
                                                                                         CURRENCY           STOCK-
                                                            COMMON         RETAINED   TRANSLATION         HOLDERS'
                                                             STOCK         EARNINGS    ADJUSTMENT           EQUITY
-------------------------------------------------------------------------------------------------------------------


Balance at January 1, 1995                              $   71,782   $    3,211,536  $      9,880   $    3,293,198

Capital contribution                                           600                -             -              600

Distributions                                                    -         (480,000)            -         (480,000)

Net loss                                                         -          (11,793)            -          (11,793)

Foreign currency translation
adjustment                                                       -                -       (10,804)         (10,804)
-------------------------------------------------------------------------------------------------------------------


Balance at December 31, 1995                                72,382        2,719,743          (924)       2,791,201

Distributions                                                    -         (881,621)            -         (881,621)

Net loss                                                         -       (1,552,168)            -       (1,552,168)

Foreign currency translation
adjustment                                                       -                -        (9,222)          (9,222)
-------------------------------------------------------------------------------------------------------------------


Balance at December 31, 1996                            $   72,382   $      285,954  $    (10,146)  $      348,190
-------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                               COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,                                                          1995                       1996
-------------------------------------------------------------------------------------------------------------------


OPERATING ACTIVITIES:
  Net loss                                                             $       (11,793)       $        (1,552,168)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
      Loss on disposal of assets                                                25,752                     49,694
      Depreciation and amortization                                            167,825                    185,355
      Property distribution treated as compensation                                  -                    528,663
      Changes in assets and liabilities:
        Decrease (increase) accounts receivable                              8,144,218                 (3,241,743)
        Decrease (increase) in prepaid expenses
         and other current assets                                              943,560                   (248,158)
        (Decrease) increase in accounts payable                             (4,804,282)                 3,197,341
        (Decrease) increase in accrued expenses                                 (2,981)                   268,917
        Decrease in customers deposits and advances                         (1,177,588)                  (478,787)
-------------------------------------------------------------------------------------------------------------------

Cash provided by (used in) operating activities                              3,284,711                 (1,290,886)
-------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
  Net purchases of property and equipment                                     (303,520)                  (633,427)
  Increase in cash surrender value of officers
    life insurance                                                             (59,505)                   (65,412)
  Purchases of securities                                                     (200,000)                  (202,046)
-------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                         (563,025)                  (900,885)
-------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                                           600                          -
  Restricted deposits                                                                -                   (188,779)
  Distributions to shareholders                                               (480,000)                   (31,621)
  Payments of long-term debt and capital lease obligation                      (67,491)                  (125,409)
  Proceeds of long-term debt and capital lease obligation                       48,276                     16,061
-------------------------------------------------------------------------------------------------------------------

Cash used in financing activities                                             (498,615)                  (329,748)
-------------------------------------------------------------------------------------------------------------------

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                               COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,                                                          1995                       1996
-------------------------------------------------------------------------------------------------------------------

Net (decrease) increase in cash                                              2,223,071                 (2,521,519)
Effect of exchange rate changes in cash                                        (10,804)                    (9,222)
Cash, at beginning of year                                                   1,099,695                  3,311,962
-------------------------------------------------------------------------------------------------------------------

Cash, at end of year                                                   $     3,311,962        $           781,221
-------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL INFORMATION:
Cash Paid During the Year For:
  Interest                                                             $        11,820        $            16,202

  Income Taxes                                                         $        10,538        $            38,009

  Capital lease obligation incurred                                    $             -        $            74,665

  Non-cash distribution of assets to stockholders                      $             -        $         1,439,568
-------------------------------------------------------------------------------------------------------------------


SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                                  SUMMARY OF ACCOUNTING POLICIES



DESCRIPTION OF
BUSINESS THE LEONARD PARKER COMPANY (THE COMPANY) WAS ORGANIZED IN 1976 UNDER THE LAWS OF THE STATE OF FLORIDA, OPERATING AS A PURCHASING AGENT FOR HOTEL FURNISHINGS. IN RECENT YEARS, THE COMPANY HAS EXPANDED ITS OPERATIONS OVERSEAS AND IS CURRENTLY DOING BUSINESS IN SOUTH AFRICA AND ASIA IN ADDITION TO ITS DOMESTIC OPERATIONS. (SEE NOTE 6).

AFFILIATES AND
BASIS OF
PRESENTATION             TO FACILITATE THE OPERATIONS IN TWO OF THESE COUNTRIES,
                         TWO NEW COMPANIES  WERE FORMED AND BEGAN DOING BUSINESS
                         DURING 1994.  LEONARD PARKER COMPANY  PACIFIC/ASIA PTE.
                         LTD.  OPERATES IN SINGAPORE AND LEONARD  PARKER COMPANY
                         (AFRICA)   (PROPRIETARY)   LIMITED  OPERATES  IN  SOUTH
                         AFRICA.  DURING 1995,  PARKER REORDER  CORPORATION  WAS
                         FORMED IN THE UNITED  STATES.  ALL THREE  COMPANIES ARE
                         COLLECTIVELY KNOWN AS THE "AFFILIATES."

                         THE FOREIGN AFFILIATES' FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED
                         ACCOUNTING PRINCIPLES TRANSLATED TO UNITED STATES DOLLARS (U.S. $) USING A METHODOLOGY CONSISTENT WITH STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 52, FOREIGN CURRENCY TRANSLATION. ASSETS AND LIABILITIES ARE TRANSLATED TO U.S. $ AT THE RATE PREVAILING ON THE BALANCE SHEET DATES AND THE INCOME STATEMENTS HAVE BEEN TRANSLATED FROM THE FUNCTIONAL CURRENCY TO U.S. $ USING AN AVERAGE EXCHANGE RATE FOR THE APPLICABLE PERIOD. RESULTS OF THIS TRANSLATION PROCESS ARE ACCUMULATED AS A SEPARATE COMPONENT OF STOCKHOLDERS' EQUITY. EXCHANGE LOSSES (APPROXIMATELY $19,000 AND $13,000 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995, RESPECTIVELY) ARE INCLUDED IN OPERATING EXPENSE IN THE ACCOMPANYING COMBINED STATEMENTS OF OPERATIONS.

PRINCIPLES OF
COMBINATION              THE ACCOMPANYING  COMBINED FINANCIAL STATEMENTS INCLUDE
                         THE ACCOUNTS OF THE COMPANY AND THE AFFILIATES,  ALL OF
                         WHICH   ARE   UNDER   COMMON   CONTROL.    INTERCOMPANY
                         TRANSACTIONS  AND  BALANCES  HAVE  BEEN  ELIMINATED  IN
                         COMBINATION.

ACCOUNTS
RECEIVABLE               THE  COMPANIES  PROVIDE  AN  ALLOWANCE  FOR  LOSSES  ON
                         RECEIVABLES  BASED ON A REVIEW OF THE CURRENT STATUS OF
                         EXISTING   RECEIVABLES   AND   HISTORICAL    COLLECTION
                         EXPERIENCE,  AND CONSIDER  THE CURRENT  PROVISION TO BE
                         ADEQUATE.

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                                  SUMMARY OF ACCOUNTING POLICIES

PROPERTY AND
EQUIPMENT                PROPERTY AND  EQUIPMENT ARE RECORDED AT COST AND LEASED
                         EQUIPMENT  UNDER  CAPITAL  LEASES  IS  RECORDED  AT THE
                         PRESENT  VALUE OF FUTURE LEASE  PAYMENTS.  DEPRECIATION
                         AND  AMORTIZATION  ARE PROVIDED BY THE  ACCELERATED AND
                         STRAIGHT-  LINE  METHODS  OVER  THE  ESTIMATED   USEFUL
                         ECONOMIC  LIVES OF THE  ASSETS,  RANGING  FROM  FIVE TO
                         EIGHT YEARS.

RESTRICTED CASH          RESTRICTED  CASH CONSISTS OF DEPOSITS TO  COLLATERALIZE
                         OBLIGATIONS UNDER CERTAIN CONTRACTS.

REVENUE
RECOGNITION              REVENUES ARE  RECOGNIZED AT THE TIME OF SHIPMENT OF THE
                         RESPECTIVE  MERCHANDISE  OR AT THE TIME THE  SERVICE IS
                         PROVIDED DEPENDING ON THE CONTRACT.

                         CUSTOMER DEPOSITS CONSIST OF AMOUNTS REMITTED TO THE COMPANY BY CUSTOMERS AS DEPOSITS ON SPECIFIC CONTRACTS.

INCOME TAXES             THE  COMPANY,  WITH THE  CONSENT  OF ITS  SHAREHOLDERS,
                         ELECTED TO BE TAXED AS AN S  CORPORATION.  SHAREHOLDERS
                         OF AN S  CORPORATION  ARE TAXED ON THEIR  PROPORTIONATE
                         SHARE OF THE COMPANY'S TAXABLE INCOME.  ACCORDINGLY, NO
                         PROVISION FOR FEDERAL OR STATE INCOME TAX IS REQUIRED.

                         TWO OF THE AFFILIATES ARE SUBJECT TO TAXATION IN SOUTH AFRICA AND SINGAPORE RESPECTIVELY, AND ACCORDINGLY CALCULATE AND REPORT TAX CHARGES IN ACCORDANCE WITH APPLICABLE STATUTORY REGULATIONS.

                         THE PROFORMA BENEFIT FOR INCOME TAXES REPRESENTS THE ESTIMATED INCOME TAXES THAT WOULD HAVE BEEN REPORTED HAD THE COMPANY NOT BEEN AN S CORPORATION AND HAD BEEN SUBJECT TO FEDERAL AND STATE INCOME TAXES.

                         APPROXIMATELY $1,300,000 OF THE COMPANY'S DOMESTIC LOSS CAN BE CARRIED BACK AND USED TO OFFSET PREVIOUS TAXABLE INCOME. REALIZATION OF THE REMAINING LOSS CARRYFORWARD IS NOT CONSIDERED MORE LIKELY THAN NOT. ACCORDINGLY, A VALUATION ALLOWANCE HAS BEEN ESTABLISHED FOR THE CARRY FORWARD PORTION.

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                                  SUMMARY OF ACCOUNTING POLICIES

USE OF ESTIMATES         THE   PREPARATION   OF  THE  FINANCIAL   STATEMENTS  IN
                         CONFORMITY   WITH   GENERALLY    ACCEPTED    ACCOUNTING
                         PRINCIPLES  REQUIRES  MANAGEMENT TO MAKE  ESTIMATES AND
                         ASSUMPTIONS  THAT EFFECT THE REPORTED AMOUNTS OF ASSETS
                         AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS
                         AND THE  REPORTED  AMOUNTS  OF  REVENUES  AND  EXPENSES
                         DURING  THE  REPORTING  PERIOD.  ACTUAL  RESULTS  COULD
                         DIFFER FROM ESTIMATED AMOUNTS.

FINANCIAL
INSTRUMENTS              THE CARRYING AMOUNTS OF FINANCIAL INSTRUMENTS INCLUDING
                         CASH,   ACCOUNTS   RECEIVABLE   AND  ACCOUNTS   PAYABLE
                         APPROXIMATED  FAIR  VALUE DUE TO THE  RELATIVELY  SHORT
                         MATURITY.

LONG-LIVED ASSETS        IN MARCH 1995, THE FINANCIAL ACCOUNTING STANDARDS BOARD
                         ISSUED STATEMENT OF FINANCIAL  ACCOUNTING STANDARDS NO.
                         121,  "ACCOUNTING  FOR  THE  IMPAIRMENT  OF  LONG-LIVED
                         ASSETS AND FOR  LONG-LIVED  ASSETS TO BE DISPOSED  OF",
                         WHICH  REQUIRES  THAT  CERTAIN   LONG-LIVED  ASSETS  BE
                         REVIEWED FOR IMPAIRMENT  WHENEVER  EVENTS OR CHANGES IN
                         CIRCUMSTANCES INDICATE THAT THE CARRYING AMOUNT MAY NOT
                         BE  RECOVERABLE.  THIS STANDARD IS EFFECTIVE FOR FISCAL
                         YEARS THAT BEGIN AFTER DECEMBER 15, 1995. THE COMPANY'S
                         ADOPTION OF THIS  PRONOUNCEMENT  ON JANUARY 1, 1996 DID
                         NOT HAVE A MATERIAL  IMPACT ON THE  COMPANY'S  COMBINED
                         FINANCIAL STATEMENTS.

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS




1.   PROPERTY AND    PROPERTY AND EQUIPMENT CONSIST OF THE FOLLOWING:
        EQUIPMENT

                     DECEMBER 31,                                  1996
------------------------------------------------------------------------------
                     Office equipment                          $   592,445
                     Furniture and fixtures                        466,858
                     Computer software                             369,577
                     Leasehold improvements                        203,022
                     Telephone equipment under capital leases       74,665
                     Vehicles                                       39,329
------------------------------------------------------------------------------

                                                                 1,745,896
                     Less:  accumulated depreciation
                            and amortization                       759,421
------------------------------------------------------------------------------

                                                               $   986,475
------------------------------------------------------------------------------

2. LONG-TERM DEBT    Long-term debt and lease obligations consists of:
   AND CAPITAL
   LEASE
   OBLIGATIONS       DECEMBER 31,                                        1996
                     -----------------------------------------------------------

                     Prime + 3/4% (9 1/4% at December 31, 1996)
                     note payable with a financial institution,
                     principal and interest due monthly,
                     matures June 1998, secured by all
                     corporate assets.                               $    83,333

                     19 1/2% note payable, principal and
                     interest due monthly, matures
                     August 2001, collateralized
                     by property and equipment.                           19,989

                     9 3/4% capital lease obligation, payable
                     in monthly installments of $1,578,
                     expiring in August 2001,
                     collateralized by telephone equipment                70,737
--------------------------------------------------------------------------------

                                                                         174,059
                     Less current maturities                              65,198
--------------------------------------------------------------------------------

                                                                      $  108,861
------------------------------------------------------------------------------

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS



                      At December 31, 1996, maturities of notes payable and capital lease obligations are as follows:

                      YEARS ENDED DECEMBER 31,                          AMOUNT
--------------------------------------------------------------------------------

                      1997                                        $   65,198
                      1998                                            50,620
                      1999                                            19,438
                      2000                                            21,886
                      2001                                            16,917
--------------------------------------------------------------------------------

                                                                  $  174,059
--------------------------------------------------------------------------------

                      The Company has available a revolving line of credit with a bank for up to $2 million collateralized by accounts receivable. The line of credit has a rate of prime + 1/2% and is payable monthly. This agreement is renewed annually. The agreement matures in July 1997. As of December 31, 1996, no amounts are outstanding under this agreement.

3.  COMMITMENTS       The  Company  and  Affiliates   rent  office  space  under
    AND               non-cancelable  operating leases expiring in 2001.  Future
    CONTINGENCIES     minimum   payments  under  all  lease  agreements  are  as
                      follows:

                      YEARS ENDED DECEMBER 31,                          AMOUNT
--------------------------------------------------------------------------------

                      1997                                        $  607,000
                      1998                                           626,000
                      1999                                           625,000
                      2000                                           572,000
                      2001                                           476,000
--------------------------------------------------------------------------------

                                                                  $2,906,000
--------------------------------------------------------------------------------

                      Rent expense totalled approximately $463,000 and $537,000 in 1995 and 1996, respectively.

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS



                      The Company, acting as agent for two of its customers, maintains two repurchase agreement accounts in the name of the Company as agent for the customers. These accounts are used to fund the purchases of merchandise. The balance in these accounts as of December 31, 1996, totaled approximately $22,000.

                      The Company is currently a defendant of a lawsuit for copyright infringement. The claimant is seeking an award of $100,000 per infringement and there are two alleged copyrights in the suit. Management and the Company's counsel believe that the Company has defenses in this matter and that it will not have a material adverse effect on these financial statements.

                      The Florida Department of Revenue has assessed the Company with a sales tax deficiency in the amount of approximately $237,000, including penalties and interest. The Company is appealing the assessment. Management has provided for approximately $209,000 in connection with this matter. However, the Company intends to vigorously defend this matter.

4.  STOCKHOLDERS'     Common  stock  consists of the  following  at December 31,
    EQUITY            1996 and 1995:

                                                             SHARES      AMOUNT
                      ----------------------------------------------------------

                      Leonard Parker Company, Inc.,
                      1000 shares authorized,
                      $10 par value                              100    $ 1,000

                      Leonard Parker Company (Africa)
                      (Proprietary) Limited,
                      1,000 shares authorized, R$1 par value       6          2

                      Leonard Parker Company Pacific/Asia
                      PTE Ltd., 100,000 shares authorized,
                      S$1 par value                          100,000     70,780

                      Parker Reorder Corporation,
                      10,000 shares authorized, $1 par value     600        600
                      ----------------------------------------------------------

                                                             100,706   $ 72,382
                      ----------------------------------------------------------

                      R$ - South African Rand
                      S$ - Singapore Dollar

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

                      During December 1996, the stockholders received a distribution of assets with a book value of approximately $1,440,000 of which approximately $850,000 was recorded as a dividend and approximately $590,000 was recorded as compensation and other expenses. Furthermore, additional bonuses of approximately $1,446,000 were paid in 1996.

5.  SIGNIFICANT       For 1995 and 1996, one customer  accounted for 13% and 11%
    CUSTOMERS         of combined revenues, respectively.

6.  FOREIGN           Information  about the  Company's  operations in different
    OPERATIONS        geographic areas for the years ended December 31, 1995 and
                      1996 is as follows:

                                     UNITED                                     SOUTH
                                     STATES                SINGAPORE            AFRICA      COMBINED
------------------------------------------------------------------------------------------------------

Year ended December 31, 1995:
  Sales                          $ 43,554,034             $    132,398       $  176,203    $43,862,635
------------------------------------------------------------------------------------------------------

  Operating income (loss)        $    (83,223)            $    (25,866)      $    4,505    $  (104,584)
------------------------------------------------------------------------------------------------------

  Income (loss) before
   income taxes                  $     10,546             $    (25,952)      $    5,894    $    (9,512)
-------------------------------------------------------------------------------------------------------

  Identifiable assets            $  8,024,892             $    104,111       $  106,304    $ 8,235,307
------------------------------------------------------------------------------------------------------

Year ended December 31, 1996:
  Sales                          $ 55,993,092             $    103,838       $  793,873    $56,890,803
------------------------------------------------------------------------------------------------------

  Operating income (loss)        $ (1,638,614)            $   (167,927)      $  108,959    $(1,697,582)
-------------------------------------------------------------------------------------------------------

  Income (loss) before
   income taxes                  $ (1,472,437)            $   (161,974)      $  127,714    $(1,506,697)
-------------------------------------------------------------------------------------------------------

  Identifiable assets            $  8,094,877             $     52,850       $  597,356    $ 8,745,083
-------------------------------------------------------------------------------------------------------

                                                          LEONARD PARKER COMPANY
                                                                  AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

7.  SUBSEQUENT        On January 9, 1997,  the  Leonard  Parker  Company and its
    EVENTS            affiliates collectively entered into an agreement to merge with a New York corporation.

                      At the time of closing the stockholders of the Company converted the common stock of the Company into an aggregate of (a) 1,250,000 shares of common stock of the New York corporation; and (b) 200,000 shares of preferred stock, stated value of $25 per share of the New York corporation.

No dealer, salesperson or any other person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby by anyone in any state in which such offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create any implication that information contained herein is correct as of any date subsequent to the date hereof.


                 TABLE OF CONTENTS

                                                    PAGE
Prospectus Summary....................................3
Risk Factors..........................................9
Disclosure Regarding Forward-Looking Statements......13
Use of Proceeds......................................13
Price Range of Common Stock..........................14
Dividend Policy......................................14
Capitalization.......................................15
Selected Historical and Pro Forma Financial Data.....16
Management's Discussion and Analysis of
    Financial Condition and Results of Operations....18
Business.............................................23
Management...........................................31
Certain Transactions.................................36
Principal Shareholders...............................37
Description of Securities............................39
Shares Eligible for Future Sale......................40
Underwriting.........................................41
Legal Matters........................................42
Experts..............................................43
Additional Information...............................43
Change in Accountants................................43
Pro Forma Financial Statements......................P-1
Financial Statements................................F-1


                                2,500,000 SHARES




                                     [LOGO]


                              HOSPITALITY WORLDWIDE
                                 SERVICES, INC.



                                  COMMON STOCK



                           ---------------------------
                                   PROSPECTUS
                           ---------------------------


                            JEFFERIES & COMPANY, INC.



                                 _________, 1997

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, to the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Article Three of the Company's Certificate of Incorporation, as amended, provides, in general, that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the NYBCL, as the same may be amended and supplemented. Section 402(b) of the NYBCL provides that the certificate of incorporation of a New York corporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he is not legally entitled or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the NYBCL.

         Article XII of the Company's By-Laws, as amended, provides that the Company shall, to the fullest extent now or hereafter permitted by the New York Business Corporation Law, indemnify any director or officer who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is serving or served in any capacity at the request of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses (other than underwriting discounts and commissions) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the registration fee and NASD filing fee, all amounts shown are estimates.


Registration fee...............................................     $7,432.53
NASD filing fee................................................      2,952.73
Nasdaq listing expenses........................................     30,000.00
Blue Sky fees and expenses (including legal and filing fees)...     15,000.00
Printing expenses..............................................    125,000.00
Transfer agent and registrar fees and expenses.................      5,000.00
Legal fees and expenses (other than Blue Sky)..................    150,000.00
Accounting fees and expenses...................................    110,000.00
Miscellaneous expenses.........................................      4,614.74
                                                                  -----------
         TOTAL.................................................   $450,000.00
                                                                   ==========

Item 26. RECENT SALES OF UNREGISTERED SECURITIES

         (a) The following securities were issued by the Registrant since its inception and prior to the date of filing of this Registration Statement. There were no underwriting discounts or commissions paid in connection with the issuance of any of these securities, except as otherwise noted:


                                Description of           Number of Shares
         Date                 Securities Issued             Sold/Issued            Offering Price       Purchaser
--------------------      -----------------------      -------------------     -------------------     --------------
April 1996                Private Placement of                      75,000             $1.00           Louis K. Adler
                          Common Stock                              75,000             $1.00           George Asch
                                                                   100,000             $1.00           James Pinto
                                                                    83,333             $1.00           John C. Shaw
                                                                    83,333             $1.00           Richard A. Bartlett
                                                                    83,334             $1.00           Jerry Seslowe

September 1996            Common Stock issued                       37,500              N/A            Mark Schindler
                          to former consultants                     37,500              N/A            Eugene Stricker

January 1997              Private Placement of                     300,000              N/A            Leonard Parker
                          Common Stock in                          190,000              N/A            Douglas Parker
                          connection with the                      190,000              N/A            Bradley Parker
                          acquisition of LPC                       190,000              N/A            Philip Parker
                                                                   190,000              N/A            Mitchell Parker
                                                                   190,000              N/A            Gregg Parker

January 1997              Private Placement of                      40,000              N/A            Douglas Parker
                          Redeemable                                40,000              N/A            Bradley Parker
                          Convertible Preferred                     40,000              N/A            Philip Parker
                          Stock in connection                       40,000              N/A            Mitchell Parker
                          with the acquisition of                   40,000              N/A            Gregg Parker
                          LPC

January 1997              Common Stock issued                      200,000             $2.00           Resource Holdings
                          upon exercise of
                          options

         The sales set forth above are claimed to be exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. All certificates representing the shares issued by the Registrant referred to herein and currently outstanding have been properly legended.


Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                                 DESCRIPTION

         1.1 Form of Underwriting Agreement between the Registrant and Jefferies & Company, Inc.

        *3.1 Certificate of Incorporation of the Registrant, as amended.

         3.2               Amended and Restated By-Laws of the Registrant.

       **4.1               Specimen   Certificate  of  the  Registrant's  Common
                           Stock.

         4.2               Form of Underwriter's Warrant Agreement.

         5.1 Opinion of Olshan Grundman Frome & Rosenzweig LLP as to the legality of the securities.

     ***10.1 Asset Purchase Agreement dated as of April 1, 1995, by and among AGF Interior Services Co., Watermark Investments Limited (Bahamas), Watermark Investments Limited (Delaware), Hospitality Restoration and Builders, Inc., the Registrant and Tova Schwartz (Incorporated by reference to the Company's Current Report on Form 8-K dated August 22, 1995).

     ***10.2 Divestiture, Settlement and Reorganization Agreement dated as of February 26, 1996, by and among the Registrant, Hospitality Restoration and Builders, Inc., Watermark Investments Limited (Bahamas), Watermark Investments Limited (Delaware), AGF Interior Services Co., Tova Schwartz, Alan G. Friedberg and Guillermo Montero.

     ***10.3 Memorandum Agreement dated April 12, 1996, by and between the Registrant and Watermark.

     ***10.4 Bill of Sale and Assumption Agreement dated February 26, 1996, by and between the Registrant and Tova Schwartz.

     ***10.5               Consulting  Agreement dated February 28, 1996, by and
                           between  the   Registrant   and   Resource   Holdings
                           Associates, L.P.

    ****10.6               1996 Stock Option Plan.

    ****10.7               Form of Stock  Option  Agreement  for the 1996  Stock
                           Option Plan.

    ****10.8               1996 Outside Directors' Stock Option Plan.

   ****10.9 Form of Stock Option Agreement for the Outside Directors' Stock Option Plan.

   ****10.10               Form of Option Granted to Officers.

  *****10.11               Agreement and Plan of Merger,  dated as of January 9,
                           1997,  by and among The  Leonard  Parker  Company,  a
                           Florida corporation,  Leonard Parker, Douglas Parker,
                           Bradley  Parker,  Philip Parker,  Mitchell Parker and
                           Gregg Parker and LPC Acquisition Corp. a Florida corporation.

     ***10.12 Employment Agreement dated April 1, 1996, by and between the Registrant and Howard G. Anders.


       10.13 Employment Agreement, dated as of January 9, 1997, by and among The Leonard Parker Company, the Registrant and Leonard Parker.

       10.14 Employment Agreement, dated as of January 9, 1997, by and among The Leonard Parker Company, the Registrant and Douglas Parker.

       10.15 Employment Agreement, dated as of January 9, 1997, by and among The Leonard Parker Company, the Registrant and Bradley Parker.

       10.16 Employment Agreement, dated as of January 9, 1997, by and among Parker Reorder Corporation, a Florida corporation ("Parker Reorder"), the Registrant and Philip Parker.

       10.17 Employment Agreement, dated as of January 9, 1997, by and among Parker Reorder, the Registrant and Mitchell Parker.

       10.18 Registration Rights Agreement, dated as of January 9, 1997, by and among the Registrant, Leonard Parker, Douglas Parker, Bradley Parker, Philip Parker, Gregg Parker and Mitchell Parker.

       10.19 Agreement to Joint Venture, dated as of May 12, 1997, by and among Apollo Real Estate Advisors II, L.P., the Registrant and Watermark Investments Limited, LLC.

       10.20 Warrant dated May 12, 1997 issued to Apollo Real Estate Advisors II, L.P.

   *****16.1               Letter from Arthur Andersen LLP dated March 19, 1996.

        21.1               Subsidiaries of the Registrant.

        23.1 Consent of Olshan Grundman Frome & Rosenzweig LLP (included in Exhibit 5.1).

        23.2               Consent  of  BDO  Seidman,   LLP,   certified  public
                           accountants.

        23.3               Consent of Fotinakis Phitidis,  Chartered Accountants
                           (SA).

        24.1 Powers of Attorney (included on signature page to this Registration Statement).

------------------------------------


* Incorporated by reference to the Registrant's Current Report on Form 8-K dated January 24, 1997.

** Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (Registration No. 33- 7094-NY).

*** Incorporated by reference to the Registrant's Form 10-KSB for the fiscal year ended December 31, 1995.

**** Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed on February 12, 1997 (Registration No. 333-21689).

***** Incorporated by reference to the Registrant's Current Report on Form 8-K/A dated March 25, 1996.

Item 28.    UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that it will:

         (1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (2) for determining any liability under Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, the City of New York, State of New York, on the 21st day of July, 1997.

                                     HOSPITALITY WORLDWIDE SERVICES, INC.
                                            (Registrant)

                                     By:  /S/ ROBERT A. BERMAN
                                          --------------------------------------
                                              Robert A. Berman, President, Chief
                                              Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert A. Berman and Howard G. Anders his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                    TITLE                         DATE
          ---------                    -----                         ----

 /S/ ROBERT A. BERMAN
------------------------------  President, Chief Executive        July 21, 1997
     Robert A. Berman           Officer(principal executive
                                officer) and Director

 /S/ LEONARD F. PARKER
------------------------------  Chairman of the Board Officer     July 21, 1997
     Leonard F. Parker

 /S/ HOWARD G. ANDERS
------------------------------  Executive Vice President,         July 21, 1997
     Howard G. Anders           Chief FinancialOfficer
                                (principal financial officer
                                and principal accounting
                                officer) and Secretary

 /S/ DOUGLAS PARKER
------------------------------  President - LPC and Director      July 21, 1997
     Douglas Parker

 /S/ LOUIS K. ADLER
------------------------------  Director                          July 21, 1997
     Louis K. Adler

 /S/ GEORGE ASCH
------------------------------  Director                          July 21, 1997
     George Asch

 /S/ RICHARD A. BARTLETT
------------------------------  Director                          July 21, 1997
     Richard A. Bartlett

/S/  SCOTT KANIEWSKI
------------------------------  Director                          July 21, 1997
     Scott Kaniewski

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549









                                    EXHIBITS




                                       TO


                                    Form SB-2



                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933







                      HOSPITALITY WORLDWIDE SERVICES, INC.
               (Exact name of issuer as specified in its charter)

                                  EXHIBIT INDEX

EXHIBIT NO.                                 DESCRIPTION

         1.1 Form of Underwriting Agreement between the Registrant and Jefferies & Company, Inc.

        *3.1 Certificate of Incorporation of the Registrant, as amended.

         3.2               Amended and Restated By-Laws of the Registrant.

       **4.1               Specimen   Certificate  of  the  Registrant's  Common
                           Stock.

         4.2               Form of Underwriter's Warrant Agreement.

         5.1 Opinion of Olshan Grundman Frome & Rosenzweig LLP as to the legality of the securities.

     ***10.1 Asset Purchase Agreement dated as of April 1, 1995, by and among AGF Interior Services Co., Watermark Investments Limited (Bahamas), Watermark Investments Limited (Delaware), Hospitality Restoration and Builders, Inc., the Registrant and Tova Schwartz (Incorporated by reference to the Company's Current Report on Form 8-K dated August 22, 1995).

     ***10.2 Divestiture, Settlement and Reorganization Agreement dated as of February 26, 1996, by and among the Registrant, Hospitality Restoration and Builders, Inc., Watermark Investments Limited (Bahamas), Watermark Investments Limited (Delaware), AGF Interior Services Co., Tova Schwartz, Alan G. Friedberg and Guillermo Montero.

     ***10.3 Memorandum Agreement dated April 12, 1996, by and between the Registrant and Watermark.

     ***10.4 Bill of Sale and Assumption Agreement dated February 26, 1996, by and between the Registrant and Tova Schwartz.

     ***10.5               Consulting  Agreement dated February 28, 1996, by and
                           between  the   Registrant   and   Resource   Holdings
                           Associates, L.P.

    ****10.6               1996 Stock Option Plan.

    ****10.7               Form of Stock  Option  Agreement  for the 1996  Stock
                           Option Plan.

    ****10.8               1996 Outside Directors' Stock Option Plan.

   ****10.9 Form of Stock Option Agreement for the Outside Directors' Stock Option Plan.

   ****10.10               Form of Option Granted to Officers.

  *****10.11               Agreement and Plan of Merger,  dated as of January 9,
                           1997,  by and among The  Leonard  Parker  Company,  a
                           Florida corporation,  Leonard Parker, Douglas Parker,
                           Bradley  Parker,  Philip Parker,  Mitchell Parker and
                           Gregg Parker and LPC Acquisition Corp. a Florida corporation.

     ***10.12 Employment Agreement dated April 1, 1996, by and between the Registrant and Howard G. Anders.

       10.13 Employment Agreement, dated as of January 9, 1997, by and among The Leonard Parker Company, the Registrant and Leonard Parker.

       10.14 Employment Agreement, dated as of January 9, 1997, by and among The Leonard Parker Company, the Registrant and Douglas Parker.

       10.15 Employment Agreement, dated as of January 9, 1997, by and among The Leonard Parker Company, the Registrant and Bradley Parker.

       10.16 Employment Agreement, dated as of January 9, 1997, by and among Parker Reorder Corporation, a Florida corporation ("Parker Reorder"), the Registrant and Philip Parker.

       10.17 Employment Agreement, dated as of January 9, 1997, by and among Parker Reorder, the Registrant and Mitchell Parker.

       10.18 Registration Rights Agreement, dated as of January 9, 1997, by and among the Registrant, Leonard Parker, Douglas Parker, Bradley Parker, Philip Parker, Gregg Parker and Mitchell Parker.

       10.19 Agreement to Joint Venture, dated as of May 12, 1997, by and among Apollo Real Estate Advisors II, L.P., the Registrant and Watermark Investments Limited, LLC.

       10.20 Warrant dated May 12, 1997 issued to Apollo Real Estate Advisors II, L.P.

   *****16.1               Letter from Arthur Andersen LLP dated March 19, 1996.

        21.1               Subsidiaries of the Registrant.

        23.1 Consent of Olshan Grundman Frome & Rosenzweig LLP (included in Exhibit 5.1).

        23.2               Consent  of  BDO  Seidman,   LLP,   certified  public
                           accountants.

        23.3               Consent of Fotinakis Phitidis,  Chartered Accountants
                           (SA).

        24.1 Powers of Attorney (included on signature page to this Registration Statement).

------------------------------------

* Incorporated by reference to the Registrant's Current Report on Form 8-K dated January 24, 1997.

** Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-7094- NY).

*** Incorporated by reference to the Registrant's Form 10-KSB for the fiscal year ended December 31, 1995.

**** Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed on February 12, 1997 (Registration No. 333-21689).

***** Incorporated by reference to the Registrant's Current Report on Form 8-K/A dated March 25, 1996.